A Message to Shareholders


Dear Shareholder:

At a time when successful investing appears as easy as buying the latest hot stocks, some individual investors may consider "going it alone." Despite convenient new methods of trading securities, we firmly believe in the importance of seeking professional assistance, diversifying, developing a long-term investment strategy and having the patience to stick with it.

By diversifying your investments into a variety of asset classes, you help spread the risk in your portfolio. Diversification improves the chances that some of your investments will perform well, even when others don't. By maintaining a long-term perspective, you stay focused on the big picture. This helps you to avoid falling prey to natural emotional reactions which can cause you to become alternately overly aggressive or conservative, typically at exactly the wrong time in the market cycle.

Another key element to developing a successful investment plan is the expertise of an investment professional. We're certain you have witnessed the media hype surrounding the market gyrations of the past several months. This frequently comes in the form of conflicting advice which leaves investors confused and concerned. We caution our shareholders to ignore media speculation and instead focus on the sound advice of a known and trusted registered representative.

Of course, patience is a virtue when it comes to investing. Though recent equity mutual fund performance may have trailed that of the most widely recognized indices, we think patient shareholders will receive their rewards as investor confidence--lost during the international financial crises of 1998 and the corresponding market fluctuations--is regained.

On a final note, you may already have noticed this letter comes to you under different signature. In March, Stephan Jones retired as President. Named as the new President of Principal Management Corporation and Principal Mutual Funds was Ralph Eucher. At the same time, Mike Beer was named Executive Vice President of Principal Management Corporation.

Ralph joins Principal Mutual Funds after spending five years with the Investment operations of the Principal Financial Group. Ralph has a broad range of prior investment and business leadership experience. Mike has been with the company since 1990, and continues in his role of Chief Operating Officer.

Our home office staff's dedication combined with the strength of our field organization makes us confident that the top notch customer service and quality investment products our shareholders now enjoy will carry on uninterrupted. We look forward to the continued success of the Principal Mutual Funds and our shareholders.

Sincerely,

/s/Ralph C. Eucher                          /s/Mike Beer

Ralph C. Eucher                             Mike Beer
President                                            Executive Vice President &
                                                     Chief Operating Officer




                                Table of Contents

                                                                            Page
Portfolio Managers' Comments...............................................   3

Domestic Growth-Oriented Funds Financial Statements and Highlights
   Statements of Assets and Liabilities....................................  12
   Statements of Operations................................................  14
   Statements of Changes in Net Assets.....................................  16
   Notes to Financial Statements...........................................  18
   Schedules of Investments
     Balanced Fund.........................................................  24
     Blue Chip Fund........................................................  27
     Capital Value Fund....................................................  28
     Growth Fund...........................................................  29
     MidCap Fund...........................................................  31
     Real Estate Fund......................................................  33
     SmallCap Fund.........................................................  34
     Utilities Fund........................................................  36
   Financial Highlights....................................................  38

International Growth-Oriented Funds Financial Statements and Highlights
   Statements of Assets and Liabilities....................................  48
   Statements of Operations................................................  49
   Statements of Changes in Net Assets.....................................  50
   Notes to Financial Statements...........................................  52
   Schedules of Investments
     International Emerging Markets Fund...................................  60
     International Fund....................................................  62
     International SmallCap Fund...........................................  64
   Financial Highlights....................................................  68

Income-Oriented Funds Financial Statements and Highlights
   Statements of Assets and Liabilities....................................  72
   Statements of Operations................................................  74
   Statements of Changes in Net Assets.....................................  76
   Notes to Financial Statements...........................................  78
   Schedules of Investments
     Bond Fund.............................................................  86
     Government Securities Income Fund.....................................  89
     High Yield Fund.......................................................  89
     Limited Term Bond Fund................................................  91
     Tax-Exempt Bond Fund..................................................  93
   Financial Highlights....................................................  98

Money Market Fund Financial Statements and Highlights
   Statements of Assets and Liabilities.................................... 106
   Statements of Operations................................................ 107
   Statements of Changes in Net Assets..................................... 108
   Notes to Financial Statements........................................... 110
   Schedules of Investments
     Cash Management Fund.................................................. 114
   Financial Highlights.................................................... 118

Principal Mutual Funds..................................................... 120


Principal Funds Performance

                              Average Annual Total Returns
                              As of March 31, 1999
                                     1 Year               5 Years             10 Years
                                 with     without     with     without    with      without
                                 sales     sales      sales     sales     sales      sales
        A Shares of:            charge    charge     charge    charge    charge     charge
Balanced                        (1.37)%    3.50%    11.36%     12.44%    10.16%     10.69%
Blue Chip                        3.32      8.41     19.72      20.88     14.26(a)   14.94(a)
Bond                            (0.21)     4.71      7.00       8.04      8.66       9.18
Capital Value                   (4.09)     0.64     18.45      19.60     13.49      14.04
Government Securities Income     1.10      6.09      6.73       7.77      8.41       8.93
Growth                           3.25      8.34     18.76      19.90     17.39      17.96
High Yield                      (7.83)    (3.29)     6.54       7.57      6.47       6.99
International                   (8.36)    (3.84)     9.81      10.87     10.55      11.09
International Emerging Markets (23.16)   (19.37)   (17.63)(b) (15.09)(b)
International SmallCap          (4.22)     0.50      9.04(b)   12.40(b)
Limited Term Bond                4.08      5.66      5.43(c)    5.95(c)
MidCap                         (17.97)   (13.93)    13.09      14.19     14.44      15.00
Real Estate                    (22.73)   (18.92)   (18.90)(d) (15.70)(d)
SmallCap                       (23.25)   (19.47)   (11.02)(d)  (7.51)(d)
Tax-Exempt Bond                 (0.05)     4.88      6.29       7.32      7.26       7.78
Utilities                        1.20      6.19     14.15      15.25     11.17(e)   12.02(e)

                                      1 Year            5 Years
                                  with    without    with      without
        B Shares of:              CDSC*    CDSC*     CDSC*      CDSC*
Balanced                        (1.18)%    2.73%    13.88%(f)  14.18%(f)
Blue Chip                        3.62      7.62     21.79(f)   22.03(f)
Bond                            (0.01)     3.93      8.34(f)    8.69(f)
Capital Value                   (3.83)    (0.10)    21.43(f)   21.68(f)
Government Securities Income     1.35      5.34      8.27(f)    8.63(f)
Growth                           3.85      7.85     22.76(f)   23.00(f)
High Yield                      (7.58)    (4.00)     7.19(f)    7.55(f)
International                   (8.11)    (4.49)    12.44(f)   12.75(f)
International Emerging Markets (23.14)   (19.93)   (17.62)(b) (15.47)(b)
International SmallCap          (4.06)    (0.09)     9.55(b)   11.93(b)
Limited Term Bond                3.96      5.21      5.29(c)    5.51(c)
MidCap                         (17.70)   (14.27)    16.42(f)   16.70(f)
Real Estate                    (22.47)   (19.34)   (18.69)(d) (16.08)(d)
SmallCap                       (23.38)   (20.18)   (11.12)(d)  (8.16)(d)
Tax-Exempt Bond                  0.24      4.24      8.44(f)    8.79(f)
Utilities                        1.42      5.42     17.49(f)   17.76(f)
* Contingent Deferred Sales Charge

        R Shares of:            1 Year               5 Years

Balanced                         2.99%              11.87%(c)
Blue Chip                        7.90               18.92(c)
Bond                             4.06                6.57(c)
Capital Value                   (0.08)              18.34(c)
Government Securities Income     5.28                6.36(c)
Growth                           7.67               18.85(c)
High Yield                      (4.09)               5.02(c)
International                   (4.60)              12.13(c)
International Emerging Markets (19.59)             (15.25)(b)
International SmallCap           0.67               12.52(b)
Limited Term Bond                5.06                5.33(c)
MidCap                         (14.52)               9.09(c)
Real Estate                    (18.76)              15.59(d)
SmallCap                       (19.47)              (7.51)(d)
Utilities                        5.63               14.57(c)


   (a)Partial period,
        from effective date 3/1/91
   (b)   Partial period,
        from effective date 8/29/97
   (c)Partial period,
        from effective date 2/29/96
   (d)   Partial period,
        from effective date 12/31/97
   (e)  Partial period, from effective date 12/16/92
   (f)  Partial period, from effective date 12/9/94

   Total return represents the overall perfor-mance of an investment for a specific period of time, assuming the reinvestment of dividends and capital gains and after applicable expenses. Average annual total returns for A shares are with and without maximum 4.75% sales charge. Average annual total returns for B shares are with and without maximum 4.0% contingent deferred sales charge. Total returns reflect past performance. Past performance does not predict future performance. The investment return and principal value of an investment will fluctuate so that shares, when redeemed, may be worth more or less than their original cost.


MANAGER'S COMMENTS

Principal Management Corporation, the adviser to the Principal funds, is staffed with investment professionals who manage each individual fund. Comments by these individuals in the following paragraphs summarize in capsule form the general strategy and recent results of each fund over the past six months. We believe any Principal fund should, under normal circumstances, represent only a portion of an investor's total investments. For most investors a portfolio should be balanced among stocks, bonds, and cash reserves to fit their own needs and risk tolerance. Those who maintain this balanced approach should be aware of the short-term results, but focus on the long term. Past performance is no guarantee of future results. Fund values will fluctuate so that the shares, upon redemption, may be worth more or less than their original cost.

Growth-Oriented Funds

DOMESTIC GROWTH FUNDS

Principal Balanced Fund

       Marty  Schafer            Judi  Vogel
        [ Photo ]                [  Photo  ]



For five of the past six months earnings momentum and large capitalization growth stocks were the drivers of results in the financial markets. It was a short list of very large cap, high P/E, "glamour growth" stocks (such as Microsoft, MCI WorldCom, Cisco Systems, America On Line) that drove the gains in major stock indices. Small companies and value stocks drastically underperformed this select group. The tables turned in April, however, when a rotation out of growth stocks and into smaller, more economically sensitive cyclical stocks began in earnest. With the price of oil up 50% from its lows a few months earlier, and foreign economies showing signs of stabilization, the specter of global economic risk dissipated. In a very short time the consensus view shifted from that of a muddle along economy to one of stronger than expected global growth and concerns about commodity price inflation. Interest rates moved higher in response to inflation fears, causing bond prices to decline. Investors began taking note of the attractive prices of the heretofore beaten down value stocks, stocks valued at a discount to the overall market, and shifted funds out of large cap growth and into cheaper small cap and value stocks.

For most of the last six months, the Fund's returns suffered from lack of exposure to the market leading mega-cap growth companies. Specifically, the Fund did not hold enough technology and communications services stocks because the Fund's managers felt their lofty valuations already fully reflected the most optimistic of sales and earnings forecasts. The Fund's equity portfolio is positioned primarily in mid- to large-cap value stocks, which have been outperforming since the end of March. Returns of the fixed income portfolio have hovered near breakeven, in line with bond market indices and other fixed income funds. With interest rates up over 0.75% in the last six months, only the more risky, high-yield instruments have mustered positive returns. The Fund continues to be well diversified among corporate bonds, mortgage-backed securities, and reasonably priced common stocks. It is designed to preserve shareholders' capital while providing long term growth.

Principal Blue Chip Fund

       Mark Williams       The Dow Jones Industrial Average crossed into
         [ Photo ]         celebrated  territory as it passed 10,000  for the
                           first  time on March 29 and then  shot  past  11,000
                           a scant 24 trading days later. These historic accomplishments were in part due to stronger than expected earnings released in March and April following some rather cautious utterances by the Fed's Alan Greenspan and many economists earlier in the year.

The Fund turned in a +15.21% return for the six months ended April 30 by continuing to focus on high quality companies with rising earnings. It is difficult or impossible to match the euphoria of the Dow during periods like the one just past and maintain a defensive posture toward the growing downside exposure that looms behind record highs. The Fund's managers believe they have struck a good balance within the Fund to participate in the upside while being mindful of the downside should the markets settle back in the coming months.

Principal Capital Value Fund

     Catherine  Zaharis    The market has seen two distinctly different periods
         [ Photo ]         during the past six months. The beginning of this
                           period was a bounce off the October lows, and an easing of the worries that surrounded the market with the Russian crisis last year. In January, the market quickly bounced back from the concerns in
South America. Growth stocks were continuing their strong march throughout this period as the notion was that people will pay anything for a growth stock. In the last two months that mentality has changed as investors have begun to realize that cyclical companies have some sustainable earnings strength. Cyclical stocks have been ignored for an extended duration and became so inexpensive that the market could no longer ignore valuations. Since March, the value sector, companies valued at a discount to the overall market, has strongly outperformed growth stocks, helping the performance of the Principal Capital Value Fund. However, the tide has not totally changed. There has been a sustained period where growth stocks have done substantially better than value, and the Fund's managers have just begun to retrace this trend. The market is assuming all positives when determining what growth companies are worth. Any disappointment causes a dramatic fall in the price and that is seen in the daily volatility trends within the market. To the extent there are high expectations for growth companies and low expectations for value companies, the Fund's managers continue to find many opportunities within the value area.

The Fund's portfolio continues to have a solid focus on value investing and companies added to this portfolio exhibit many of the traditional value attributes. The Fund managers are looking for companies with valuations below average but have specific opportunities that are unique for that firm.

Value Investing has been an underperforming style the past six months with the primary reason being the size of companies in the portfolio. During more recent periods, the larger the company, the better the stock price has performed. Since the Fund's portfolio holds several companies that would be defined as mid cap in size, these companies have not helped near term performance. The Fund managers feel these are solid investments with strong future opportunities.

Principal Growth Fund

       Mike Hamilton       The five  fundamental  factors that have been the
        [ Photo ]          foundation  of this bull market powered the market to
                           record highs again. The five factors are:moderate but sustainable economic growth, low inflation, low interest rates, financial liquidity and corporate profit growth.

The Fund performed quite strongly over the past six months, with a total return of over 20%. Highlights for the past six months include: Linear Technology +91%, Citigroup +60%, Boston Scientific +56%, Cendant +56%, Marriott International +56%, Amvescap +50%, MCI Worldcom +49%, Chase Manhattan +47%. A common theme among these standouts is that although the market called these companies into question last fall, the Fund managers stuck with them and were eventually rewarded.

Despite several strong performing stocks, the Fund slightly trailed the strong return of the S&P 500 Stock Index. This can be attributed to 1) Technology - not owning AOL and not owning enough of Cisco, 2) Healthcare - the Fund's large position here did not help because healthcare stocks lagged the overall market due to less fear of an economic slow-down, 3) Consumer Staples - Ralston Purina's Energizer Battery Division was weak and pulled the stock down 8%.

Going forward the Fund's managers continue to see good prospectus in the healthcare and financial sectors. Healthcare companies are benefiting from strong demand as the population ages and from spectacular new products that make life better. In financials, managers see companies that are more prudently managing their capital, taking advantage of deregulation and which can be purchased at very reasonable valuations. Few opportunities are found in the utility, energy and transportation sectors and thus the portfolio has little to no exposure in these sectors. As always, the Fund's managers continue to pursue companies that possess competitive advantages, have the potential for good growth and can be purchased at a reasonable price.

Principal MidCap Fund

      Mike Hamilton        Stock market  returns for the first six months of the
         [ Photo ]         Fund's 1999 fiscal year have continued their
                           divergence between the various  market
                           capitalization ranges. Large caps stocks have outdistanced their mid and smallcap counterparts by a considerable margin as investors gravitate to companies with assumed stable and visible earnings streams.

The Principal MidCap Fund's performance relative to the S&P 500 Stock Index lagged due to its emphasis on the smaller end of midcap companies. The communication services and consumer staples sectors outperformed relative to the S&P 500, while the technology, financial, healthcare and consumer cyclicals sectors were the largest negative contributors to Fund performance relative to the Index.

Over the course of the current economic cycle, the U.S. consumer has been dominant. This is evidenced by the tremendous spending on durable goods. In addition to the strong consumer, capital spending has continued on a strong uptrend. Business continues to invest in capital to drive the productivity increases necessary to compete on a global basis. Both profits and incomes have been strong, giving both business and the consumer confidence to maintain the high level of spending. Many analysts are raising earning estimates of the companies they follow and the top down projections for the indexes are being raised along with them, implying growth in corporate profits. If strong economic growth continues, many of the mid cap and small cap companies will do well given the economic sensitivity of their underlying businesses.

Looking ahead to the second half of fiscal year 1999, the same factors driving the slow, sustainable growth in the U.S. economy appear to be very much in place--low inflation, low interest rates, financial liquidity and high consumer confidence. The Fund's managers continue to look for companies that possess competitive advantages, have the potential for above average growth and can be purchased at a reasonable price. The technology, financial, consumer cyclical and healthcare economic sectors continue to be the top four highest weighted economic sectors in the portfolio.


Principal Real Estate Fund

        Kelly Rush         Strong  returns  in April  boosted  the  Fund's
         [ Photo ]         six-month  performance into positive territory.  Real
                           estate stocks provided  negative returns from October
                           1998  through  March  1999.  A  sharp   reversal  was
                           experienced in April where each class of shares enjoyed a return between 9.6 and 9.8 percent.

Nearly all income-oriented and value stocks experienced weak performance from October through March. Investors narrowly focused on stocks that were expected to deliver a high level of earnings growth even in the face of a weakening economy. This led to strong performance by large capitalization growth stocks and internet-related stocks.

In April, signs of the economy's persistent strength led investors to reassess the merits of cyclical and value stocks. Attractive relative valuations of these stocks led to a powerful broad market rally. Value and income stocks were sluggish in 1998 and real estate stocks were one of the worst within the group. During the April rally, this relationship reversed as real estate stocks outperformed other value and income stocks.

Prior to the recent rally, the Fund managers commented that real estate stocks looked cheap. Now, following the rally, the question is "where are we headed from here?" Valuations look reasonable today, suggesting price appreciation will slow from April's torrid pace, but remain positive as earnings grow. Coupled with the high level of current income real estate stocks offer, the Fund is poised to provide a competitive level of total return in the months ahead. However, short-term momentum is almost impossible to predict as both upward and downward surprises may occur.

Principal SmallCap Fund

       John McClain             Mark Williams
         [ Photo ]                 [ Photo ]



The economy that many thought would stall out late last year continued to fly high through the six-month period ended April 30. At the same time, worries about how long this expansion will continue, combined with market volatility, resulted in continued investor interest in large-cap companies. The S&P 500 Stock Index finished the period at +22.32% while the S&P Small-Cap 600 Index stood at +9.03%.

The Fund outperformed most small-cap indexes with a +19.22% return for the six months ended April 30. Since its inception at the start of 1997, the Fund has maintained 60% of its holdings in growth stocks and the remainder in value stocks. During this time, the Fund has benefited as the growth segment outperformed the value segment in a manner similar to the market as a whole. Fund managers continue to believe the Fund will benefit from this allocation as the trend toward superior growth performance continues and better opportunities for stock selection are available in the growth sector.

Principal Utilities Fund

     Catherine  Zaharis    The Utilities sector is one that has continued to see
         [ Photo ]         much change in the last six months.  Several  states
                           continue their progress to deregulation of the electric industry. Although many are not finalized, it is clear there are additional states that will complete this legislation by year end. Also, for the first time, a foreign utility company has offered to merge with a domestic utility company. Certainly the trend of global energy services will move forward as the globalization of telecommunications is seen. The electric utility industry is also making inroads at determining strategies to go from a regulated business to one where growth into related businesses can become part of the focus. Telecommunication continues to be possessed by two trends - unit growth and consolidation. Mergers continue as each company tries to expose themselves to the platforms they believe will be successful in the future. Usage also remains a positive force with data, commercial, residential, internet and cellular all exhibiting growth.

The Principal Utilities Fund outperformed the index in this latest period as the growth perspective certainly aided many of the portfolio holdings. The Fund manager's process for selecting stocks has focused on those companies where it is felt their strategy best fits their strengths. Managers are looking for those companies who will either be long term winners or have set a change of strategy that has not yet been realized by the market.

INTERNATIONAL GROWTH FUNDS

Principal International Emerging Markets

       Kurt Spieler        Emerging markets have rallied sharply with the MSCI
         [ Photo ]         Emerging Markets Free Index up 35% in U.S. dollars
                           over the last six months. Underlying economies show signs of stabilization and favorable earnings growth reinvigorates the markets. During this time period, the asset class outperformed all regions except Japan. The key reasons behind the rally are: 1) a decline in emerging bond yields which lowered the cost of capital and reduced equity market volatility; 2) the beneficial fundamental impact of lower global interest rates on Asian stocks and structural change in that region, including debt and bank restructuring; 3) attractive valuation and moderate economic and earnings growth in Latin America; and 4) continued favorable momentum in global liquidity flows caused by sizable underexposure to emerging markets in non-dedicated portfolios.

Last fall, the Fund's portfolio was overweight Eastern Europe as those economies began to prepare for European Union inclusion. As stocks approached full valuation the Fund was transitioned out of this overweight position. The Fund's portfolio was also underweight in Latin America as investors expected a deterioration of macroeconomic fundamentals. As expected, Brazil devalued their currency in February. Investors separated this devaluation from other emerging economies, limiting the impact in Latin America and Asia. The Fund's weighting in Latin America increased slightly as it appears cheap on a valuation basis, which is offset by slower economic growth. Recently, the Fund's repositioned exposure to Asia was increased as this region is showing signs of economic recovery.

The Fund's performance lagged the benchmark in the first quarter of 1999. The Fund's managers focused on quality and cheap valuations which led the Fund to owning smaller export companies with strong balance sheets in Asia. The underperformance is due to underweighting Asian companies and the Asian companies the Fund does own are smaller companies. These small stocks were underperformers over the last two quarters as large Asian companies led the market returning 58% compared to 15% for the average Asian small company. Fund managers continue to increase Asian weighting by purchasing companies with attractive domestic growth stories. These include banks in Korea, Singapore, Taiwan and India.

Principal International Fund

        Scott Opsal        The international markets recovered during the first
         [ Photo ]         half of the fiscal year as the global growth outlook
                           for the world economy improved and the risk of global recession declined. The main contribution to this turn-around was global monetary ease, which occurred in the fourth quarter of 1998 and resulted in higher equity prices. Commodity prices, other than oil, remained at very low levels indicating that world trade continues to be weak.

The Euro was introduced as Europe's official currency in January and has been weak versus the U.S. dollar since its introduction. The combination of strong economic data coming out of the United States with sluggish growth persisting in Europe is the primary reason behind the currency weakness. Although the European Monetary Union's local equity markets performed well (+22% in the first half of the fiscal year), the change in currency value resulted in a lower return for U.S. investors (+9.3%). The strongest market performance in the period was in emerging markets, which had suffered from very poor performance in the prior period when global risk seemed to be very high. Japan also performed well due to restructuring at the corporate level and very strong Yen performance.

The Fund was positioned somewhat defensively during the first half of the fiscal year, with large positions in food and household product companies. These stocks performed well early in the period and began to underperform at the end of the six months as the global growth outlook improved. Outperforming industries in the portfolio throughout the period were business services and media. Corporate merger and acquisition activity in Europe was strong during the performance period and several stocks in the portfolio benefited from involvement in this corporate activity. The Fund has approximately 9% in emerging markets which helped performance as these regions recovered.

The Japanese equity market performed well, up 30% on a local currency basis, however, the economy continued to languish. There has been a shift in investor perceptions as bad economic and corporate news in Japan is being viewed less negatively and the market appears to believe there is a way out of the current crisis. The fundamental outlook remains weak, therefore, the Fund remains underweighted in Japan.

Looking forward, in Europe the Fund managers believe de-regulation and increased competition will sustain the current disinflationary trend. Economic growth looks to remain below U.S. levels but may be helped by easy monetary conditions. The current Euro weakness should benefit domestic producers and exporters.

The Fund remains underweight Japan because business conditions remain weak and banks have not solved their bad loan problems. The Fund managers believe there are select companies which may be fairly valued if restructuring on the corporate level is successful and analysts are spending significant time researching possible ideas.

The Fund's managers are maintaining the weighting in Latin America where GDP revisions continue on the upside and recessions are not as bad as expected. The Fund's weighting is being increased in Asia where signs of economic recovery and corporate restructuring are emerging and positive GDP growth for 1999 is now expected for most of the countries in the region.

Principal International SmallCap

      Darren Sleister      "And the last shall become the first" accurately
         [ Photo ]         describes the six month period ending April 30.
                           Although Asian  economies have shown only slight
                           indications of possible growth, the end to the sudden
                           decline in economic activity was enough to send the
                           region's equity markets rocketing skyward.  Even
the "black sheep" Japanese small cap market managed a near 60% increase in the first quarter of 1999. Many of the region's gains were the result of falling interest rates and increased capital flows. In case anyone doubts the power of liquidity- driven market rallies, many Korean equities have increased by five to tenfold since their lows in October. In short, the laggards became leaders and vice versa. The broad-based rally in Japanese small cap companies confirms our current stance that Japan is finally taking measures that will nurse the economy back to health. The Fund's managers have picked up many undervalued companies in Japan that will prosper even if the healing process takes longer than expected. These stocks have impacted the portfolio with several up 50-100% since the initial purchase. Many purchases in Japan are "category killers" in the retail industry that benefit regardless of what happens in the macroeconomic environment. It is highly probable the Fund's managers will increase the total Asian exposure as the region is showing definite evidence of economic repair and valuations are attractive enough to warrant further exposure.

The Fund remains heavily exposed to European markets but by definition is decreasing exposure here. The Euro has weakened from its initial inception in January, slightly biasing returns downward. There are signs of funds shifting liquidity from Europe into Eastern Asia as the Asian economies once again show signs of life. The Fund's managers favor cheap European growth stocks and focus on high returns on capital as well as globally attractive business models. Global valuation levels and liquidity flows lend themselves to volatile conditions in the future. However, the Fund's managers are still convinced that by choosing the best businesses with the highest rates of forward-looking returns investors will be well rewarded over the long run in this asset class. The resource countries of Canada and Australia have become large weightings, but the Fund's holdings are generally in non-commodity companies in these countries. In Europe some of the Fund's marginal purchases have been in specialty chemical companies with attractive valuations and high probabilities of either restructuring or takeovers to help realize their inherent value. The Fund continues to be heavily exposed to telecoms, technology and service companies.

Important Notes for Growth-Oriented Funds

The values of these indexes will vary according to the aggregate value of the common equity of each of the securities included. The indexes represent asset types which are subject to risk, including possible loss of principal. These are unmanaged indexes into which direct investment is not possible.

Investments in Principal MidCap, Principal SmallCap and Principal International SmallCap Funds involve more abrupt or erratic market movements and greater risk than other larger company stock fund investments.

The International Growth Funds are subject to volatility caused by exchange rates, foreign economies and foreign taxes.

Dow Jones Industrial Index: This average is a price-weighted average of 30 actively traded blue chip stocks.

Morgan Stanley EMF (Emerging Markets Free) Index: This average is capitalization weighted and consists of stocks from 26 countries. These countries include:
Argentina, Brazil, Chile, China Free, Columbia, Czech Republic, Greece, Hungary, India, Indonesia Free, Israel, Jordan, Korea at 50%, Malaysia Free, Mexico Free, Pakistan, Peru, Philippines Free, Poland, Portugal, South Africa, Sri Lanka, Taiwan at 50%, Thailand Free, Turkey and Venezuela.

Standard & Poor's 500 Stock Index: An unmanaged index of 500 widely held common stocks representing industrial, financial, utility and transportation companies listed on the New York Stock Exchange, American Stock Exchange and the Over-the-Counter market.

Standard & Poor's Small-Cap 600 Index: This is a market-value index consisting of 600 domestic stocks chosen for market size, liquidity and industry group representation.

Income-Oriented Funds

Principal Bond Fund

       Scott  Bennett      During the last six months the Fund has  experienced
          [ Photo ]        two very different operating environments in the
                           fixed income market. The emerging market financial crisis reasserted itself in June and early October but was eased in mid-October by Federal Reserve rate cuts. These cuts helped to restore confidence and liquidity to the markets, which continued to improve from month to month in 1999 with fairly normal market conditions present today. Specifically, as confidence increased, investors returned to purchasing securities with more financial risk than U.S. Treasuries and were rewarded with greater returns. This benefited the Principal Bond Fund, which is primarily invested in BBB-rated corporate bonds, the best performing part of the investment grade market in 1999.

The Fund's investment strategy during this time period was to be somewhat conservative with investing new cash flows until the October Fed cuts when Fund managers became confident the financial markets would improve. Since that time Fund managers have concentrated on adding good companies with somewhat higher risk, gradually increasing the overall risk profile of the Fund. This has been the correct strategy so far in 1999. Given an expectation of a continued strong U.S. economy and a bottoming world economy this strategy should continue to prove correct.

Principal Government Securities Income Fund

       Marty Schafer       Many fixed income fund portfolio  managers, in mid to
          [ Photo ]        late 1998  positioned  their  portfolios  based on a
                           market  perception  of continued global  risk and an
                           expectation  of a slowing  of the U.S.  economy.
                           Portfolio durations were generally longer than their
                           normal  performance  benchmarks,  and continued fewer
holdings of corporate, mortgage and asset backed securities. During February, 1999 the market perception changed dramatically as portfolio managers began to realize that 1999 economic growth would be stronger than expected and the Federal Reserve would not need to cut short-term interest rates to stimulate the economy. Thus, the better performing portfolios in the last few months have been those where portfolio managers had durations shorter than their normal benchmarks, and where a significant number of corporate, mortgage and asset backed securities were held.

By not changing interest rates in late 1998, the Federal Reserve signaled that the U.S. economy was still very strong, and likely to experience continued growth, low inflation and low employment. This Fund's performance was generally disappointing relative to its benchmark target, however a shortening of duration during the latter part of 1998 did help add some strength to the Fund's position. The portfolio management concern early in 1999 was that the U.S. economy would continue its growth position or even strengthen, which would be favorable for many of the Fund's portfolio securities but would produce low absolute returns relative to money market funds. The Fund's manager anticipates interest rates being channeled into a fairly narrow range for the foreseeable future, with a slight bias upwards for U.S. interest rates. For U.S. investors the strong U.S. economic climate will act as an offset for what can be described as a global economic weakness elsewhere in the world.

Principal High Yield Fund

      Mark  Denkinger      The high market continued to perform well for the six
        [ Photo ]          months ended April 30. This comes on the heels of a
                           very difficult and volatile third quarter of 1998, which experienced the collapse of Long Term Capital, a well-publicized and highly leveraged hedge fund, and Russia defaulting. Nevertheless, the high yield market quickly recovered as the strength of the domestic economy and stock market continued to remain strong. The Principal High Yield Fund outperformed all other fixed income sectors. The Fund's performance has been impacted during this period by the poor performance of several bonds that are having severe financial difficulties. Default rates are still below historical averages but have been gradually increasing.

The Principal High Yield Fund maintains a B+ average quality, comprised primarily of BB and B bonds. This is a relatively conservative risk position compared to other funds in the high yield market. At the end of April the account was well diversified among 47 bonds of various sectors. The Fund's managers are currently overweighting the media, telecom and service industries.

The high yield market is responding well to the strength of the U.S. economy. Spreads, the amount of additional yield investors require relative to Treasuries (risk-free) have tightened, new issues have been well received and investors are pouring money into high yield mutual funds. With most fixed income products offering inadequate yields in this low interest rate environment, investors have been turning to the high yield market for its double-digit yields. Given what looks to be a strong year for economic growth and a strong stock market, high yield is well positioned to post strong returns in the coming quarters.

Principal Limited Term Bond Fund

       Marty  Schafer      At the beginning of the current fiscal year of the
         [ Photo ]         Fund, many fixed income portfolio managers were
                           positioning their portfolios based on a view that there would be a slowing of the U.S. economy and continued risk in the global investment markets.
                           They were anticipating a likely cut in interest
rates and had positioned their portfolios accordingly. However, as things have turned out, the best performing portfolios were those that were positioned for the opposite to occur. Generally these were portfolios with shorter than average durations and a large number of holdings in mortgage and asset backed securities as well as intermediate term corporate securities.

Relative to its benchmark, the Fund's recent performance has been competitive among peers but disappointing on absolute basis. In the near term the economic outlook is that interest rates are expected in continue on a fairly narrow range, with a slight upward bias for U.S. interest rates. The strong U.S. economic climate continues to act as an offset for global economic weakness elsewhere in the world.


Principal Tax-Exempt Bond Fund

        Dan Garrett        Principal Tax-Exempt Bond Fund continued to provide
         [ Photo ]         steady results for shareholders over the past six
                           months. The strategy of a long-term disciplined focus of value-priced investments within the industrial and utility revenue bond sectors, with managed exposure to interest rate and prepayment risk, has delivered steady results.

Revenue bonds tend to provide higher income than the average municipal bond in the broader Lehman Municipal Bond Index or the Lipper peer group with only a slightly higher risk. As credit market fears have been reduced through prudent moves by the U.S. Fed and other global banks, risk premiums have returned to more reasonable levels and resulted in favorable performance relative to Lipper peers. Municipal bond values were steadier than other bond sectors during this turmoil supported by strong local and state budget surpluses and ongoing growth in the domestic economy.

Looking forward, the U.S. economy shows signs of continued low inflation with steady growth. The Fund remains fully invested in revenue bonds to provide positive relative return compared to the broader municipal market and the Fund's peers. Fund strategy continues to focus on solid credit quality evaluation to seek out the best value among municipal securities that deliver competitive levels of income free from federal tax.

Important Notes for Income-Oriented Funds

Greater credit risks are inherent in a fund which invests primarily in high yield bonds.

* Duration is the dollar weighted, present value of cash flows, principal and interest, expressed in time.

** The Fed Funds rate is the rate at which banks lend to each other on an overnight basis.

Lehman Brothers Municipal Bond Index: An unmanaged index of investment-grade, tax-exempt bonds which have been issued within the last five years and at least one year or more to maturity. This index is classified into four main sectors:
General Obligation, Revenue, Insured and Prerefunded.

Money Market Funds

Principal Cash Management Fund

       Mike Johnson              Steve Schneider
          [ Photo ]                [ Photo ]



On November 17, 1998, at the Federal Open Market Committee (FOMC) meeting, the Federal Reserve cut its targeted Fed Funds rate** by .25% to 4.75%. This was the third in a series of three rate cuts that took place between September and November of 1998. These cuts were the first to come about since January of 1996 and were aimed at easing the effects of a global slowdown on the U.S. economy. Since that latter cut, Fed sentiment appeared to be moving toward a more neutral stance or possibly in the direction of a rate hike somewhere down the line. The industry average maturity for the majority of the past six months was in the 60-65+ day area. Principal Cash Management Fund strives to stay at or near the industry average. Fund management actively monitors industry averages in order to keep both yields and average maturities in line. The Fund continues to invest from a list of high credit quality investments that is carefully monitored.

An investment in a money market fund is neither insured nor guaranteed by the U.S. Government. While money market funds strive to maintain a $1.00 per share net asset value, it is possible to lose money in this type of investment.

* The Fed Funds rate is the rate at which banks lend to each other on an overnight basis.


April 30, 1999

STATEMENTS OF ASSETS AND LIABILITIES
(unaudited)

                                                             Principal                   Principal                 Principal
                                                             Balanced                    Blue Chip                Capital Value
GROWTH FUNDS (DOMESTIC)                                     Fund, Inc.                  Fund, Inc.                Fund, Inc.
    Investment in securities -- at cost............        $139,708,013               $195,710,448                $522,617,096

    Assets
    Investment in securities -- at value (Note 4)..        $161,433,476               $258,190,801                $730,673,134
    Cash........................................                 73,227                     39,865                      10,001
    Receivables:
       Dividends and interest......................             763,447                    147,571                   1,046,294
       Investment securities sold..................             --                         --                          900,005
       Capital Shares sold.........................              94,185                    657,625                     564,831
    Prepaid Expenses...............................             --                         --                          --
    Other assets...................................               6,789                      5,267                      37,374

                                      Total Assets          162,371,124                259,041,129                 733,231,639
    Liabilities
    Accrued expenses...............................              73,267                     39,266                     316,414
    Payables:
       Investment securities purchased.............            --                          --                          --
       Capital Shares reacquired...................              79,685                    164,294                     964,874

                                 Total Liabilities              152,952                    203,560                   1,281,288

    Net Assets Applicable to
    Outstanding Shares ............................        $162,218,172               $258,837,569                $731,950,351

    Net Assets Consist of:
    Capital Stock..................................        $    102,793               $    104,118                $    227,028
    Additional paid-in capital.....................         137,024,950                190,249,381                 495,086,675
    Accumulated undistributed net investment
       income (operating loss).....................             331,940                    (49,995)                  3,235,011
    Accumulated undistributed net realized
       gain (loss) on investment transactions......           3,033,026                  6,053,712                  25,345,599
    Net unrealized appreciation (depreciation)
       of investments..............................          21,725,463                 62,480,353                 208,056,038

                                  Total Net Assets         $162,218,172               $258,837,569                $731,950,351

    Capital Stock (par value: $.01 a share):
    Shares authorized..............................         100,000,000                100,000,000                 100,000,000

    Net Asset Value Per Share:
    Class A: Net Assets............................        $116,402,562               $166,447,009                $630,443,125
                 Shares issued and outstanding.....           7,362,351                  6,681,066                  19,535,952
                Net asset value per share..........              $15.81                     $24.91                      $32.27
            Maximum offering price per share(a) ...              $16.60                     $26.15                      $33.88
    Class B:  Net Assets...........................        $22,844,042                $47,864,103                 $56,322,598
                 Shares issued and outstanding.....          1,451,167                  1,936,281                   1,754,379
            Net asset value per share(b)...........             $15.74                     $24.72                      $32.10
    Class R:  Net Assets...........................        $22,971,568                $44,526,457                 $45,184,628
                 Shares issued and outstanding.....          1,465,827                  1,794,425                   1,412,466
            Net asset value per share..............             $15.67                     $24.81                      $31.99

(a) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% of the offering price or 4.99% of the net asset value.
(b) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

    See accompanying notes.

                                                              Principal                 Principal                 Principal
                                                               Growth                    MidCap                  Real Estate
GROWTH FUNDS (DOMESTIC)                                      Fund, Inc.                Fund, Inc.                Fund, Inc.
    Investment in securities -- at cost............        $367,079,847              $329,476,686                $13,631,246

    Assets
    Investment in securities -- at value (Note 4)..        $626,119,293              $454,546,632                $13,251,144
    Cash........................................                134,541                 2,450,125                     9,981
    Receivables:
       Dividends and interest......................             383,890                   400,291                     16,762
       Investment securities sold..................             --                      1,517,477                    --
       Capital Shares sold.........................           1,047,209                   288,365                     11,281
    Prepaid Expenses...............................             --                         --                         10,692
    Other assets...................................              19,360                    11,438                    --

                                      Total Assets          627,704,293               459,214,328                 13,299,860
    Liabilities
    Accrued expenses...............................             209,180                   459,762                    --
    Payables:
       Investment securities purchased.............              --                      2,587,622                   --
       Capital Shares reacquired...................             748,887                   880,577                        193

                                 Total Liabilities              958,067                 3,927,961                        193

    Net Assets Applicable to
    Outstanding Shares ............................        $626,746,226              $455,286,367                $13,299,667

    Net Assets Consist of:
    Capital Stock..................................        $     94,298              $    101,823                $    15,412
    Additional paid-in capital.....................         341,426,300               307,083,820                 14,867,338
    Accumulated undistributed net investment
       income (operating loss).....................             621,577                    --                         27,003
    Accumulated undistributed net realized
       gain (loss) on investment transactions......          25,564,605                23,030,778                 (1,229,984)
    Net unrealized appreciation (depreciation)
       of investments..............................         259,039,446               125,069,946                   (380,102)

                                  Total Net Assets         $626,746,226              $455,286,367                $13,299,667

    Capital Stock (par value: $.01 a share):
    Shares authorized..............................         100,000,000               100,000,000                100,000,000

    Net Asset Value Per Share:
    Class A: Net Assets............................        $494,746,625              $353,387,545                 $6,697,293
                 Shares issued and outstanding.....           7,438,967                 7,874,017                    775,874
                Net asset value per share..........              $66.51                    $44.88                      $8.63
            Maximum offering price per share(a) ...              $69.83                    $47.12                      $9.06
    Class B:  Net Assets...........................        $89,660,777               $75,248,145                  $3,417,404
                 Shares issued and outstanding.....          1,350,585                 1,705,622                     396,901
            Net asset value per share(b)...........             $66.39                    $44.12                       $8.61
    Class R:  Net Assets...........................        $42,338,824               $26,650,677                  $3,184,970
                 Shares issued and outstanding.....            640,199                   602,700                     368,426
            Net asset value per share..............             $66.13                    $44.22                       $8.64

(a) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% of the offering price or 4.99% of the net asset value.
(b) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.


    See accompanying notes.

                                                             Principal                 Principal
                                                             SmallCap                  Utilities
GROWTH FUNDS (DOMESTIC)                                     Fund, Inc.                Fund, Inc.
    Investment in securities -- at cost............        $45,957,382              $82,371,905

    Assets
    Investment in securities -- at value (Note 4)..        $47,916,012              $116,181,701
    Cash........................................                10,001                    71,522
    Receivables:
       Dividends and interest......................             16,089                   347,822
       Investment securities sold..................            --                      1,819,295
       Capital Shares sold.........................             81,040                   181,852
    Prepaid Expenses...............................             --                       --
    Other assets...................................                746                     2,338

                                      Total Assets          48,023,888               118,604,530
    Liabilities
    Accrued expenses...............................              9,668                    83,479
    Payables:
       Investment securities purchased.............            --                      1,847,351
       Capital Shares reacquired...................             18,945                   105,578

                                 Total Liabilities              28,613                 2,036,408

    Net Assets Applicable to
    Outstanding Shares ............................        $47,995,275              $116,568,122

    Net Assets Consist of:
    Capital Stock..................................        $    47,825              $     67,561
    Additional paid-in capital.....................         45,508,746                77,428,273
    Accumulated undistributed net investment
       income (operating loss).....................            --                        282,214
    Accumulated undistributed net realized
       gain (loss) on investment transactions......            480,074                 4,980,278
    Net unrealized appreciation (depreciation)
       of investments..............................          1,958,630                33,809,796

                                  Total Net Assets         $47,995,275              $116,568,122

    Capital Stock (par value: $.01 a share):
    Shares authorized..............................        100,000,000               100,000,000

    Net Asset Value Per Share:
    Class A: Net Assets............................        $29,844,585               $95,188,520
                 Shares issued and outstanding.....          2,968,353                 5,515,220
                Net asset value per share..........             $10.05                    $17.26
            Maximum offering price per share(a) ...             $10.56                    $18.12
    Class B:  Net Assets...........................        $10,527,963               $15,220,332
                 Shares issued and outstanding.....          1,056,195                   883,072
            Net asset value per share(b)...........              $9.97                    $17.24
    Class R:  Net Assets...........................         $7,622,727                $6,159,270
                 Shares issued and outstanding.....            757,925                   357,809
            Net asset value per share..............             $10.06                    $17.21

(a) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% of the offering price or 4.99% of the net asset value.
(b) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.


    See accompanying notes.

Six Months Ended April 30, 1999

STATEMENTS OF OPERATIONS
(unaudited)

                                                             Principal                   Principal                 Principal
                                                             Balanced                    Blue Chip                Capital Value
GROWTH FUNDS (DOMESTIC)                                     Fund, Inc.                  Fund, Inc.                Fund, Inc.
    Net Investment Income
    Income:
       Dividends...................................        $  835,910                 $ 1,977,885                 $  7,918,699
       Interest....................................           2,186,249                    182,822                     401,869

                                      Total Income            3,022,159                  2,160,707                   8,320,568
    Expenses:
       Management and investment advisory
          fees (Note 3)............................             444,522                    524,246                   1,280,423
       Distribution and shareholder servicing
          fees (Notes 1 and 3).....................             308,404                    517,945                     812,703
       Transfer and administrative services
           (Notes 1 and 3).........................             270,801                    518,046                     631,807
       Registration fees (Note 1)..................              26,445                     48,442                      55,473
       Custodian fees..............................               2,537                      1,643                       1,682
       Auditing and legal fees.....................               3,205                      3,673                       3,096
       Directors' fees.............................               3,369                      3,483                       3,696
       Other.......................................               2,997                      3,701                      14,789

                                    Total Expenses            1,062,280                  1,621,179                   2,803,669

            Net Investment Income (Operating Loss)            1,959,879                    539,528                   5,516,899

    Net Realized and Unrealized
    Gain (Loss) on Investments
    Net realized gain (loss) from investment transactions     3,034,155                  6,072,126                  25,333,085
    Net realized gains from other investment companies               --                         --                          --
    Change in unrealized appreciation/
       depreciation of investments.................           6,784,764                 24,829,899                  44,046,288

                       Net Realized and Unrealized
                               Gain on Investments            9,818,919                 30,902,025                  69,379,373

                        Net Increase in Net Assets
                         Resulting from Operations          $11,778,798                $31,441,553                 $74,896,272


    See accompanying notes.

                                                              Principal                 Principal                 Principal
                                                               Growth                    MidCap                  Real Estate
GROWTH FUNDS (DOMESTIC)                                      Fund, Inc.                Fund, Inc.                Fund, Inc.
    Net Investment Income
    Income:
       Dividends...................................        $  3,074,272              $  1,939,882                $   344,256
       Interest....................................             571,377                   651,609                     12,930

                                      Total Income            3,645,649                 2,591,491                    357,186
    Expenses:
       Management and investment advisory
          fees (Note 3)............................           1,098,114                 1,250,320                     54,533
       Distribution and shareholder servicing
          fees (Notes 1 and 3).....................             879,708                   743,990                     28,133
       Transfer and administrative services
           (Notes 1 and 3).........................             682,642                   886,796                     39,450
       Registration fees (Note 1)..................              43,282                    47,763                      8,847
       Custodian fees..............................               2,484                     2,564                        945
       Auditing and legal fees.....................               5,314                     4,182                      1,889
       Directors' fees.............................               3,733                     3,696                      2,386
       Other.......................................              10,424                    17,835                      1,708

                                    Total Expenses            2,725,701                 2,957,146                    137,891

            Net Investment Income (Operating Loss)              919,948                  (365,655)                   219,295

    Net Realized and Unrealized
    Gain (Loss) on Investments
    Net realized gain (loss) from investment transactions    30,035,535                23,428,447                  (628,976)
    Net realized gains from other investment companies               --                        --                    12,099
    Change in unrealized appreciation/
       depreciation of investments.................          64,398,826                28,491,297                  1,015,205

                       Net Realized and Unrealized
                               Gain on Investments           94,434,361                51,919,744                    398,328

                        Net Increase in Net Assets
                         Resulting from Operations          $95,354,309               $51,554,089                $   617,623


    See accompanying notes.

                                                             Principal                 Principal
                                                             SmallCap                  Utilities
GROWTH FUNDS (DOMESTIC)                                     Fund, Inc.                Fund, Inc.
    Net Investment Income
    Income:
       Dividends...................................        $   117,847              $  1,736,554
       Interest....................................             54,662                    79,198

                                      Total Income             172,509                 1,815,752
    Expenses:
       Management and investment advisory
          fees (Note 3)............................            166,201                   325,064
       Distribution and shareholder servicing
          fees (Notes 1 and 3).....................             72,138                   196,400
       Transfer and administrative services
           (Notes 1 and 3).........................            135,673                   160,615
       Registration fees (Note 1)..................             13,751                    15,850
       Custodian fees..............................              2,378                       897
       Auditing and legal fees.....................              1,930                     2,456
       Directors' fees.............................              2,385                     3,483
       Other.......................................                442                     2,954

                                    Total Expenses             394,898                   707,719

            Net Investment Income (Operating Loss)            (222,389)                1,108,033

    Net Realized and Unrealized
    Gain (Loss) on Investments
    Net realized gain (loss) from investment transactions    1,706,875                 4,979,007
    Net realized gains from other investment companies              --                        --
    Change in unrealized appreciation/
       depreciation of investments.................          5,346,508                 3,856,120

                       Net Realized and Unrealized
                               Gain on Investments           7,053,383                 8,835,127

                        Net Increase in Net Assets
                         Resulting from Operations         $ 6,830,994                $9,943,160


    See accompanying notes.

STATEMENTS OF CHANGES IN NET ASSETS
(unaudited)

                                                            Principal                    Principal
                                                            Balanced                     Blue Chip
GROWTH FUNDS (DOMESTIC)                                    Fund, Inc.                   Fund, Inc.

                                                     Six Months      Year        Six Months      Year
                                                        Ended        Ended          Ended        Ended
                                                      April 30,   October 31,     April 30,   October 31,
                                                        1999         1998           1999         1998
    Operations
    Net investment income(operating loss)........... $ 1,959,879  $ 3,433,710    $ 539,528    $   567,773
    Net realized gain (loss)
       from investment transactions                    3,034,155    4,283,465    6,072,126         21,090
    Change in unrealized appreciation/
       depreciation of investments................    6,784,764     4,621,248    24,829,899   23,303,399

             Net Increase (Decrease) in Net Assets
                         Resulting from Operations   11,778,798    12,338,423     31,441,553  23,892,262

    Dividends and Distributions to Shareholders
    From net investment income:
       Class A....................................   (1,633,893)   (2,435,139)      (545,735)   (571,140)
       Class B ...................................     (231,157)     (269,151)       (17,656)    (21,463)
       Class R....................................     (254,656)     (300,221)       (43,333)    (42,466)
    From net realized gain on investments:
       Class A ...................................   (3,106,897)   (5,882,074)       (24,683) (8,442,806)
       Class B ...................................     (579,595)     (842,073)        (8,209) (1,993,541)
       Class R....................................     (605,230)     (725,965)        (6,612) (1,692,630)
    Tax return of capital distributions:
       Class A ...................................       --           --             --           --
       Class B ...................................       --           --             --           --
       Class R....................................       --           --             --           --

                 Total Dividends and Distributions   (6,411,428)  (10,454,623)     (646,228)  (12,764,046)

    Capital Share Transactions (Note 5)
    Shares sold:
       Class A....................................   13,835,947    23,880,103     33,638,676  46,354,686
       Class B ...................................    4,506,075     8,010,824     11,821,716  15,736,209
       Class R....................................    5,353,248    11,459,488     11,884,381  18,838,628
    Shares issued in reinvestment
       of dividends and distributions:
       Class A....................................    4,621,874     8,093,981        546,949   8,730,513
       Class B ...................................      796,374     1,101,436         26,997   2,000,486
       Class R....................................      858,628     1,026,031         92,076   1,734,897
    Shares redeemed:
       Class A ...................................   (10,349,237) (14,404,904)   (14,439,751) (15,983,191)
       Class B ...................................   (2,132,199)   (2,320,820)    (3,757,066) (3,609,645)
       Class R ...................................   (3,417,575)   (3,017,907)    (5,606,265) (4,847,775)

            Net Increase (Decrease) in Net Assets
                   from Capital Share Transactions   14,073,135    33,828,232     34,207,713  68,954,808

                                    Total Increase   19,440,505    35,712,032     65,003,038  80,083,024

    Net Assets
    Beginning of period...........................   142,777,667  107,065,635    193,834,531  113,751,507

    End of period [including
       undistributed (overdistributed)
       net investment income as set forth below]..   $162,218,172 $142,777,667   $258,837,569 $193,834,531


    Undistributed (Overdistributed)
       Net Investment Income.......................  $ 331,940    $  500,739     $   (49,995) $    607


(a) Period from December 11, 1997 (date operations commenced) through October 31, 1998.

    See accompanying notes.

                                                           Principal                     Principal
                                                         Capital Value                    Growth
GROWTH FUNDS (DOMESTIC)                                    Fund, Inc.                   Fund, Inc.

                                                     Six Months       Year       Six Months      Year
                                                        Ended         Ended         Ended        Ended
                                                      April 30,    October 31,    April 30,   October 31,
                                                        1999          1998          1999         1998
    Operations
    Net investment income(operating loss)........... $  5,516,899  $9,784,467    $  919,948   $2,547,476
    Net realized gain (loss)
       from investment transactions                    25,333,085  40,907,350    30,035,535   (4,470,515)
    Change in unrealized appreciation/
       depreciation of investments................   44,046,288    33,306,303    64,398,826   58,299,881

             Net Increase (Decrease) in Net Assets
                         Resulting from Operations   74,896,272    83,998,120    95,354,309   56,376,842

    Dividends and Distributions to Shareholders
    From net investment income:
       Class A....................................   (4,942,284)   (9,413,649)   (1,249,572)  (2,281,014)
       Class B ...................................     (212,784)     (302,359)      (31,615)     (84,298)
       Class R....................................     (193,815)     (272,715)       --           (5,786)
    From net realized gain on investments:
       Class A ...................................   (35,538,046)  (40,827,739)       --       (9,421,497)
       Class B ...................................   (2,882,612)   (2,381,772)         (416)  (1,280,548)
       Class R....................................   (2,464,152)   (1,697,455)       --         (518,291)
    Tax return of capital distributions:
       Class A ...................................       --           --             --           --
       Class B ...................................       --           --             --           --
       Class R....................................       --           --             --           --

                 Total Dividends and Distributions   (46,233,693)  (54,895,689)   (1,281,603)  (13,591,434)

    Capital Share Transactions (Note 5)
    Shares sold:
       Class A....................................   44,150,854    73,344,881    63,819,185   80,738,775
       Class B ...................................   11,476,186    17,966,775    19,262,545   23,436,918
       Class R....................................   10,011,201    22,090,590    11,852,588   16,186,162
    Shares issued in reinvestment
       of dividends and distributions:
       Class A....................................   39,586,582    49,153,586     1,208,675   11,393,839
       Class B ...................................    3,051,663     2,633,936        32,010    1,340,964
       Class R....................................    2,662,827     2,028,417        --          524,005
    Shares redeemed:
       Class A ...................................   (42,968,727)  (78,578,133)   (41,359,267) (49,829,917)
       Class B ...................................   (5,267,472)   (4,560,133)   (7,331,707)  (6,849,158)
       Class R ...................................   (6,907,549)   (5,699,984)   (6,130,658)  (4,298,409)

            Net Increase (Decrease) in Net Assets
                   from Capital Share Transactions   55,795,565    78,379,935    41,353,371   72,643,179

                                    Total Increase   84,458,144    107,482,366   135,426,077  115,428,587

    Net Assets
    Beginning of period...........................   647,492,207   540,009,841   491,320,149  375,891,562

    End of period [including
       undistributed (overdistributed)
       net investment income as set forth below]..   $731,950,351  $647,492,207  $626,746,226 $491,320,149


    Undistributed (Overdistributed)
       Net Investment Income.......................  $  3,235,011  $3,066,439    $621,577     $   982,816



(a) Period from December 11, 1997 (date operations commenced) through October 31, 1998.

    See accompanying notes.

                                                             Principal                 Principal
                                                              MidCap                  Real Estate
GROWTH FUNDS (DOMESTIC)                                     Fund, Inc.                Fund, Inc.

                                                     Six Months      Year        Six Months    Period
                                                        Ended        Ended          Ended       Ended
                                                      April 30,   October 31,     April 30,   October 31,
                                                        1999         1998           1999       1998(a)
    Operations
    Net investment income(operating loss)........... $(365,655)   $(1,167,967)   $219,295     $292,169
    Net realized gain (loss)
       from investment transactions                  23,428,447   (397,666)      (616,877)    (613,107)
    Change in unrealized appreciation/
       depreciation of investments................   28,491,297   (47,859,461)   1,015,205    (1,395,307)

             Net Increase (Decrease) in Net Assets
                         Resulting from Operations   51,554,089   (49,425,094)   617,623      (1,716,245)

    Dividends and Distributions to Shareholders
    From net investment income:
       Class A....................................       --           --          (116,561)    (118,861)
       Class B ...................................       --           --           (53,335)     (70,429)
       Class R....................................       --           --           (58,094)     (67,181)
    From net realized gain on investments:
       Class A ...................................       --       (8,489,268)        --          --
       Class B ...................................       --       (1,505,719)        --          --
       Class R....................................       --         (456,798)        --          --
    Tax return of capital distributions:
       Class A ...................................       --           (3,831)        --          --
       Class B ...................................       --             (351)        --          --
       Class R....................................       --             (114)        --          --

                 Total Dividends and Distributions        --       (10,456,081)    (227,990)    (256,471)

    Capital Share Transactions (Note 5)
    Shares sold:
       Class A....................................    33,838,911  84,673,707     1,270,930    6,657,527
       Class B ...................................    11,128,533  26,339,797       279,869    3,740,670
       Class R....................................     5,289,291  14,593,610       305,378    3,419,415
    Shares issued in reinvestment
       of dividends and distributions:
       Class A....................................           122   8,301,363       114,128      117,899
       Class B ...................................           378   1,491,031        53,310       72,055
       Class R....................................       --          456,912        58,149       69,699
    Shares redeemed:
       Class A ...................................    (53,731,951) (60,048,924)    (383,275)    (394,690)
       Class B ...................................   (12,569,173) (9,249,916)     (129,510)    (118,103)
       Class R ...................................    (5,063,672) (5,504,466)     (196,682)     (54,019)

            Net Increase (Decrease) in Net Assets
                   from Capital Share Transactions   (21,107,561) 61,053,114     1,372,297    13,510,453

                                    Total Increase     30,446,528   1,171,939     1,761,930   11,537,737

    Net Assets
    Beginning of period...........................    424,839,839  423,667,900    11,537,737      --

    End of period [including
       undistributed (overdistributed)
       net investment income as set forth below]..   $455,286,367 $424,839,839   $13,299,667  $11,537,737


    Undistributed (Overdistributed)
       Net Investment Income.......................  $   --       $--            $ 27,003     $  35,698



(a) Period from December 11, 1997 (date operations commenced) through October 31, 1998.

    See accompanying notes.

                                                            Principal                 Principal
                                                            SmallCap                  Utilities
GROWTH FUNDS (DOMESTIC)                                    Fund, Inc.                Fund, Inc.

                                                     Six Months     Period       Six Months      Year
                                                        Ended        Ended        Ended        Ended
                                                      April 30,   October 31,     April 30,   October 31,
                                                        1999       1998(a)         1999         1998
    Operations
    Net investment income(operating loss)........... $(222,389)   $(258,265)     $1,108,033   $2,339,457
    Net realized gain (loss)
       from investment transactions                  1,706,875    (1,226,801)    4,979,007    1,540,023
    Change in unrealized appreciation/
       depreciation of investments................   5,346,508    (3,387,878)    3,856,120    19,641,699

             Net Increase (Decrease) in Net Assets
                         Resulting from Operations   6,830,994    (4,872,944)    9,943,160    23,521,179

    Dividends and Distributions to Shareholders
    From net investment income:
       Class A....................................        --         --          (977,307)    (2,238,576)
       Class B ...................................        --         --           (93,136)      (202,869)
       Class R....................................        --         --           (35,695)       (59,525)
    From net realized gain on investments:
       Class A ...................................        --         --          (1,241,335)      --
       Class B ...................................        --         --            (171,044)      --
       Class R....................................        --         --             (61,770)      --
    Tax return of capital distributions:
       Class A ...................................        --          (4,160)      --             --
       Class B ...................................        --          (3,120)      --             --
       Class R....................................        --          (3,120)      --             --

                 Total Dividends and Distributions         --         (10,400)   (2,580,287)  (2,500,970)

    Capital Share Transactions (Note 5)
    Shares sold:
       Class A....................................   10,116,310   22,354,702     13,637,669    12,723,975
       Class B ...................................    3,245,004    8,073,780      4,521,072     4,293,220
       Class R....................................    2,996,325    5,958,145      2,617,533     2,547,194
    Shares issued in reinvestment
       of dividends and distributions:
       Class A....................................        --           4,160      2,065,420     1,973,186
       Class B ...................................        --           3,120        246,521       182,379
       Class R....................................        --           3,120         97,576        59,486
    Shares redeemed:
       Class A ...................................   (2,970,328)    (967,357)    (10,191,706) (13,805,582)
       Class B ...................................     (842,630)    (232,397)     (1,829,584)  (2,155,400)
       Class R ...................................   (1,156,843)    (537,486)       (888,047)    (725,248)

            Net Increase (Decrease) in Net Assets
                   from Capital Share Transactions   11,387,838   34,659,787     10,276,454     5,093,210

                                    Total Increase   18,218,832   29,776,443     17,639,327    26,113,419

    Net Assets
    Beginning of period...........................   29,776,443      --          98,928,795    72,815,376

    End of period [including
       undistributed (overdistributed)
       net investment income as set forth below]..   $47,995,275  $29,776,443    $116,568,122 $98,928,795


    Undistributed (Overdistributed)
       Net Investment Income.......................  $ --         $ --           $282,214     $   280,319



(a) Period from December 11, 1997 (date operations commenced) through October 31, 1998.

    See accompanying notes.


April 30, 1999

NOTES TO FINANCIAL STATEMENTS
(unaudited)

Principal Balanced Fund, Inc.
Principal Blue Chip Fund, Inc.
Principal Capital Value Fund, Inc.
Principal Growth Fund, Inc.
Principal MidCap Fund, Inc.
Principal Real Estate Fund, Inc.
Principal SmallCap Fund, Inc.
Principal Utilities Fund, Inc.

Note 1 -- Significant Accounting Policies

Principal Balanced Fund, Inc., Principal Blue Chip Fund, Inc., Principal Capital Value Fund, Inc., Principal Growth Fund, Inc., Principal MidCap Fund, Inc., Principal Real Estate Fund, Inc., Principal SmallCap Fund, Inc. and Principal Utilities Fund, Inc. (the "Domestic Growth Funds") are registered under the Investment Company Act of 1940, as amended, as open-end diversified management investment companies and operate in the mutual fund industry.

Class A shares generally are sold with an initial sales charge based on declining rates and certain purchases may be subject to a contingent deferred sales charge ("CDSC") upon redemption. Class B shares are sold without an initial sales charge, but are subject to a declining CDSC on certain redemptions made within six years of purchase. Class R shares are sold without an initial sales charge and are not subject to a CDSC. Class B shares and Class R shares bear higher ongoing distribution fees than Class A shares. Class B shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) seven years after purchase. Class R shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) four years after purchase. All classes of shares for each fund represent interests in the same portfolio of investments, and will vote together as a single class except where otherwise required by law or as determined by each of the Domestic Growth Funds' respective Board of Directors. In addition, the Board of Directors of each fund declare separate dividends on each class of shares.

The Domestic Growth Funds allocate daily all income, expenses (other than class-specific expenses), and realized and unrealized gains or losses to each class of shares based upon the relative proportion of the value of shares outstanding of each class. Expenses specifically attributable to a particular class are charged directly to such class. Class-specific expenses charged to each class during the period ended April 30, 1999, which are included in the corresponding captions of the Statement of Operations, were as follows:

                                                Distribution and                   Transfer and
                                           Shareholder Servicing Fees         Administrative Services           Registration Fees

                                          Class A    Class B    Class R    Class A   Class B     Class R    Class A  Class B Class R

     Principal Balanced Fund, Inc.      $137,885    $ 92,474   $ 78,045  $  58,355    $15,500    $14,119    $ 6,434 $ 4,215  $ 4,995
     Principal Blue Chip Fund, Inc.       181,596    191,291    145,058     87,700     32,788     26,797     15,642   6,629    7,201
     Principal Capital Value Fund, Inc.   479,610    188,081    145,012    172,307     33,299     29,334     18,162   8,200    6,710
     Principal Growth Fund, Inc.          492,701    253,537    133,470    203,764     46,349     23,436     14,513   4,719    5,440
     Principal MidCap Fund, Inc.          438,577    209,554     95,859    252,571     61,869     29,545     13,351   6,232    5,961
     Principal Real Estate Fund, Inc.       5,943     16,459      5,731      2,065        750        268      1,882   2,399    1,698
     Principal SmallCap Fund, Inc.         17,065     42,689     12,384     18,206      5,707      2,399      3,554   2,977    2,619
     Principal Utilities Fund, Inc.       113,295     64,130     18,975     44,231      7,424      3,901      5,067   3,638    3,527

The Domestic Growth Funds value securities for which market quotations are readily available at market value, which is determined using the last reported sale price or, if no sales are reported, as is regularly the case for some securities traded over-the-counter, the last reported bid price. When reliable market quotations are not considered to be readily available, which may be the case, for example, with respect to certain debt securities and preferred stocks, the investments are valued by using prices provided by market makers or estimates of market values obtained from yield data and other factors relating to instruments or securities with similar characteristics in accordance with procedures established in good faith by each fund's Board of Directors. Securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market.

The Domestic Growth Funds record investment transactions generally one day after the trade date, except for short-term investment transactions which are recorded generally on the trade date. The identified cost basis has been used in determining the net realized gain or loss from investment transactions and unrealized appreciation or depreciation of investments. The Domestic Growth Funds record dividend income on the ex-dividend date. Interest income is recognized on an accrual basis.

The Domestic Growth Funds may, pursuant to an exemptive order issued by the Securities and Exchange Commission, transfer uninvested funds into a joint trading account. The order permits the Domestic Growth Funds' cash balances to be deposited into a single joint account along with the cash of other registered investment companies managed by Principal Management Corporation (the
"Manager").   These  balances  may  be  invested  in  one  or  more   short-term
instruments.

Dividends and distributions to shareholders are recorded on the ex-dividend date. Dividends and distributions to shareholders from net investment income and net realized gain from investments are determined in accordance with federal tax regulations, which may differ from generally accepted accounting principles. Permanent book and tax basis differences are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require reclassification. Reclassifications made for Principal MidCap Fund, Inc. and Principal SmallCap Fund, Inc. for the year ended October 31, 1998 aggregated $1,172,263 and $268,657, respectively. Other reclassifications made for the year ended October 31, 1998 were not material.

Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes, but not for tax purposes, are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as tax return of capital distributions.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 -- Federal Income Taxes

No provision for federal income taxes is considered necessary because each fund is qualified as a "regulated investment company" under the Internal Revenue Code and intends to distribute each year substantially all of its net investment income and realized capital gains to shareholders. The cost of investments for federal income tax reporting purposes approximates that used for financial reporting purposes.

Note 3 -- Management Agreement and Transactions With Affiliates

The Domestic Growth Funds have agreed to pay investment advisory and management fees to Principal Management Corporation (wholly owned by Princor Financial Services Corporation, a subsidiary of Principal Financial Services, Inc.) computed at an annual percentage rate of each fund's average daily net assets. The annual rate used in this calculation for the Domestic Growth Funds is as follows:

                                                                       Net Asset Value of Funds
                                                                             (in millions)

                                              First             Next             Next              Next             Over
                                              $100              $100             $100              $100             $400

   Principal Balanced Fund, Inc.              0.60%            0.55%             0.50%            0.45%             0.40%
   Principal Blue Chip Fund, Inc.             0.50             0.45              0.40             0.35              0.30
   Principal Capital Value Fund, Inc.         0.50             0.45              0.40             0.35              0.30
   Principal Growth Fund, Inc.                0.50             0.45              0.40             0.35              0.30
   Principal MidCap Fund, Inc.                0.65             0.60              0.55             0.50              0.45
   Principal Real Estate Fund, Inc.           0.90             0.85              0.80             0.75              0.70
   Principal SmallCap Fund, Inc.              0.85             0.80              0.75             0.70              0.65
   Principal Utilities Fund, Inc.             0.60             0.55              0.50             0.45              0.40

The  Domestic   Growth  Funds  also  reimburse  the  Manager  for  transfer  and administrative services, including the cost of accounting, data processing, supplies and other services rendered.

For the year ended October 31, 1998, the Manager voluntarily waived a portion of its fee for the Principal Utilities Fund, Inc. The amounts waived for the Principal Utilities Fund, Inc. Class A shares, Class B shares and Class R shares were $60,477, $9,557 and $12,481, respectively. The Manager ceased its waiver of expenses October 31, 1998.

Princor Financial Services Corporation, as principal underwriter, receives proceeds of any CDSC on certain Class A and Class B share redemptions. The charge is based on declining rates which for Class A shares begin at .75%, and for Class B shares at 4.00%, of the lesser of the current market value or the cost of shares being redeemed. Princor Financial Services Corporation also retains sales charges on sales of Class A shares based on declining rates which begin at 4.75% of the offering price. The aggregate amount of these charges retained, by fund, for the period ended April 30, 1999 were as follows:

                                              Class A               Class B

   Principal Balanced Fund, Inc.            $  357,396             $  40,994
   Principal Blue Chip Fund, Inc.              650,671                71,296
   Principal Capital Value Fund, Inc.          848,323                84,649
   Principal Growth Fund, Inc.               1,206,935               115,928
   Principal MidCap Fund, Inc.                 770,613               165,849
   Principal Real Estate Fund, Inc.             28,091                 1,756
   Principal SmallCap Fund, Inc.               227,304                 7,367
   Principal Utilities Fund, Inc.              248,655                28,232

No brokerage commissions were paid by the Domestic Growth Funds to Princor Financial Services Corporation during the period. Brokerage commissions were paid to other affiliates by the following funds:

                                           Period Ended           Year Ended
                                          April 30, 1999       October 31, 1998

   Principal Balanced Fund, Inc.             $  2,965             $  6,080
   Principal Blue Chip Fund, Inc.                                 16,0152,315
   Principal Capital Value Fund, Inc.          36,110               32,675
   Principal Growth Fund, Inc.                 29,288               18,750
   Principal MidCap Fund, Inc.                  7,465                7,716
   Principal Real Estate Fund, Inc.             7,775               14,745
   Principal SmallCap Fund, Inc.                1,695                1,050
   Principal Utilities Fund, Inc.               4,255                3,235

The Domestic Growth Funds bear distribution and shareholder servicing fees with respect to Class A shares computed at an annual rate of up to .25% of the average daily net assets attributable to Class A shares of each fund. Each of the Domestic Growth Funds adopted a distribution plan with respect to Class B shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to 1.00% of the average daily net assets attributable to Class B shares of each fund. Each of the Domestic Growth Funds adopted a distribution plan with respect to Class R shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to .75% of the average daily net assets attributable to Class R shares of each fund. Distribution and shareholder servicing fees are paid to Princor Financial Services Corporation; a portion of the fees are subsequently remitted to retail dealers. Pursuant to the distribution agreements, fees unused by the principal underwriter at the end of the fiscal year are returned to the respective Domestic Growth Funds which generated the excess.

At April 30, 1999, Principal Life Insurance Company, subsidiaries of Principal Life Insurance Company and benefit plans sponsored on behalf of Principal Life Insurance Company owned shares of the Domestic Growth Funds as follows:

                                         Class A      Class B      Class R

  Principal Balanced Fund, Inc.            5,467         116        2,774
  Principal Blue Chip Fund, Inc.          64,478          99           71
  Principal Capital Value Fund, Inc.   5,356,846          76           55
  Principal Growth Fund, Inc.             37,577          37           27
  Principal MidCap Fund, Inc.             46,739          45           32
  Principal Real Estate Fund, Inc.       417,861     312,058      313,166
  Principal SmallCap Fund, Inc.          400,425     300,319      300,319
  Principal Utilities Fund, Inc.           5,874         126           94


Note 4 -- Investment Transactions

For the period ended April 30, 1999, the cost of investment securities purchased and proceeds from investment securities sold (not including short-term investments and U.S. government securities) by the Domestic Growth Funds were as follows:

                                            Purchases               Sales

     Principal Balanced Fund, Inc.        $ 30,555,952           $17,887,154
     Principal Blue Chip Fund, Inc.         50,782,538            14,296,937
     Principal Capital Value Fund, Inc.    105,976,771            70,624,928
     Principal Growth Fund, Inc.           139,026,028            50,593,737
     Principal MidCap Fund, Inc.            78,289,364            52,509,623
     Principal Real Estate Fund, Inc.        5,122,888             3,304,984
     Principal SmallCap Fund, Inc.          27,493,140            14,505,797
     Principal Utilities Fund, Inc.         23,913,023            13,804,254

At April 30, 1999, net unrealized appreciation (depreciation) of investments by the Domestic Growth Funds was composed of the following:

                                                                                                      Net Unrealized
                                                                                                       Appreciation
                                                              Gross Unrealized                        (Depreciation)
                                                   Appreciation            (Depreciation)             of Investments
     Principal Balanced Fund, Inc.                 $ 25,386,436             $ (3,660,973)              $ 21,725,463
     Principal Blue Chip Fund, Inc.                  70,310,037               (7,829,684)                62,480,353
     Principal Capital Value Fund, Inc.             223,207,947              (15,151,909)               208,056,038
     Principal Growth Fund, Inc.                    269,430,967              (10,391,521)               259,039,446
     Principal MidCap Fund, Inc.                    160,395,154              (35,325,208)               125,069,946
     Principal Real Estate Fund, Inc.                   540,502                 (920,604)                  (380,102)
     Principal SmallCap Fund, Inc.                    7,444,656               (5,486,026)                 1,958,630
     Principal Utilities Fund, Inc.                  35,608,182               (1,798,386)                33,809,796

The Domestic  Growth  Funds'  investments  are with  various  issuers in various
industries.   The   Schedules  of   Investments   contained   herein   summarize
concentrations of credit risk by issuer and industry.

Note 5 -- Capital Share Transactions

Transactions in Capital Shares by fund were as follows:

                                                              Principal           Principal            Principal        Principal
                                                              Balanced            Blue Chip          Capital Value        Growth
                                                             Fund, Inc.          Fund, Inc.           Fund, Inc.        Fund, Inc.
  Period Ended April 30, 1999:
  Shares sold:
    Class A   .........................................         901,835          1,439,982            1,444,883          1,028,045
    Class B   .........................................         294,888            508,260              376,602            309,632
    Class R   .........................................         351,035            512,807              328,329            192,424
  Shares issued in reinvestment of dividends
  and distributions:
    Class A ...........................................         301,537             23,622            1,307,207             20,161
    Class B ...........................................          52,046              1,213              101,272                536
    Class R   .........................................          56,470              3,893               88,532              --
  Shares redeemed:
    Class A   .........................................        (673,912)          (619,959)          (1,405,195)          (668,379)
    Class B............................................        (139,717)          (161,161)            (172,286)          (117,275)
    Class R   .........................................        (224,534)          (242,293)            (227,705)          (100,134)

                                           Net Increase         919,648          1,466,364            1,841,639            665,010



  Year Ended October 31, 1998:
  Shares sold:
    Class A   .........................................       1,578,648          2,196,999            2,383,996          1,435,543
    Class B   .........................................         531,549            749,555              582,574            414,689
    Class R   .........................................         764,170            893,287              717,506            290,030
  Shares issued in reinvestment of dividends and
  distributions:
    Class A ...........................................         551,343            445,659            1,687,027            219,136
    Class B ...........................................          75,490            102,886               91,259             26,054
    Class R   .........................................          70,471             89,024               70,217             10,249
  Shares redeemed:
    Class A   .........................................        (952,391)          (760,092)          (2,537,205)          (888,842)
    Class B   .........................................        (153,016)          (171,471)            (148,042)          (121,844)
    Class R   .........................................        (202,139)          (231,149)            (186,811)           (76,609)

                                           Net Increase       2,264,125          3,314,698            2,660,521          1,308,406

                                                              Principal           Principal            Principal        Principal
                                                               MidCap            Real Estate           SmallCap          Utilities
                                                             Fund, Inc.          Fund, Inc.           Fund, Inc.        Fund, Inc.
  Period Ended April 30, 1999:
  Shares sold:
    Class A   .........................................         805,293            154,085            1,107,547            814,081
    Class B   .........................................         268,747             33,815              358,237            270,266
    Class R   .........................................         127,716             36,598              329,014            156,127
  Shares issued in reinvestment of dividends and
  distributions:
    Class A ...........................................               3             14,240                --               124,254
    Class B ...........................................               9              6,641                --                14,880
    Class R   .........................................          --                  7,229                --                 5,894
  Shares redeemed:
    Class A   .........................................       (1,276,072)          (46,852)            (325,365)          (606,705)
    Class B   .........................................         (302,918)          (15,750)             (93,235)          (109,824)
    Class R   .........................................         (122,007)          (23,841)            (125,902)           (53,422)

                                 Net Increase(Decrease)        (499,229)           166,165            1,250,296            615,551



  Periods Ended October 31, 1998:
  Shares sold:
    Class A   .........................................       1,891,397            684,793            2,291,199            853,517
    Class B   .........................................         593,857            377,186              817,321            286,360
    Class R   .........................................         327,198            346,800              610,143            172,466
  Shares issued in reinvestment of
  dividends and distributions:
    Class A ...........................................         188,881             13,045                  425            130,341
    Class B ...........................................          34,300              7,946                  319             12,065
    Class R   .........................................          10,456              7,688                  319              3,932
  Shares redeemed:
    Class A   .........................................       (1,383,727)          (43,437)            (105,453)          (928,474)
    Class B   .........................................         (215,454)          (12,937)             (26,447)          (144,160)
    Class R   .........................................         (127,550)           (6,048)             (55,649)           (48,307)

                                           Net Increase       1,319,358          1,375,036            3,532,177            337,740






Note 6 -- Line of Credit

The Domestic Growth Funds participate with other funds and portfolios managed by Principal Management Corporation in an unsecured joint line of credit with a bank, which allows the funds to borrow up to $60,000,000, collectively.
Borrowings are made solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each fund, based on its borrowings, at a rate equal to the Fed Funds Rate plus .50%. Additionally, a commitment fee is charged at the annual rate of .08% on the average unused portion of the line of credit. The commitment fee is allocated among the participating funds and portfolios in proportion to their average net assets during each quarter. At April 30, 1999, the Domestic Growth Funds had no outstanding borrowings under the line of credit.




April 30, 1999

SCHEDULES OF INVESTMENTS


GROWTH FUNDS (DOMESTIC)

PRINCIPAL BALANCED FUND, INC.


                                         Shares
                                          Held          Value

Common Stocks (57.69%)

Auto & Home Supply Stores (0.79%)
   Autozone, Inc.                         42,900(a) $1,287,000

Bakery Products (0.79%)
   Sara Lee Corp.                         57,400     1,277,150
Beverages (1.15%)
   Pepsico, Inc.                          50,700     1,872,731

Business Credit Institutions (0.21%)
   Associates First Capital `A'            7,680       340,320

Chemicals & Allied Products (0.50%)
   Dow Chemical Co.                        6,200       813,363

Commercial Banks (5.18%)
   Bank of America Corp.                  22,000     1,584,000
   BankBoston Corp.                       19,200       940,800
   Bankers Trust Corp.                    10,000       900,625
   Chase Manhattan Corp.                  11,800       976,450
   First Union Corp.                      20,492     1,134,745
   Fleet Financial Group, Inc.             8,800       378,950
   PNC Financial Corp.                    15,900       920,213
   Wells Fargo Co.                        36,200     1,563,387

                                                     8,399,170
Commercial Printing (0.50%)
   R.R. Donnelley & Sons Co.              23,100       817,163

Communications Equipment (0.44%)
   General Instrument Corp.               19,600(a)    715,400

Computer & Data Processing
Services (3.13%)
   Adobe Systems, Inc.                    26,100     1,654,087
   Electronic Data Systems Corp.          29,800     1,601,750
   First Data Corp.                       42,800     1,816,325

                                                     5,072,162
Computer & Office Equipment (3.15%)
   3COM Corp.                             24,100(a)    629,612
   Cabletron Systems, Inc.                41,800(a)    394,488
   Compaq Computer Corp.                  31,900       711,769
   Hewlett-Packard Co.                    18,600     1,467,075
   International Business Machines Corp.   9,100     1,903,606

                                                     5,106,550
Consumer Products (2.44%)
   Fortune Brands, Inc.                   34,300     1,354,850
   Philip Morris Cos., Inc.               27,700       971,231
   RJR Nabisco Holdings Corp.             31,200       803,400
   UST, Inc.                              29,500       822,313

                                                     3,951,794
Crude Petroleum & Natural Gas (1.07%)
   Texaco, Inc.                           27,700     1,738,175

Department Stores (0.96%)
   Dillard's, Inc., Class A               41,100   $ 1,137,956
   Penney (J.C.) Co.                       9,300       424,313

                                                     1,562,269
Drugs (5.30%)
   Abbott Laboratories                    18,900       915,469
   American Home Products Corp.           27,300     1,665,300
   Bristol-Myers Squibb Co.               18,600     1,182,262
   Johnson & Johnson                      21,200     2,067,000
   Merck & Co., Inc.                      26,200     1,840,550
   Pharmacia & Upjohn, Inc.               16,500       924,000

                                                     8,594,581
Electric Services (1.94%)
   Central & Southwest Corp.              36,100       895,731
   Dominion Resources, Inc.               19,900       818,387
   Potomac Electric Power Co.             23,400       684,450
   Reliant Energy, Inc.                   26,700       755,944
                                                     3,154,512
Electrical Industrial Apparatus (1.03%)
   Emerson Electric Co.                   25,800     1,664,100

Electronic Distribution Equipment (0.72%)
   General Electric Co.                   11,100     1,171,050

Fats & Oils (0.58%)
   Archer Daniels Midland Co.             63,193       947,895

Federal & Federally-Sponsored
Credit (0.28%)
   Federal National Mortgage Association   6,400       454,000

Fire, Marine & Casualty Insurance (2.50%)
   Berkshire Hathaway, Inc., Class A          17(a)  1,298,800
   Berkshire Hathaway, Inc., Class B          25(a)     61,750
   Loews Corp.                            12,800       936,800
   Safeco Corp.                           24,300       965,925
   St. Paul Cos., Inc.                    27,800       797,512

                                                     4,060,787
General Industrial Machinery (0.52%)
   Pall Corp.                             45,500       838,906

Grain Mill Products (0.85%)
   Ralston-Ralston Purina Group           45,300     1,381,650

Groceries & Related Materials (0.58%)
   Sysco Corp.                            31,800       944,063

Grocery Stores (0.87%)
   American Stores Co.                    44,900     1,417,156

Industrial Inorganic Chemicals (0.94%)
   Eastman Chemical Co.                    9,050       503,972
   Praxair, Inc.                          19,700     1,019,475

                                                     1,523,447
Jewlery, Silverware & Plated Ware (0.11%)
   Jostens, Inc.                           8,400       180,075

Life Insurance (0.60%)
   Lincoln National Corp.                 10,100       970,231

Machinery, Equipment & Supplies (0.79%)
   Grainger (W. W.), Inc.                 25,600   $ 1,284,800

Management & Public Relations (0.51%)
   Dun & Bradstreet Corp.                 22,500       826,875

Meat Products (0.39%)
   Tyson Foods, Inc.                      30,450       629,934

Medical Instruments & Supplies (0.58%)
   St. Jude Medical, Inc.                 33,850(a)    943,569

Medical Services & Health
Insurance (1.57%)
   Aon Corp.                              11,400       780,900
   Conseco, Inc.                          30,400       959,500
   Pacificare Health Systems, Inc.        10,100(a)    805,791

                                                     2,546,191
Miscellaneous Converted Paper
Products (1.05%)
   Minnesota Mining & Mfg. Co.            19,100     1,699,900

Miscellaneous Food & Kindred
Products (0.37%)
   Universal Foods Corp.                  28,600       600,600

Miscellaneous Furniture & Fixtures (0.54%)
   Newell Rubbermaid, Inc.                18,400       872,850

Miscellaneous Shopping Goods (0.33%)
   Toys `R' Us, Inc.                      24,900(a)    541,575

Miscellaneous Transportation (0.50%)
   FMC Corp.                              12,400(a)    806,000

Motor Vehicles & Equipment (0.58%)
   Ford Motor Co.                         14,654       936,940

Oil & Gas Field Services (0.39%)
   Diamond Offshore Drilling              18,900       624,881

Paper Mills (1.62%)
   Fort James Corp.                       28,162     1,070,156
   Kimberly Clark Corp.                   25,400     1,557,337

                                                     2,627,493
Petroleum Refining (2.86%)
   Amerada Hess Corp.                     17,500       997,500
   Atlantic Richfield Co.                 19,600     1,645,175
   British Petroleum Amoco PLC             7,945       899,275
   Exxon Corp.                            13,200     1,096,425

                                                     4,638,375
Plastic Materials & Synthetics (0.99%)
   Du Pont (E.I.) De Nemour               22,800     1,610,250

Pulp Mills (0.18%)
   Boise Cascade Corp.                     7,400       297,850

Rubber & Plastics Footwear (0.57%)
   Nike, Inc.                             14,900       926,594

Sanitary Services (2.17%)
   Browning-Ferris Industries, Inc.       47,100   $ 1,878,112
   Waste Management, Inc.                 28,942     1,635,223

                                                     3,513,335
Savings Institutions (1.30%)
   Citigroup, Inc.                        28,100     2,114,525

Security Brokers & Dealers (0.23%)
   Bear Stearns Cos., Inc.                 7,875       367,172

Telephone Communication (2.68%)
   AT&T Corp.                             30,850     1,557,925
   GTE Corp.                              18,600     1,245,038
   Motorola, Inc.                         19,200     1,538,400

                                                     4,341,363
Variety Stores (0.36%)
   Wal-Mart Stores, Inc.                  12,800       588,800

                             Total Common Stocks    93,595,572

Preferred Stock (0.72%)

Telephone Communications (0.72%)
   Sprint - 8.25% Conv. Pfd.              13,500     1,161,000


                                        Principal
                                         Amount         Value
Bonds (24.31%)

Beverages (0.62%)
   Seagram Co., Ltd. Notes;
      6.50%; 4/1/2003                 $1,000,000   $ 1,003,491

Blast Furnace & Basic
Steel Products (0.69%)
   Carpenter Technology Corp.
     Medium-Term Notes;
     6.99%; 4/20/2018                    800,000       768,963
   Quanex Corp. Convertible
     Subordinated Debentures;
     6.88%; 6/30/2007                    350,000       350,000

                                                     1,118,963
Business Credit Institutions (1.25%)
   CIT Group Holdings
     Senior Medium-Term Notes;
     6.38%; 10/1/2002                  1,000,000     1,013,635
   Heller Financial, Inc. Notes;
     6.44%; 10/6/2002                  1,000,000     1,012,375

                                                     2,026,010
Commercial Banks (1.68%)
   J.P. Morgan & Co., Inc.
     Subordinated Notes;
     6.70%; 11/1/2007                  1,300,000     1,316,886
   NationsBank Corp.
     Subordinated Notes;
     7.80%; 9/15/2016                  1,300,000     1,412,052

                                                     2,728,938
Communications Equipment (0.85%)
   Motorola, Inc. Debentures;
     7.50%; 5/15/2025                  1,291,000     1,375,793

Computer & Office Equipment (0.45%)
   Seagate Technology, Inc.
     Senior Notes;
     7.37%; 3/1/2007                  $  750,000   $   733,559

Consumer Products (1.20%)
   Philip Morris Cos., Inc. Notes;
     7.25%; 9/15/2001                  1,500,000     1,540,806
     6.15%; 3/15/2010                    400,000       401,224

                                                     1,942,030
Department Stores (0.70%)
   Dillard's, Inc. Notes;
     7.38%; 6/1/2006                     600,000       614,504
   Fred Meyer, Inc. Senior Notes;
     7.38%; 3/1/2005                     500,000       518,416
                                                     1,132,920
Farm & Garden Machinery (0.79%)
   Deere & Co. Senior Debentures;
     8.50%; 1/9/2022                   1,100,000     1,288,819

Fire, Marine & Casualty Insurance (0.73%)
   St. Paul Cos., Inc.
     Medium-Term Notes, Series C;
     6.38%; 12/15/2008                 1,200,000     1,178,251

Forest Products (0.61%)
   Weyerhaeuser Co.
     Debentures;
     6.95%; 10/1/2027                  1,000,000       987,183

General Government , NEC (1.03%)
   Province of Quebec, Canada
     Debentures;
     7.50%; 7/15/2002                    500,000       523,320
     7.00%; 1/30/2007                  1,100,000     1,149,379

                                                     1,672,699
General Industrial Machinery (0.94%)
   Ingersoll-Rand
     Medium-Term Notes;
     6.46%; 11/19/2003                 1,000,000     1,012,110
   Timken Co. Medium-Term Notes;
     7.30%; 8/13/2002                    500,000       519,936

                                                     1,532,046
Miscellaneous Investing (1.55%)
   Federal Realty Investment Trust Notes;
     8.88%; 1/15/2000                  1,000,000     1,020,645
   Kimco Realty Corp. Senior Notes;
     6.50%; 10/1/2003                  1,500,000     1,490,439

                                                     2,511,084
Mortgage Bankers & Brokers (0.62%)
   Countrywide Funding Corp.
     Medium-Term Notes;
     6.54%; 4/14/2000                  1,000,000     1,006,511

Motor Vehicles & Equipment (1.60%)
   Chrysler Corp. Debentures;
     7.45%; 3/1/2027                  $1,400,000   $ 1,509,098
   General Motors Corp. Debentures;
     7.70%; 4/15/2016                  1,000,000     1,084,511

                                                     2,593,609
Paper & Paper Products (0.30%)
   Boise Cascade Office Products Corp.
     Notes; 7.05%; 5/15/2005             500,000       489,009

Paper Mills (0.62%)
   International Paper Co. Notes;
     6.88%; 7/10/2000                  1,000,000     1,012,345

Personal Credit Institutions (1.41%)
   Associates Corp. of North America
     Senior Notes; 6.45%; 10/15/2001   1,200,000     1,219,811
   Ford Motor Credit Co. Notes;
     7.75%; 3/15/2005                  1,000,000     1,063,882

                                                     2,283,693
Petroleum & Petroleum Products (0.63%)
   Enron Corp. Notes;
     6.75%; 9/1/2004                   1,000,000     1,023,349

Plumbing & Heating, Except
Electric (0.62%)
   Masco Corp. Notes;
     6.13%; 9/15/2003                  1,000,000     1,002,270


Railroads (1.45%)
   Norfolk Southern Debentures;
     9.00%; 3/1/2021                   1,100,000     1,335,797
   Union Pacific Corp. Notes;
     7.00%; 6/15/2000                  1,000,000     1,014,950

                                                     2,350,747
Security Brokers & Dealers (2.12%)
   Bear Stearns Cos., Inc. Senior Notes;
     6.13%; 2/1/2003                     250,000       248,955
   Lehman Brothers, Inc. Senior
     Subordinated Notes; 6.13%; 2/1/20011,000,000    1,000,091
   Morgan Stanley Group, Inc.
     Debentures; 8.88%; 10/15/2001     1,000,000     1,071,140
   Salomon Smith Barney Holdings, Inc.
     Notes; 7.98%; 3/1/2000            1,100,000     1,122,080

                                                     3,442,266
Surety Insurance (1.85%)
   Allstate Corp. Debentures;
     6.75%; 5/15/2018                  2,000,000     1,994,460
   MBIA, Inc. Debentures;
     7.00%; 12/15/2025                 1,000,000       998,782

                                                     2,993,242
Trucking & Courier Services,
Except Air (0.00%)
   Builders Transport, Inc. Convertible
     Subordinated Debentures;
      6.50%; 5/1/2011                    306,000(b)        765


                                     Total Bonds    39,429,591


       Description of Issue             Principal
  Type        Rate       Maturity        Amount        Value


Federal Home Loan Mortgage Corporation (FHLMC)
Certificates (3.88%)

FHLMC     6.50%   10/1/2027-1/1/2029   $3,778,021   $3,760,547
FHLMC     7.00    12/1/2027             1,540,182    1,563,450
FHLMC     6.00    1/1/2029                994,177      965,335


                        Total FHLMC Certificates     6,289,332

Government National Mortgage Association (GNMA)
Certificates (2.56%)

GNMA II   6.00    6/20/2026-9/20/2028   4,293,248    4,145,637


                                       Principal
                                        Amount         Value
Asset-Backed Securities (6.54%)

Mortgage Pass-Through Securities (5.92%)
   Chase Commercial Mortgage Securities
     Corp. Mortgage Pass-Through Cert.,
     Series 1998-1, Class B;
     6.56%; 5/18/2008                 $2,200,000   $ 2,192,322
   DLJ Commercial Mortgage Corp.
     Mortgage Pass-Through Cert.,
     Class A-1B, Series 1998-CF1;
     6.41%; 2/18/2008                  2,100,000     2,086,392
   First Union Commercial Mortgage Trust
     Commercial Mortgage Pass-Through
     Cert., Series 1999-C1, Class B;
     6.22%; 12/15/2008                 1,435,000     1,394,217
   GMAC Commercial Mortgage Securities,
     Inc. Mortgage Pass-Through Cert.,
     Series 1998-C2, Class C;
     6.50%; 8/15/2008                  2,000,000     1,965,540
   J.P. Morgan Commercial Mortgage Fin.
     Corp. Mortgage Pass-Through Cert.,
     Series 1999-C7, Class B;
     6.66%; 10/15/2035                   450,000       449,446
   Morgan Stanley Capital I Inc. Commercial
     Mortgage, Series 1999-RM1, Class B;
     6.81%; 11/15/2008                 1,500,000     1,513,125

                                                     9,601,042
Personal Credit Institutions (0.62%)
   Chase Manhattan Credit Card Master Trust
     Asset-Backed Certificates, Series 97-2,
     Class A; 6.30%; 4/15/2003         1,000,000     1,011,460


                     Total Asset-Backed Securities  10,612,502
Commercial Paper (3.82%)

Personal Credit Institutions (3.82%)
   Investment in Joint Trade Account,
     Associates Corp.;4.92%; 5/3/1999 $6,199,841   $ 6,199,841


            Total Portfolio Investments (99.52%)   161,433,476

Cash, receivables and other assets,
   net of liabilities (0.48%)                          784,696


                      Total Net Assets (100.00%)  $162,218,172


(a)  Non-income producing security - No dividend paid during the period.
(b)  Non-income producing - Security in default.


PRINCIPAL BLUE CHIP FUND, INC.

                                         Shares
                                          Held          Value
Common Stocks (97.97%)

Bakery Products (2.51%)
   Sara Lee Corp.                        291,700   $ 6,490,325

Beverages (5.44%)
   Anheuser-Busch Cos., Inc.              97,000     7,093,125
   PepsiCo, Inc.                         189,000     6,981,188

                                                    14,074,313
Commercial Banks (5.80%)
   Bank One Corp.                        124,619     7,352,521
   J.P. Morgan & Co., Inc.                56,800     7,653,800

                                                    15,006,321
Computer & Office Equipment (6.14%)
   Automatic Data Processing, Inc.       176,400     7,849,800
   Hewlett-Packard Co.                   102,100     8,053,137

                                                    15,902,937
Drugs (10.74%)
   American Home Products Corp.          111,600     6,807,600
   Johnson & Johnson                      75,000     7,312,500
   Merck & Co., Inc.                      95,600     6,715,900
   Pharmacia & Upjohn, Inc.              124,200     6,955,200

                                                    27,791,200
Eating & Drinking Places (2.62%)
   McDonald's Corp.                      159,800     6,771,525

Electrical Industrial Apparatus (2.99%)
   Emerson Electric Co.                  120,100     7,746,450

Electronic Distribution Equipment (2.77%)
   General Electric Co.                   68,000     7,174,000

Fire, Marine & Casualty Insurance (5.50%)
   American International Group, Inc.     60,475     7,102,033
   Chubb Corp.                           120,300     7,127,775

                                                    14,229,808
General Industrial Machinery (1.81%)
   Pall Corp.                            254,200     4,686,813

Grain Mill Products (2.86%)
   Kellogg Co.                           199,900   $ 7,396,300

Groceries & Related Products (2.99%)
   Sysco Corp.                           260,700     7,739,531

Medical Instruments & Supplies (2.84%)
   Becton, Dickinson & Co.               198,000     7,363,125

Metal Cans & Shipping Containers (3.00%)
   Crown Cork & Seal Co., Inc.           238,600     7,754,500

Miscellaneous Converted Paper
Products (3.43%)
   Minnesota Mining & Mfg. Co.            99,900     8,891,100

Miscellaneous Food & Kindred
Products (2.94%)
   Bestfoods                             151,800     7,618,462

Miscellaneous Shopping Goods
Stores (1.59%)
   Toys `R' Us, Inc.                     188,700(a)  4,104,225

Petroleum Refining (9.14%)
   Exxon Corp.                            94,300     7,832,794
   Mobil Corp.                            75,200     7,877,200
   Royal Dutch Petroleum Co. ADR         135,300     7,940,419

                                                    23,650,413
Preserved Fruits & Vegetables (2.70%)
   Heinz (H.J.) Co.                      149,600     6,984,450

Sanitary Services (3.63%)
   Browning-Ferris Industries, Inc.      235,400     9,386,575

Sugar & Confectionery Products (2.77%)
   Wrigley (Wm.) Jr. Co.                  80,800     7,165,950

Telephone Communication (8.41%)
   AT&T Corp.                            135,750     6,855,375
   GTE Corp.                             110,800     7,416,675
   Motorola, Inc.                         93,700     7,507,712

                                                    21,779,762
Variety Stores (2.47%)
   Wal-Mart Stores, Inc.                 139,200     6,403,200

Women's Clothing Stores (2.88%)
   The Limited, Inc.                     170,500     7,459,375


                             Total Common Stocks   253,570,660


                                        Principal
                                         Amount         Value


Commercial Paper (1.78%)

Personal Credit Institutions (1.78%)
   Investment In Joint Trade Account;
   Associates Corp.; 4.92%; 05/03/1999         $4,620,141   $ 4,620,141


            Total Portfolio Investments (99.75%)            258,190,801

Cash, receivables and other assets,
   net of liabilities (0.25%)                                   646,768


                      Total Net Assets (100.00%)           $258,837,569



(a) Non-income producing security - No dividend paid during the period.


PRINCIPAL CAPITAL VALUE FUND, INC.

                                          Shares
                                           Held         Value
Common Stocks (98.76%)

Beverages (4.99%)
   Anheuser-Busch Cos., Inc.             285,000   $20,840,625
   PepsiCo, Inc.                         424,100    15,665,194

                                                    36,505,819
Commercial Banks (18.45%)
   Bank of America Corp.                 243,000    17,496,000
   Bank One Corp.                        324,764    19,161,076
   Chase Manhattan Corp.                 200,000    16,550,000
   Comerica, Inc.                        270,000    17,566,875
   First Union Corp.                     331,160    18,337,985
   Keycorp                               459,000    14,200,313
   Summit Bancorp.                       364,500    15,445,687
   Union Planters Corp.                  380,800    16,303,000

                                                   135,060,936
Communications Equipment (2.17%)
   Harris Corp.                          459,100    15,867,644

Computer & Office Equipment (1.93%)
   Hewlett-Packard Co.                    82,000     6,467,750
   International Business Machines Corp.  36,600     7,656,263

                                                    14,124,013
Crude Petroleum & Natural Gas (2.68%)
   Texaco, Inc.                          312,700    19,621,925

Department Stores (2.50%)
   Sears, Roebuck & Co.                  397,300    18,275,800

Drug Stores & Proprietary Stores (0.08%)
   Rite Aid Corp.                         25,000       582,812

Drugs (7.17%)
   Abbott Laboratories                   372,800    18,057,500
   American Home Products Corp.          286,600    17,482,600
   Pharmacia & Upjohn, Inc.              303,000    16,968,000
                                                    52,508,100
Electric Services (3.26%)
   Dominion Resources, Inc.               98,200   $ 4,038,475
   FPL Group, Inc.                        85,100     4,797,513
   Reliant Energy, Inc.                  530,000    15,005,625

                                                    23,841,613
Electrical Industrial Apparatus (1.07%)
   Emerson Electric Co.                  121,394     7,829,913

Electronic Distribution Equipment (1.17%)
   General Electric Co.                   81,000     8,545,500

General Industrial Machinery (0.00%)
   Tyco International Ltd.                     6           487

Grain Mill Products (2.27%)
   Kellogg Co.      448,500  16,594,500

Greeting Cards (2.03%)
   American Greetings Corp.              568,500    14,887,594

Groceries & Related Products (1.71%)
   Sysco Corp.                           421,000    12,498,437

Grocery Stores (1.21%)
   American Stores Co.                   280,000     8,837,500

Life Insurance (2.21%)
   American General Corp.                218,600    16,176,400

Machinery, Equipment & Supplies (2.83%)
   Grainger (W. W.), Inc.                412,800    20,717,400

Management & Public Relations (1.36%)
   Dun & Bradstreet Corp.                270,600     9,944,550

Medical Services & Health
Insurance (1.05%)
   Aon Corp.                             111,900     7,665,150

Metal Cans & Shipping Containers (5.04%)
   Ball Corp.                            311,100    17,091,056
   Crown Cork & Seal Co., Inc.           609,800    19,818,500

                                                    36,909,556
Miscellaneous Converted Paper
Products (5.66%)
   Avery Dennison Corp.                  367,000    25,047,750
   Minnesota Mining & Mfg. Co.           183,700    16,349,300
                                                    41,397,050
Miscellaneous Food & Kindred
Products (0.28%)
   Universal Foods Corp.                  96,600     2,028,600

Miscellaneous Furniture & Fixtures (2.67%)
   Newell Rubbermaid, Inc.               412,700    19,577,456

Paper Mills (2.86%)
   Kimberly Clark Corp.                  341,200    20,919,825

Petroleum Refining (7.13%)
   Atlantic Richfield Co.                273,200    22,931,725
   Chevron Corp.                         201,400    20,089,650
   Exxon Corp.                           110,100     9,145,181

                                                    52,166,556
Plumbing & Heating, Except
Electrical (2.58%)
   Masco Corp.                           643,000   $18,888,125
Rental of Railroad Cars (2.25%)
   GATX Corp.                            480,000    16,500,000

Sanitary Services (2.61%)
   Browning-Ferris Industries, Inc.      480,000    19,140,000

Telephone Communications (7.54%)
   AT&T Corp.                            368,250    18,596,625
   SBC Communications, Inc.              350,280    19,615,680
   U.S. West, Inc.                       325,000    17,001,563

                                                    55,213,868

                             Total Common Stocks   722,827,129


                                        Principal
                                         Amount         Value
Commercial Paper (1.07%)

Personal Credit Institutions (1.07%)
   Investment in Joint Trade Account,
   Associates Corp.; 4.92%; 5/3/99     $7,846,005  $ 7,846,005


           Total Portfolio Investments (99.83%)    730,673,134

Cash, receivables and other assets,
   net of liabilities (0.17%)                        1,277,217


                     Total Net Assets (100.00%)   $731,950,351



PRINCIPAL GROWTH FUND, INC.

                                         Shares
                                          Held          Value
Common Stocks (98.87%)

Advertising (0.94%)
   Interpublic Group of Cos., Inc.        75,900   $ 5,886,994

Beverages (2.55%)
   Coca-Cola Co.                          60,000     4,080,000
   PepsiCo, Inc.                         322,500    11,912,344

                                                    15,992,344
Carpets & Rugs (0.58%)
   Shaw Industries, Inc.                 200,000(a)  3,625,000

Cash Grains (1.20%)
   Pioneer Hi-Bred International, Inc.   202,000     7,549,750

Commercial Banks (10.64%)
   Bank One Corp.                        213,500    12,596,500
   Chase Manhattan Corp.                 165,500    13,695,125
   Firstar Corp.                         189,000     5,681,813
   FirstMerit Corp.                      100,000     2,781,250
   Mellon Bank Corp.                     150,000    11,146,875
   National City Corp.                    72,000     5,166,000
   US Bancorp                            305,000    11,304,062
   Wells Fargo Co.                       100,000     4,318,750

                                                    66,690,375
Communications Equipment (2.75%)
   General Instrument Corp.              175,000(a) $6,387,500
   Lucent Technologies, Inc.             180,000    10,822,500

                                                    17,210,000
Computer & Data Processing
Services (3.12%)
   GTECH Holdings Corp.                  139,300(a)  3,630,506
   Microsoft Corp.                       176,000(a) 14,311,000
   Network Associates, Inc.              123,000(a)  1,629,750

                                                    19,571,256
Computer & Office Equipment (7.21%)
   Automatic Data Processing, Inc.       210,000     9,345,000
   Ceridian Corp.                        350,600(a) 12,840,725
   Cisco Systems, Inc.                    45,000(a)  5,132,813
   Compaq Computer Corp.                  67,567     1,507,589
   Hewlett-Packard Co.                    79,100     6,239,012
   International Business Machines Corp.  32,000     6,694,000
   Pitney Bowes, Inc.                     49,400     3,454,912

                                                    45,214,051
   Consumer Products (0.85%)
   Philip Morris Cos., Inc.              152,200     5,336,513

Drug Stores & Proprietary Stores (1.78%)
   CVS Corp.                             234,000    11,144,250

Drugs (13.44%)
   American Home Products Corp.          217,000    13,237,000
   Bristol-Myers Squibb Co.              118,000     7,500,375
   Forest Laboratories, Inc.             132,600(a)  5,900,700
   Genzyme Corp. - General Division      100,756(a)  3,803,539
   Johnson & Johnson                     141,000    13,747,500
   Lilly (Eli) & Co.                     100,000     7,362,500
   Merck & Co., Inc.                     159,600    11,211,900
   Pharmacia & Upjohn, Inc.              220,000    12,320,000
   SmithKline Beecham PLC ADR            139,500     9,163,406

                                                    84,246,920
Electronic Components &
Accessories (4.21%)
   Intel Corp.                           264,000    16,153,500
   Linear Technology Corp.               180,000    10,237,500

                                                    26,391,000
Electronic Distribution Equipment (1.77%)
   General Electric Co.                  105,000    11,077,500

Engineering & Architectural
Services (1.12%)
   Paychex, Inc.                         137,000     6,995,562

Federal & Federally Sponsored
Credit (2.25%)
   Federal Home Loan Mtg.                124,700     7,824,925
   Federal National Mortgage Association  88,600     6,285,063

                                                    14,109,988
Fire, Marine & Casualty Insurance (0.90%)
   American International Group, Inc.     48,000     5,637,000

General Industrial Machinery (3.87%)
   Ingersoll-Rand Co.                    105,000   $ 7,264,688
   Tyco International Ltd.               209,400    17,013,750

                                                    24,278,438
Grain Mill Products (1.66%)
   Ralston-Ralston Purina Group          342,000    10,431,000

Groceries & Related Products (1.24%)
   Sysco Corp.                           262,800     7,801,875

Grocery Stores (0.09%)
   Casey's General Stores, Inc.           42,104       557,878

Hospitals (1.43%)
   Humana, Inc.                          105,000(a)  1,430,625
   Universal Health
    Services, Inc., Class B              145,400(a)  7,533,537

                                                     8,964,162
Hotels & Motels (2.57%)
   Marriott International, Inc., Class A 384,700    16,109,313

Investment Offices (1.22%)
   AMVESCAP PLC Sponsored ADR            140,000     7,638,750

Lumber & Other Building
Materials (2.30%)
   Home Depot, Inc.                      240,000    14,385,000

Medical Instruments & Supplies (2.95%)
   Becton, Dickinson & Co.               153,000     5,689,687
   Boston Scientific Corp.               300,000(a) 12,768,750

                                                    18,458,437
Medical Services & Health
Insurance (2.27%)
   Aon Corp.                              60,000     4,110,000
   Foundation Health
     Systems, Inc., Class A              147,500(a)  2,037,343
   PacifiCare Health
     Systems, Inc., Class B               28,540(a)  2,276,957
   Torchmark Corp.                        71,700     2,451,244
   United Healthcare Corp.                60,000     3,367,500

                                                    14,243,044
Miscellaneous Converted Paper
Products (0.45%)
   Minnesota Mining & Mfg. Co.            31,400     2,794,600

Miscellaneous Fabricated Metal
Products (0.77%)
   Parker-Hannifin Corp.                 103,350     4,850,991

Miscellaneous Food & Kindred
Products (0.40%)
   Bestfoods                              50,000     2,509,375

Miscellaneous Investing (1.34%)
   Cendant Corp.                         465,500(a)  8,379,000

Motor Vehicles & Equipment (0.74%)
   Dana Corp.                             98,000     4,618,250

Oil & Gas Field Services (1.06%)
   Schlumberger Ltd.                     104,000     6,643,000

Petroleum Refining (1.90%)
   Atlantic Richfield Co.                 40,000   $ 3,357,500
   Exxon Corp.                           102,600     8,522,212

                                                    11,879,712
Plumbing & Heating, Except
Electric (0.75%)
   Masco Corp.                           160,000     4,700,000

Refrigeration & Service Machinery (0.39%)
   Tecumseh Products Co.                  40,000     2,445,000

Sanitary Services (1.00%)
   Browning-Ferris Industries, Inc.       80,000     3,190,000
   Waste Management, Inc.                 53,945     3,047,893

                                                     6,237,893
Savings Institutions (2.62%)
   Citigroup, Inc.                       218,450    16,438,362

Soap, Cleaners & Toilet Goods (3.09%)
   Colgate-Palmolive Co.                  80,000     8,195,000
   Ecolab, Inc.                          266,400    11,172,150

                                                    19,367,150
Sugar & Confectionery Products (0.78%)
   Wrigley (Wm.) Jr. Co.                  55,000     4,877,813

Telephone Communication (6.64%)
   Ameritech Corp.                        80,000     5,475,000
   AT&T Corp.                            155,595     7,857,548
   GTE Corp.                              84,000     5,622,750
   MCI WorldCom, Inc.                    214,829(a) 17,656,258
   Motorola, Inc.                         62,700     5,023,837

                                                    41,635,393
Variety Stores (1.24%)
   Wal-Mart Stores, Inc.                 168,600     7,755,600

Women's & Children's
Undergarments (0.79%)
   Warnaco Group, Inc.                   185,200     4,942,525


                             Total Common Stocks   619,621,064


                                        Principal
                                         Amount         Value


Bond (0.38%)

Electrical Industrial Apparatus (0.38%)
   Liebert Co., Convertible Subordinated
   Debentures; 8.00%; 11/15/2010    $    500,000   $ 2,405,000

Commercial Paper (0.65%)

Business Credit Institutions (0.58%)
   American Express Credit Corp.;
   4.68%; 5/3/1999                     3,610,301     3,615,000

Personal Credit Institutions (0.07%)
   Investment In Joint Trade Account,
   Associates Corp.; 4.92%; 5/3/1999     478,229       478,229

                          Total Commercial Paper     4,093,229


            Total Portfolio Investments (99.90%)   626,119,293

Cash, receivables and other assets,
   net of liabilities (0.10%)                      $   626,933


                      Total Net Assets (100.00%)  $626,746,226



(a) Non-income producing security - No dividend paid during the period.

PRINCIPAL MIDCAP FUND, INC.

                                         Shares
                                          Held          Value
Common Stocks (99.68%)

Blast Furnace & Basic Steel (1.03%)
   Carpenter Technology Corp.            150,000   $ 4,696,875

Business Credit Institution (1.32%)
   C.I.T. Group, Inc., Class A           185,000     6,012,500

Carpets & Rugs (0.79%)
   Shaw Industries, Inc.                 198,700     3,601,437

Chemicals & Allied Products (0.29%)
   Sigma-Aldrich Corp.                    40,400     1,313,000

Commercial Banks (10.34%)
   Associated Banc-corp.                 167,535     6,094,086
   First Federal Capital Corp.           328,796     4,685,343
   FirstMerit Corp.                       81,800     2,275,062
   Independent Bank Corp. Michigan       104,265     1,746,439
   Mercantile Bancorp, Inc.              179,829    10,250,253
   Merchants Bancorp, Inc.               116,200     2,963,100
   North Fork Bancorp, Inc.              362,187     8,149,207
   Peoples Heritage Financial Group, Inc.224,800     4,355,500
   Princeton National Bancorp, Inc.      150,000     2,325,000
   Summit Bancorp                         99,650     4,222,669

                                                    47,066,659
Commercial Printing (0.12%)
   Merrill Corp.                          35,400       526,575

Computer & Data Processing
Services (5.71%)
   American Management Systems, Inc.     101,000(a)  3,471,875
   Cadence Design Systems, Inc.          230,100(a)  3,120,731
   Cerner Corp.                          245,500(a)  4,173,500
   ICG Communications, Inc.              129,000(a)  2,846,062
   Microsoft Corp.                        26,800(a)  2,179,175
   Network Associates, Inc.              123,100(a)  1,631,075
   Synopsys, Inc.                        181,100(a)  8,534,338

                                                    25,956,756
Computer & Office Equipment (2.58%)
   3COM Corp.                            150,000(a)  3,918,750
   EMC Corp.                              71,700(a)  7,810,819

                                                    11,729,569
Construction & Related Machinery (0.64%)
   Cooper Cameron Corp.                   75,000(a)  2,896,875

Crude Petroleum & Natural Gas (2.39%)
   Devon Energy Corp.                    165,000     5,486,250
   Newfield Exploration Co.              200,000(a)  5,375,000

                                                    10,861,250
Dairy Products (0.20%)
   Dreyer's Grand Ice Cream, Inc.         65,400   $   891,075

Department Stores (1.44%)
   Saks, Inc.                            232,060(a)  6,570,199

Drugs (4.93%)
   Centocor, Inc.                        140,700(a)  6,243,562
   Dura Pharmaceuticals, Inc.            282,000(a)  3,384,000
   Genzyme Corp. - General Division       83,000(a)  3,133,250
   Pharmacia & Upjohn, Inc.               75,700     4,239,200
   Watson Pharmaceuticals                134,000(a)  5,427,000

                                                    22,427,012
Drugs, Proprietaries, & Sundries (0.79%)
   McKesson HBOC, Inc.                   102,120     3,574,200

Electronic Components &
Accessories (5.89%)
   Intel Corp.                            37,200     2,276,175
   Jabil Circuit, Inc.                   199,000(a)  9,265,938
   Linear Technology Corp.               110,600     6,290,375
   Solectron Corp.                        64,800(a)  3,142,800
   Celestica, Inc.                       149,800(a)  5,860,925

                                                    26,836,213
Engineering & Architectural
Services (1.32%)
   Paychex, Inc.                         117,743     6,012,252

Fabricated Rubber Products, NEC  (2.34%)
   Weatherford International             314,800(a) 10,663,850

Fire, Marine & Casualty Insurance (0.80%)
   Berkley W.R. Corp.                    132,750     3,650,625

General Industrial Machinery (4.25%)
   Kaydon Corp.                          181,600     6,129,000
   Pentair, Inc.                         137,500     6,462,500
   Roper Industries, Inc.                237,500     6,768,750

                                                    19,360,250
Grocery Stores (0.82%)
   Casey's General Stores, Inc.          282,800     3,747,100

Holding Offices (0.49%)
   ISB Financial Corp.                   109,100     2,236,550

Hospitals (2.39%)
   Humana, Inc.                          249,300(a)  3,396,712
   Universal Health
     Services, Inc., Class B             144,800(a)  7,502,450

                                                    10,899,162
Hotels & Motels (3.50%)
   Four Seasons Hotel, Inc.              201,200     8,400,100
   Marriott International, Inc., Class A 179,800     7,529,125

                                                    15,929,225
Household Appliances (2.12%)
   Maytag Corp.                          141,300     9,661,387

Industrial Inorganic Chemicals (0.49%)
   ICN Pharmaceuticals, Inc.              67,821   $ 2,242,332

Industrial Machinery, NEC (1.90%)
   Coltec Industries                     401,000(a)  8,671,625

Insurance Agents, Brokers &
Services (1.79%)
   Equifax, Inc.                         226,600     8,143,438

Investment Offices (1.60%)
   AMVESCAP PLC Sponsored ADR            133,820     7,301,554

Iron & Steel Foundries (1.06%)
   Precision Castparts Corp.             112,800     4,822,200

Laundry, Cleaning, & Garment
Services (2.03%)
   G&K Services, Inc.                     84,600     3,955,050
   Stewart Enterprises Inc., Class A     266,700     5,300,663

                                                     9,255,713
Measuring & Controlling Devices (1.05%)
   Isco, Inc.                                  1             2
   Millipore Corp.                       156,400     4,799,525

                                                     4,799,527
Meat Products (0.95%)
   Michael Foods, Inc.                   188,500     4,311,938

Medical Instruments & Supplies (2.52%)
   Boston Scientific Corp.               164,000(a)  6,980,250
   Steris Corp.                          252,600(a)  4,483,650

                                                    11,463,900
Medical Services & Health
Insurance (5.85%)
   Alternative Living Services           234,200(a)  5,210,950
   Foundation Health
     Systems, Inc., Class A              422,540(a)  5,836,334
   Orthofix International NV             156,200(a)  2,343,000
   Pacificare Health
     Systems, Inc., Class B               51,391     4,100,038
   Torchmark Corp.                       127,300     4,352,069
   United Healthcare Corp.                85,000     4,770,625

                                                    26,613,016
Miscellaneous Chemical Products (1.16%)
   Cytec Industries                       72,600(a)  2,064,562
   Fuller H.B. Co.                        47,500     3,235,938

                                                     5,300,500
Miscellaneous Investing (0.51%)
   Cendant Corp.                         129,938(a)  2,338,884

Miscellaneous Furniture & Fixtures (1.18%)
   Newell Rubbermaid, Inc.               112,884     5,354,935

Office Furniture (0.48%)
   Chromcraft Revington, Inc.            142,800(a)  2,186,625

Oil & Gas Field Services (1.09%)
   Diamond Offshore Drilling             150,000     4,959,375

Operative Builders (1.25%)
   D. R. Horton, Inc.                    294,500     5,687,531

Paints & Allied Products (0.62%)
   RPM, Inc.                             200,500   $ 2,819,531

Plumbing, Heating &
Air Conditioning (1.34%)
   Apogee Enterprises, Inc.              498,200     6,102,950

Public Building & Related Furniture (0.87%)
   BE Aerospace, Inc.                    231,700(a)  3,953,381

Refrigeration & Service Machinery (0.34%)
   Tecumseh Products Co.                  25,200     1,540,350

Sanitary Services (3.04%)
   Browning-Ferris Industries, Inc.      113,200     4,513,850
   Republic Services, Inc., Class A   453,300(a)     9,320,981
                                                    13,834,831
Savings Institutions (5.47%)
   Greenpoint Financial Corp.            227,900     7,976,500
   Sterling Financial Corp.              124,133(a)  1,830,962
   TCF Financial Corp.                   364,900    10,582,100
   WSFS Financial Corp.                  290,000     4,531,250
                                                    24,920,812
Security Brokers & Dealers (1.34%)
   Jefferies Group, Inc.                 106,400     2,433,900
   Investment Tech Group                 106,400     3,684,100
                                                     6,118,000
Telephone Communication (4.33%)
   Hyperion Telecomm, Inc., Class A      300,000(a)  3,750,000
   McLeodUSA, Inc.                       193,900(a) 10,870,519
   Winstar Communications, Inc.          105,000(a)  5,105,625

                                                    19,726,144
Trucking & Courier Services, Except
Air (0.50%)
   J.B. Hunt Transport Services, Inc.    109,900     2,287,294

Women's & Children's
Undergarments (0.43%)
   Warnaco Group, Inc.                    73,612     1,964,520


                             Total Common Stocks   453,841,502


                                        Principal
                                         Amount         Value
Commercial Paper (0.16%)

Personal Credit Institutions (0.16%)
   Investment In Joint Trade Account,
   Associates Corp.; 4.92%: 5/3/1999    $705,130   $   705,130


            Total Portfolio Investments (99.84%)   454,546,632

Cash, receivables and other assets,
   net of liabilities (0.16%)                          739,735


                      Total Net Assets (100.00%)  $455,286,367



(a)  Non-income producing security - No dividend paid during the period.


PRINCIPAL REAL ESTATE FUND, INC.

                                         Shares
                                          Held          Value
Common Stocks (99.10%)

Apartment REITs (26.56%)
   Apartment Investment & Management Co.  13,000    $  520,812
   Archstone Communities Trust            17,400       394,763
   Avalonbay Communities, Inc.             9,987       349,545
   Berkshire Realty Company, Inc.         31,300       359,950
   Charles E. Smith
     Residential Realty, Inc.              2,000        65,000
   Equity Residential Properties Trust    14,500       670,625
   Gables Residential Trust               16,800       400,050
   Irvine Apartment Communities, Inc.     18,300       613,050
   Walden Residential Properties, Inc.     8,300       158,738

                                                     3,532,533
Factory Outlet REITs (1.74%)
   Chelsea GCA Realty, Inc.                7,000       230,562

Hotel REITs (8.49%)
   Crestline Capital Corp.                 2,430(a)     37,361
   Felcor Lodging Trust, Inc.              7,600       181,925
   Host Marriott Corp.                    26,414       351,636
   Meristar Hospitality Corp.             14,700       338,100
   Sunstone Hotel Investors, Inc.         24,000       220,500

                                                     1,129,522
Mall REITs (12.68%)
   CBL & Associates Properties, Inc.      16,300       400,369
   General Growth Properties, Inc.        10,900       401,256
   Simon Property Group, Inc.             13,000       372,938
   The Macerich Co.                       20,000       511,250

                                                     1,685,813
Manufactured Housing REITs (5.31%)
   Manufactured Home Communities, Inc.    17,400       440,438
   Sun Communities, Inc.                   7,600       266,000

                                                       706,438
Mortgage, Mixed Use & Miscellaneous
REITs (3.40%)
   Bradley Real Estate, Inc.              22,700       452,581

Net Lease REITs (2.25%)
   Trinet Corporate Realty Trust, Inc.    10,900       299,069

Office & Industrial REITs (29.62%)
   Arden Realty Group, Inc.               13,200       330,000
   Boston Properties, Inc.                 5,500       199,719
   Cabot Industrial Trust                 24,600       501,225
   Centerpoint Properties Corp.            2,100        75,469
   Equity Office Properties Trust         19,200       529,200
   Great Lakes REIT, Inc.                  3,900        60,206
   Highwoods Properties, Inc.             11,000       283,250
   Kilroy Realty Corp.                    10,900       256,831
   Mack-Cali Realty Corp.                  6,700       207,281
   Prologis Trust                         28,950       607,950
   Spieker Properties, Inc.                9,950       390,538
   Tower Realty Trust, Inc.               24,300       498,150

                                                     3,939,819
Self Storage REITs (2.63%)
   Storage USA, Inc.                      10,900       350,162

Shopping Center REITs (6.42%)
   AMB Property Corp.                      3,000    $   66,000
   Developers Diversified Realty Corp.    20,200       319,412
   Federal Realty Investment Trust        16,000       382,000
   Pan Pacific Retail Properties, Inc.     4,800        86,400

                                                       853,812

                             Total Common Stocks    13,180,311


                                        Principal
                                         Amount         Value
Commercial Paper (0.53%)

Personal Credit Institutions (0.53%)
   Investment In Joint Trade Account,
   Associates Corp.; 4.92%; 05/03/99     $70,833    $   70,833

           Total Portfolio Investments (99.63%)     13,251,144

Cash and receivables, net of liabilities (0.37%)        48,523


                      Total Net Assets (100.00%)    $13,299,667


(a)  Non-income producing security - No dividend paid during the period.


PRINCIPAL SMALLCAP FUND, INC.

                                         Shares
                                          Held          Value
Common Stocks (98.73%)

Blast Furnace & Basic Steel
Products (1.11%)
   Carpenter Technology Corp.             17,000    $  532,312

Commercial Banks (1.62%)
   Cullen Frost Bankers                    9,500       512,406
   Valley National Bancorp                 9,200       265,075
                                                       777,481
Commercial Printing (1.52%)
   Bowne & Co., Inc.                      30,000       562,500
   World Color Press, Inc.                 6,450(a)    164,878
                                                       727,378
Communications Equipment (4.23%)
   DSP Communications, Inc.               41,700(a)  1,136,325
   Sawtek, Inc.                            9,100(a)    320,775
   Spectrian Corp.                        14,100(a)    193,875
   Tekelec                                42,000(a)    379,313
                                                     2,030,288
Computer & Data Processing
Services (7.11%)
   Advanced Communications System, Inc.   45,950(a) $  574,375
   Ciber, Inc.                            22,000(a)    415,250
   Cotelligent, Inc.                      21,000(a)    245,437
   Gtech Holdings Corp.                    8,250(a)    215,016
   Hypercom Corp.                         64,500(a)    419,250
   ICG Communications, Inc.               25,100(a)    553,769
   SPSS, Inc.                              9,200(a)    158,700
   Structural Dynamics Research Corp.     10,000(a)    194,375
   Synopsys, Inc.                          6,200(a)    292,175
   Unigraphics Solutions, Inc.            23,000(a)    342,125
                                                     3,410,472
Computer & Office Equipment (4.68%)
   Box Hill Systems Corp.                110,000(a)    666,875
   Fore Systems, Inc.                     32,000(a)  1,080,000
   Neomagic Corp.                         25,000(a)    292,187
   Smart Modular Technologies, Inc.       15,650(a)    209,319
                                                     2,248,381
Construction & Related Machinery (0.79%)
   JLG Industries, Inc.                   23,500       377,469

Crude Petroleum & Natural Gas (1.21%)
   Nuevo Energy Co.                       36,500(a)    579,437

Drugs (5.63%)
   Chirex, Inc.                           16,100(a)    418,600
   Dura Pharmaceuticals, Inc.             16,500(a)    198,000
   Geltex Pharmaceuticals, Inc.           25,000(a)    428,125
   Inhale Therapeutic Systems, Inc.       11,950(a)    343,563
   Liposome Co., Inc.                     60,000(a)    750,000
   Matritech, Inc.                       360,900(a)    563,906

                                                     2,702,194
Drugs, Proprietaries & Sundries (0.96%)
   Bindley Western Industries, Inc.       14,900       460,037

Eating & Drinking Places (2.01%)
   CEC Entertainment, Inc.                 9,800(a)    367,500
   Morton's Restaurant Group, Inc.        35,000(a)    595,000

                                                       962,500
Electric Services (1.02%)
   TNP Enterprises, Inc.                  15,700       490,625

Electronic Components &
Accessories (2.93%)
   DII Group, Inc.                        35,050(a)  1,086,550
   Microchip Technology, Inc.              9,100(a)    318,500
                                                     1,405,050
Fabricated Structural Metal
Products (0.99%)
   Aavid Thermal Technologies, Inc.       25,000(a)    476,562

Family Clothing Stores (1.87%)
   Pacific Sunwear of California, Inc.    13,000(a)    482,219
   Ross Stores, Inc.                       9,000       413,437
                                                       895,656
Fire, Marine & Casualty Insurance (1.00%)
   Horace Mann Educators                  21,100       480,025
Footwear, Except Rubber (1.17%)
   Wolverine World Wide, Inc.             46,900    $  562,800

Gas Production & Distribution (0.85%)
   Piedmont Natural Gas Co.               12,800       408,000

General Industrial Machinery (2.22%)
   Kaydon Corp.                           15,100       509,625
   Regal-Beloit Corp.                     25,600       553,600

                                                     1,063,225
Grain Mill Products (0.98%)
   Ralcorp Holdings, Inc.                 25,500(a)    468,562

Greeting Cards (1.04%)
   American Greetings Corp.               19,100(a)    500,181

Groceries & Related Products (0.98%)
   Universal Corp.                        18,400       468,050

Horticultural Specialties (0.92%)
   Hines Horticulture, Inc.               52,000(a)    442,000

Hospitals (1.12%)
   Universal Health
     Services, Inc., Class B              10,400(a)    538,850

Hotels & Motels (0.92%)
   Four Seasons Hotel, Inc.                8,000       334,000
   Lodgian, Inc.                          17,950(a)    108,822

                                                       442,822
Industrial Machinery, NEC (0.93%)
   Industrial Distribution Group, Inc.    78,750(a)    447,891

Industrial Organic Chemicals (1.74%)
   CFC International, Inc.                81,450(a)    834,862

Iron & Steel Foundries (1.07%)
   Precision Castparts Corp.              12,000       513,000

Jewlery, Silverware & Plated Ware (0.93%)
   Jostens, Inc.                          20,900       448,044

Life Insurance (1.04%)
   Mony Group, Inc.                       18,900       500,850

Measuring & Controlling Devices (0.58%)
   Integrated Measurement Systems, Inc.   24,300(a)    279,450

Meat Products (1.08%)
   Michael Foods, Inc.                    22,700       519,262

Medical Instruments & Supplies (1.77%)
   ADAC Laboratories                      32,700(a)    237,075
   Focal, Inc.                            26,850(a)    231,581
   Hologic, Inc.                          56,000(a)    381,500
                                                       850,156
Medical Service & Health
Insurance (0.84%)
   Patient Info Systems                  162,000(a) $  405,000

Men's & Boys' Clothing Stores (1.09%)
   Hot Topic, Inc.                        31,600(a)    525,350

Men's & Boys' Furnishings (2.41%)
   Nautica Enterprises, Inc.              31,350(a)    425,184
   Tommy Hilfiger Corp.                   10,500       733,688
                                                     1,158,872
Metal Forgings & Stampings (1.19%)
   Varlen Corp.                           20,350       569,800

Metalworking Machinery (1.01%)
   Riviera Tool Co.                       99,000(a)    482,625

Miscellaneous Apparel & Accessory
Stores (2.09%)
   Pier 1 Imports, Inc.                   28,000       206,500
   The Buckle, Inc.                       34,100(a)    797,088
                                                     1,003,588
Miscellaneous Chemical Products (1.12%)
   H.B. Fuller Co.                         7,900       538,188

Miscellaneous Converted Paper
Products (1.14%)
   Shorewood Packaging Corp.              27,675(a)    546,581

Miscellaneous Electrical Equipment &
Supplies (1.46%)
   Motorcar Parts & Accessories           58,550(a)    702,600

Miscellaneous Equipment Rental &
Leasing (0.19%)
   T & W Financial Corp.                  11,000(a)     90,063

Miscellaneous Fabricated Metal
Products (1.02%)
   Watts Industries, Inc.                 31,800       488,925

Miscellaneous Manufacturers (1.06%)
   Russ Berrie & Co.                      18,700       507,238

Miscellaneous Shopping Goods
Stores (0.64%)
   Party City Corp.                       84,400(a)(b) 305,950

Miscellaneous Textile Goods (1.09%)
   Kellwood Co.                           20,400       525,300

Motor Vehicles & Equipment (0.99%)
   United Auto Group, Inc.                48,500(a)    472,875

Motor Vehicles, Parts & Supplies (0.92%)
   Keystone Automotive Industries, Inc.   29,400(a)    441,000

Office Furniture (0.96%)
   Kimball International, Inc., Class B   28,800       460,800

Oil & Gas Field Services (2.08%)
   Marine Drilling Co., Inc.              20,250(a) $  348,047
   Pride International, Inc.              55,600(a)    649,825

                                                       997,872
Personal Credit Institutions (0.01%)
   Firstplus Financial Group, Inc.         6,450(a)      5,241

Personnel Supply Services (0.32%)
   Remedytemp, Inc.                       13,000(a)    151,937

Petroleum Refining (1.51%)
   IRI International Corp.                52,000(a)    289,250
   Valero Energy Corp.                    19,500       435,094
                                                       724,344
Photographic Equipment &
Supplies (0.40%)
   Imax Corp.                             10,100(a)    191,269

Public Building & Related
Furniture (0.37%)
   BE Aerospace, Inc.                     10,400(a)    177,450

Rubber & Plastics Footwear (0.38%)
   Vans, Inc.                             22,200(a)    183,150

Savings Institutions (3.87%)
   Commercial Federal Corp.               19,400       470,450
   Community First Bankshares, Inc.       24,200       494,588
   MAF Bancorp, Inc.                      19,400       431,650
   Reliance Bancorp, Inc.                 16,100       458,850
                                                     1,855,538
Search & Navigation Equipment (1.02%)
   Anaren Microwave, Inc.                 24,000(a)    489,000

Soap, Cleaners & Toilet Goods (1.68%)
   Carter-Wallace, Inc.                   25,600       449,600
   Digene Corp.                           30,550(a)    358,963
                                                       808,563
Special Industry Machinery (0.20%)
   GSI Lumonics, Inc.                     22,562(a)     95,888

Sugar & Confectionary Products (0.58%)
   Sherwood Brands, Inc., Class A        112,000(a)    280,000

Surety Insurance (1.59%)
   CMAC Investment Corp.                   6,600       302,775
   Enhance Financial Services Group, Inc. 22,300       461,331
                                                       764,106
Telephone Communication (4.84%)
   Audiovox Corp., Class A                73,700(a)    469,838
   Intermedia Communications, Inc.        19,000(a)    611,563
   McLeodUSA, Inc.                        11,000(a)    616,687
   Winstar Communications, Inc.           12,900(a)    627,262

                                                     2,325,350
Trucking & Courier Services, Except
Air (1.21%)
   Werner Enterprises, Inc.               30,100    $  579,425

Women's Clothing Stores (1.43%)
   Wet Seal, Inc., Class A                16,900(a)    688,675


                             Total Common Stocks    47,386,435


                                        Principal
                                         Amount         Value
Commercial Paper (1.10%)

Personal Credit Institutions (1.10%)
   Investment In Joint Trading Account
   Associates Corp.; 4.92%; 5/3/99      $529,577    $  529,577


            Total Portfolio Investments (99.83%)    47,916,012

Cash, receivables and other assets,
  net of liabilities (0.17%)                            79,263

                      Total Net Assets (100.00%)    $47,995,275


(a)  Non-income producing security - No dividend paid during the period.

(b) On May 10, 1999 Party City Corp.'s stock price per share decreased significantly due to the delayed filing of the fiscal year 1998 financial statements.


PRINCIPAL UTILITIES FUND, INC.

                                         Shares
                                          Held          Value
Common Stocks (98.07%)

Combination Utility Services (15.77%)
   Baltimore Gas & Electric Co.           82,500   $ 2,320,313
   Citizens Utilities                    364,191     3,664,672
   Montana Power Co.                      28,200     2,102,662
   Nisource, Inc.                        122,600     3,402,150
   PacifiCorp.                           107,600     1,795,575
   Scana Corp.                            85,600     2,011,600
Utilicorp United, Inc.                   126,000     3,079,125
                                                    18,376,097
Electric Services (42.77%)
   Allegheny Energy                       86,000     2,929,375
   Avista Corp.                          111,500     1,672,500
   Carolina Power & Light Co.             60,300     2,430,844
   CMS Energy Corp                        42,200     1,856,800
   Dominion Resources, Inc.               55,800     2,294,775
   DQE, Inc.                              64,600     2,660,713
   Duke Energy Corp.                      42,700     2,391,200
   Edison International                  122,800     3,008,600
   Enron Corp.                            51,180     3,851,295
   Firstenergy Corp.                      77,500     2,300,781
   FPL Group, Inc.                        49,600     2,796,200
   GPU, Inc.                              84,800     3,233,000
   Ipalco Enterprises, Inc.               40,200       927,113
   MidAmerican Energy Holdings Co.        27,400       881,937
   Peco Energy Co.                        48,800     2,314,950
   Pinnacle West Capital Corp.            82,700     3,209,794
   Reliant Energy, Inc.                   94,900     2,686,856
   Southern Co.                          132,400     3,583,075
   Teco Energy, Inc.                     122,900     2,619,306
   Texas Utilities Holdings               55,600     2,210,100
                                                    49,859,214
Gas Production & Distribution (1.97%)
   New Jersey Resources Corp.             38,700     1,427,063
   Peoples Energy Corp.                   23,300       870,837
                                                     2,297,900
Telephone Communication (37.56%)
   Ameritech Corp.                        85,300     5,837,719
   AT&T Corp.                             82,050     4,143,525
   Bell Atlantic Corp.                    90,700     5,226,588
   BellSouth Corp.                       119,000     5,325,250
   GTE Corp.                              67,400     4,511,587
   MCI Worldcom, Inc.                     60,824(a)  4,998,973
   RCN Corp.                              56,800(a)  2,761,900
   Sprint Corp.                           52,100     5,343,506
   Sprint PCS Group                       26,700(a)  1,131,412
   US West, Inc.                          86,000     4,498,875
                                                    43,779,335

                             Total Common Stocks   114,312,546


                                        Principal
                                         Amount         Value
Commercial Paper (1.60%)

Personal Credit Institutions (1.60%)
   Investment In Joint Trade Account,
   Associates Corp.; 4.92%; 5/3/1999  $1,869,155   $ 1,869,155


            Total Portfolio Investments (99.67%)   116,181,701

Cash, receivables and other assets,
   net of liabilities (0.33%)                          386,421
                      Total Net Assets (100.00%)  $116,568,122


(a)  Non-income producing security - No dividend paid during the period.



FINANCIAL HIGHLIGHTS
(unaudited)
Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL BALANCED FUND, INC.(a)
Class A shares                                                 1999*        1998         1997         1996        1995
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................       $15.28       $15.11      $14.61       $13.74       $12.43
Income from Investment Operations:
   Net Investment Income...............................          .21          .42         .35          .38          .41
   Net Realized and Unrealized Gain (Loss) on Investments       1.00         1.15        1.81         1.59         1.31

                       Total from Investment Operations         1.21         1.57        2.16         1.97         1.72

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.23)        (.37)       (.36)        (.43)        (.36)
   Distributions from Capital Gains....................         (.45)       (1.03)      (1.30)        (.67)        (.05)

                      Total Dividends and Distributions         (.68)       (1.40)      (1.66)       (1.10)        (.41)

Net Asset Value, End of Period.........................       $15.81       $15.28      $15.11       $14.61       $13.74

Total Return(b)........................................         8.12%(c)    11.00%      15.88%       15.10%       14.18%


Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $116,402     $104,414    $85,436      $70,820      $57,125
   Ratio of Expenses to Average Net Assets.............         1.22%(d)     1.28%       1.33%        1.28%        1.37%
   Ratio of Net Investment Income to Average Net Assets         2.74%(d)     2.86%       2.42%        2.82%        3.21%
   Portfolio Turnover Rate.............................        27.9%(d)     57.0%       27.6%        32.6%        35.8%

PRINCIPAL BALANCED FUND, INC.(a)
Class B shares                                                 1999*        1998         1997         1996        1995(e)
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................       $15.22       $15.05      $14.56       $13.71       $11.80
Income from Investment Operations:
   Net Investment Income...............................          .15          .31         .25          .29          .31
   Net Realized and Unrealized Gain (Loss) on Investments        .99         1.14        1.79         1.55         1.90

                       Total from Investment Operations         1.14         1.45        2.04         1.84         2.21

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.17)        (.25)       (.25)        (.32)        (.30)
   Distributions from Capital Gains....................         (.45)       (1.03)      (1.30)        (.67)       --

                      Total Dividends and Distributions         (.62)       (1.28)      (1.55)        (.99)        (.30)

Net Asset Value, End of Period.........................       $15.74       $15.22      $15.05       $14.56       $13.71

Total Return(b)........................................         7.68%(c)    10.18%      14.96%       14.10%       18.72%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $22,844      $18,930     $11,885       $5,964      $1,263
   Ratio of Expenses to Average Net Assets.............         1.93%(d)     2.04%       2.14%        2.13%       1.91%(d)
   Ratio of Net Investment Income to Average Net Assets         2.03%(d)     2.08%       1.58%        1.93%       2.53%(d)
   Portfolio Turnover Rate.............................        27.9%(d)     57.0%       27.6%        32.6%       35.8%(d)


PRINCIPAL BALANCED FUND, INC.(a)
Class R shares                                                 1999*        1998         1997         1996(f)
-------------------------------------------------------------------         ----         ----         ----
Net Asset Value, Beginning of Period...................       $15.15       $14.98      $14.52       $13.81
Income from Investment Operations:
   Net Investment Income...............................          .17          .33         .29          .24
   Net Realized and Unrealized Gain (Loss) on Investments        .99        1.15         1.76         .73

                       Total from Investment Operations         1.16         1.48        2.05          .97

Less Dividends and Distributions:......................
   Dividends from Net Investment Income................         (.18)        (.28)       (.30)        (.26)
   Distributions from Capital Gains....................         (.46)       (1.03)      (1.29)        --

                      Total Dividends and Distributions         (.64)       (1.31)      (1.59)        (.26)

Net Asset Value, End of Period.........................       $15.67       $15.15      $14.98       $14.52

Total Return(b)........................................         7.80%(c)   10.43%      15.16%       7.52%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $22,972      $19,434       $9,745         $875
   Ratio of Expenses to Average Net Assets.............       1.76%(d)     1.88%        1.99%        1.49%(d)
   Ratio of Net Investment Income to Average Net Assets       2.20%(d)     2.22%        1.66%        2.26%(d)
   Portfolio Turnover Rate.............................       27.9%(d)     57.0%        27.6%        32.6%(d)

*  Six Months Ended April 30, 1999.


See accompanying notes.
Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL BLUE CHIP FUND, INC.(a)
Class A shares                                                 1999*        1998         1997         1996        1995
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................       $21.71       $20.22      $17.10       $15.03       $12.45
Income from Investment Operations:
   Net Investment Income...............................          .08          .12         .21          .23          .24
   Net Realized and Unrealized Gain (Loss) on Investments       3.21         3.57        3.58         2.45         2.55

                       Total from Investment Operations         3.29         3.69        3.79         2.68         2.79

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.08)        (.12)       (.21)        (.26)        (.21)
   Distributions from Capital Gains....................         (.01)       (2.08)       (.46)        (.35)        --

                      Total Dividends and Distributions         (.09)       (2.20)       (.67)        (.61)        (.21)

Net Asset Value, End of Period.........................       $24.91       $21.71      $20.22       $17.10       $15.03

Total Return(b)........................................        15.20%(c)   19.48%      22.57%       18.20%       22.65%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $166,447     $126,740    $79,985      $44,389      $35,212
   Ratio of Expenses to Average Net Assets.............       1.21%(d)     1.31%        1.30%        1.33%       1.38%
   Ratio of Net Investment Income to Average Net Assets        .71%(d)      .57%        1.10%        1.41%       1.83%
   Portfolio Turnover Rate.............................       13.2%(d)       .5%        55.4%        13.3%       26.1%

PRINCIPAL BLUE CHIP FUND, INC.(a)
Class B shares                                                 1999*        1998         1997         1996        1995(e)
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................       $21.55       $20.14      $17.03       $14.99       $11.89
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............          .01         (.02)        .07          .11          .15
   Net Realized and Unrealized Gain (Loss) on Investments       3.18        3.53         3.54         2.41        3.10

                       Total from Investment Operations         3.19         3.51        3.61         2.52         3.25

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.01)        (.02)       (.04)        (.13)        (.15)
   Distributions from Capital Gains....................         (.01)       (2.08)       (.46)        (.35)        --

                      Total Dividends and Distributions         (.02)       (2.10)       (.50)        (.48)        (.15)

Net Asset Value, End of Period.........................       $24.72       $21.55      $20.14       $17.03       $14.99

Total Return(b)........................................        14.79%(c)    18.59%      21.59%       17.18%      26.20%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $47,864      $34,223      $18,265       $6,527      $1,732
   Ratio of Expenses to Average Net Assets.............       1.96%(d)     2.02%        2.06%        2.19%       1.90%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................       (.04)%(d)    (.14)%       .32%         .49%        .97%(d)
   Portfolio Turnover Rate.............................       13.2%(d)       .5%        55.4%        13.3%       26.1%(d)

PRINCIPAL BLUE CHIP FUND, INC.(a)
Class R shares                                                 1999*        1998         1997         1996(f)
-------------------------------------------------------------------         ----         ----         ----
Net Asset Value, Beginning of Period...................       $21.63       $20.16      $17.08       $16.21
Income from Investment Operations:
   Net Investment Income...............................          .03          .02         .13          .12
   Net Realized and Unrealized Gain (Loss) on Investments       3.18        3.57         3.53          .90

                       Total from Investment Operations         3.21         3.59        3.66         1.02

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.02)        (.04)       (.12)        (.15)
   Distributions from Capital Gains....................         (.01)       (2.08)       (.46)        --

                      Total Dividends and Distributions         (.03)       (2.12)       (.58)        (.15)

Net Asset Value, End of Period.........................       $24.81       $21.63      $20.16       $17.08

Total Return(b)........................................        14.86%(c)    19.01%      21.82%       7.02%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $44,527      $32,871      $15,502       $1,575
   Ratio of Expenses to Average Net Assets.............       1.75%(d)     1.85%        1.89%        1.48%(d)
   Ratio of Net Investment Income to Average Net Assets        .17%(d)      .02%         .45%         .68%(d)
   Portfolio Turnover Rate.............................       13.2%(d)       .5%        55.4%        13.3%(d)

*  Six Months Ended April 30, 1999.

See accompanying notes.

FINANCIAL HIGHLIGHTS (Continued)
(unaudited)

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL CAPITAL VALUE FUND, INC.(a)
Class A shares                                                 1999*        1998         1997         1996        1995
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................       $31.07       $29.69       $27.72       $23.69      $20.83
Income from Investment Operations:
   Net Investment Income...............................         .25          .50          .50          .45         .45
   Net Realized and Unrealized Gain (Loss) on Investments      3.16         3.88         5.80         5.48        3.15

                       Total from Investment Operations        3.41         4.38         6.30         5.93        3.60

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.26)        (.53)       (.48)        (.43)        (.39)
   Distributions from Capital Gains....................        (1.95)       (2.47)      (3.85)       (1.47)        (.35)

                      Total Dividends and Distributions        (2.21)       (3.00)      (4.33)       (1.90)        (.74)

Net Asset Value, End of Period.........................       $32.27       $31.07      $29.69       $27.72       $23.69

Total Return(b)........................................       11.48%(c)    15.59%       25.36%      26.41%       17.94%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $630,443     $565,052     $494,444     $435,617    $339,656
   Ratio of Expenses to Average Net Assets.............        .72%(d)      .74%         .70%         .69%        .75%
   Ratio of Net Investment Income to Average Net Assets       1.69%(d)     1.67%        1.85%        1.82%       2.08%
   Portfolio Turnover Rate.............................       21.2%(d)     23.2%        30.8%        50.2%       46.0%


PRINCIPAL CAPITAL VALUE FUND, INC.(a)
Class B shares                                                 1999*        1998         1997         1996        1995(e)
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................       $30.90       $29.51       $27.58       $23.61      $19.12
Income from Investment Operations:
   Net Investment Income...............................         .15          .26          .23          .21         .33
   Net Realized and Unrealized Gain (Loss) on Investments      3.14         3.86         5.77         5.45        4.46

                       Total from Investment Operations        3.29         4.12         6.00         5.66        4.79

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.14)        (.26)       (.22)        (.22)        (.30)
   Distributions from Capital Gains....................        (1.95)       (2.47)      (3.85)       (1.47)       --

                      Total Dividends and Distributions        (2.09)       (2.73)      (4.07)       (1.69)        (.30)

Net Asset Value, End of Period.........................       $32.10       $30.90      $29.51       $27.58       $23.61

Total Return(b)........................................       11.11%(c)    14.71%      24.13%       25.19%       25.06%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $56,323      $44,765      $27,240       $9,832      $2,248
   Ratio of Expenses to Average Net Assets.............       1.42%(d)     1.52%        1.65%        1.70%       1.50%(d)
   Ratio of Net Investment Income to Average Net Assets        .99%(d)      .88%         .84%         .80%       1.07%(d)
   Portfolio Turnover Rate.............................       21.2%(d)     23.2%        30.8%        50.2%       46.0%(d)


PRINCIPAL CAPITAL VALUE FUND, INC.(a)
Class R shares                                                 1999*        1998         1997         1996(f)
-------------------------------------------------------------------         ----         ----         ----
Net Asset Value, Beginning of Period...................       $30.80       $29.44       $27.57       $24.73
Income from Investment Operations:
   Net Investment Income...............................         .16          .28          .30          .19
   Net Realized and Unrealized Gain (Loss) on Investments      3.13         3.84         5.74        2.81

                       Total from Investment Operations        3.29         4.12         6.04         3.00

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.15)        (.29)       (.32)        (.16)
   Distributions from Capital Gains....................        (1.95)       (2.47)      (3.85)        --

                      Total Dividends and Distributions        (2.10)       (2.76)      (4.17)        (.16)

Net Asset Value, End of Period.........................       $31.99       $30.80      $29.44       $27.57

Total Return(b)........................................       11.15%(c)    14.77%      24.36%       12.74%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $45,185      $37,675     $18,326      $1,752
   Ratio of Expenses to Average Net Assets.............       1.37%(d)     1.50%        1.50%        1.16%(d)
   Ratio of Net Investment Income to Average Net Assets       1.04%(d)      .88%         .93%        1.18%(d)
   Portfolio Turnover Rate.............................       21.2%(d)     23.2%        30.8%        50.2%(d)

*  Six Months Ended April 30, 1999.

See accompanying notes.

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):


PRINCIPAL GROWTH FUND, INC.(a)
Class A shares                                                 1999*        1998         1997         1996        1995
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................       $56.09       $50.43       $39.54       $37.22      $31.14
Income from Investment Operations:
   Net Investment Income...............................         .13          .35          .31          .35         .35
   Net Realized and Unrealized Gain (Loss) on Investments     10.47         7.14        11.26        3.50        6.67

                       Total from Investment Operations       10.60         7.49        11.57         3.85        7.02

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.18)        (.34)       (.31)        (.35)        (.31)
   Distributions from Capital Gains....................         --          (1.49)       (.37)       (1.18)        (.63)

                      Total Dividends and Distributions         (.18)       (1.83)       (.68)       (1.53)        (.94)

Net Asset Value, End of Period.........................       $66.51       $56.09      $50.43       $39.54       $37.22

Total Return(b)........................................       18.92%(c)     15.17%      29.55%      10.60%       23.29%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $494,746     $395,954     $317,386     $228,361    $174,328
   Ratio of Expenses to Average Net Assets.............        .86%(d)      .95%        1.03%        1.08%       1.16%
   Ratio of Net Investment Income to Average Net Assets        .43%(d)      .66%         .68%         .95%       1.12%
   Portfolio Turnover Rate.............................       18.7%(d)     21.9%        16.5%         1.8%       12.2%


PRINCIPAL GROWTH FUND, INC.(a)
Class B shares                                                 1999*        1998         1997         1996        1995(e)
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................       $55.98       $50.36       $39.43       $37.10      $28.33
Income from Investment Operations:
   Net Investment Income...............................         (.02)        .06          .09          .08         .21
   Net Realized and Unrealized Gain (Loss) on Investments      10.46         7.14        11.23        3.48         8.76

                       Total from Investment Operations        10.44        7.20        11.32         3.56        8.97

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.03)        (.09)       (.02)        (.05)        (.20)
   Distributions from Capital Gains....................         --          (1.49)       (.37)       (1.18)        --

                      Total Dividends and Distributions         (.03)       (1.58)       (.39)       (1.23)        (.20)

Net Asset Value, End of Period.........................       $66.39       $55.98      $50.36       $39.43       $37.10

Total Return(b)........................................        18.65%(c)    14.58%     28.92%       9.80%        31.48%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $89,661      $64,809      $42,241      $24,019      $8,279
   Ratio of Expenses to Average Net Assets.............       1.33%(d)     1.46%         1.48%        1.79%       1.80%(d)
   Ratio of Net Investment Income to Average Net Assets       (.04)%(d)     .15%          .23%         .22%        .31%(d)
   Portfolio Turnover Rate.............................       18.7%(d)     21.9%         16.5%         1.8%       12.2%(d)


PRINCIPAL GROWTH FUND, INC.(a)
Class R shares                                                 1999*        1998         1997         1996(f)
-------------------------------------------------------------------         ----         ----         ----
Net Asset Value, Beginning of Period...................       $55.77       $50.16       $39.40       $39.27
Income from Investment Operations:
   Net Investment Income...............................         (.04)         .02         .06          .10
   Net Realized and Unrealized Gain (Loss) on Investments      10.40        7.09        11.16          .13

                       Total from Investment Operations        10.36         7.11       11.22          .23

Less Dividends and Distributions:
   Dividends from Net Investment Income................         --           (.01)       (.09)        (.10)
   Distributions from Capital Gains....................         --          (1.49)       (.37)        --

                      Total Dividends and Distributions         --          (1.50)       (.46)        (.10)

Net Asset Value, End of Period.........................       $66.13       $55.77      $50.16       $39.40

Total Return(b)........................................        18.58%(c)    14.46%      28.72%       1.12%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $42,339      $30,557      $16,265       $2,014
   Ratio of Expenses to Average Net Assets.............       1.43%(d)     1.59%        1.69%        1.42%(d)
   Ratio of Net Investment Income to Average Net Assets       (.14)%(d)      .01%         .00%         .14%(d)
   Portfolio Turnover Rate.............................       18.7%(d)     21.9%        16.5%         1.8%(d)

*  Six Months Ended April 30, 1999.

See accompanying notes.

FINANCIAL HIGHLIGHTS (Continued)
(unaudited)

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL MIDCAP FUND, INC.(a)
Class A shares                                                 1999*        1998         1997         1996        1995
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................       $39.90       $45.33       $35.75       $31.45      $25.08
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............          .02         (.07)        .07          .14          .12
   Net Realized and Unrealized Gain (Loss) on Investments       4.96       (4.26)       10.80         5.05        6.45

                       Total from Investment Operations         4.98        (4.33)      10.87         5.19         6.57

Less Dividends and Distributions:
   Dividends from Net Investment Income                         --          --           (.11)        (.14)        (.06)
   Distributions from Capital Gains....................         --          (1.10)      (1.18)        (.75)        (.14)

                      Total Dividends and Distributions         --          (1.10)      (1.29)        (.89)        (.20)

Net Asset Value, End of Period.........................       $44.88       $39.90      $45.33       $35.75       $31.45

Total Return(b)........................................        12.48%(c)   (9.78)%      31.26%      16.89%       26.89%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $353,387     $332,942     $346,666     $229,465    $150,611
   Ratio of Expenses to Average Net Assets.............       1.24%(d)     1.22%        1.26%        1.32%       1.47%
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................       (.07)%(d)    (.14)%         .20%         .46%        .47%
   Portfolio Turnover Rate.............................       25.0%(d)     25.1%         9.5%        12.3%       13.5%


PRINCIPAL MIDCAP FUND, INC.(a)
Class B shares                                                 1999*        1998         1997         1996        1995(e)
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................       $39.29       $44.88       $35.48       $31.31      $23.15
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............          .26         (.23)       (.05)        (.04)        --
   Net Realized and Unrealized Gain (Loss) on Investments       4.67       (4.26)       10.64         4.97        8.18

                       Total from Investment Operations         4.93        (4.49)      10.59         4.93         8.18

Less Dividends and Distributions:
   Dividends from Net Investment Income................         --           --          (.01)        (.01)        (.02)
   Distributions from Capital Gains....................         --          (1.10)      (1.18)        (.75)        --

                      Total Dividends and Distributions         --          (1.10)      (1.19)        (.76)        (.02)

Net Asset Value, End of Period.........................       $44.22       $39.29      $44.88       $35.48       $31.31

Total Return(b)........................................        12.29%(c)   (10.24)%     30.64%       16.07%       35.65%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $75,248      $68,358      $59,554      $28,480      $8,997
   Ratio of Expenses to Average Net Assets.............       1.59%(d)     1.73%        1.69%        2.01%       2.04%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................       (.42)%(d)    (.66)%       (.24)%       (.24)%      (.17)%(d)
   Portfolio Turnover Rate.............................       25.0%(d)     25.1%         9.5%        12.3%       13.5%(d)


PRINCIPAL MIDCAP FUND, INC.(a)
Class R shares                                                 1999*        1998         1997         1996(f)
-------------------------------------------------------------------         ----         ----         ----
Net Asset Value, Beginning of Period...................       $39.43       $45.10       $35.67       $33.77
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............          .24         (.28)       (.12)         .04
   Net Realized and Unrealized Gain (Loss) on Investments       4.55       (4.29)       10.74        1.88

                       Total from Investment Operations         4.79        (4.57)      10.62         1.92

Less Dividends and Distributions:
   Dividends from Net Investment Income................         --           --          (.01)        (.02)
   Distributions from Capital Gains....................         --          (1.10)      (1.18)        --

                      Total Dividends and Distributions         --          (1.10)      (1.19)        (.02)

Net Asset Value, End of Period.........................       $44.22       $39.43      $45.10       $35.67

Total Return(b)........................................        12.10%(c)   (10.37)%     30.56%       6.20%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $26,651      $23,540      $17,448       $2,016
   Ratio of Expenses to Average Net Assets.............       1.86%(d)     1.89%        1.87%        1.53%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................       (.69)%(d)    (.82)%       (.45)%         .29%(d)
   Portfolio Turnover Rate.............................       25.0%(d)     25.1%         9.5%        12.3%(d)

*  Six Months Ended April 30, 1999.

See accompanying notes.

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL REAL ESTATE FUND, INC.
Class A shares                                                 1999*        1998(g)
-------------------------------------------------------------------         ----
Net Asset Value, Beginning of Period...................       $8.39       $10.15
Income from Investment Operations:
   Net Investment Income...............................          .16          .20
   Net Realized and Unrealized Gain (Loss) on Investments        .24        (1.76)

                       Total from Investment Operations          .40        (1.56)
Less Dividends:
   Dividends from Net Investment Income                         (.16)        (.20)

                                        Total Dividends         (.16)        (.20)

Net Asset Value, End of Period.........................        $8.63        $8.39

Total Return(b)........................................         4.95%(c)    (15.45)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $6,697       $5,490
   Ratio of Expenses to Average Net Assets.............       2.00%(d)     2.25%(d)
   Ratio of Net Investment Income to Average Net Assets       3.89%(d)     2.89%(d)
   Portfolio Turnover Rate.............................       59.6%(d)     60.4%(d)


PRINCIPAL REAL ESTATE FUND, INC.
Class B shares                                                 1999*        1998(g)
-------------------------------------------------------------------         ----
Net Asset Value, Beginning of Period...................        $8.38       $10.15
   Net Investment Income...............................          .12          .20
   Net Realized and Unrealized Gain (Loss) on Investments        .25        (1.78)

                       Total from Investment Operations          .37        (1.58)
Less Dividends:
   Dividends from Net Investment Income................         (.14)        (.19)

                                        Total Dividends         (.14)        (.19)

Net Asset Value, End of Period.........................        $8.61       $ 8.38

Total Return(b)........................................         4.54%(c)    (15.67)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............         $3,418       $3,120
   Ratio of Expenses to Average Net Assets.............       2.89%(d)    2.47% (d)
   Ratio of Net Investment Income to Average Net Assets       3.00%(d)     2.67%(d)
   Portfolio Turnover Rate.............................       59.6%(d)     60.4%(d)


PRINCIPAL REAL ESTATE FUND, INC.
Class R shares                                                 1999*        1998(g)
-------------------------------------------------------------------         ----
Net Asset Value, Beginning of Period...................        $8.40       $10.15
Income from Investment Operations:
   Net Investment Income...............................          .15          .23
   Net Realized and Unrealized Gain (Loss) on Investments        .25        (1.78)

                       Total from Investment Operations          .40        (1.55)
Less Dividends:
   Dividends from Net Investment Income................         (.16)        (.20)

                                        Total Dividends         (.16)        (.20)

Net Asset Value, End of Period.........................        $8.64       $ 8.40

Total Return(b)........................................         4.90%(c)    (15.37)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $3,185       $2,928
   Ratio of Expenses to Average Net Assets.............       2.17%(d)     1.99%(d)
   Ratio of Net Investment Income to Average Net Assets       3.72%(d)     3.07%(d)
   Portfolio Turnover Rate.............................       59.6%(d)     60.4%(d)

*  Six Months Ended April 30, 1999.


See accompanying notes.

FINANCIAL HIGHLIGHTS (Continued)
(unaudited)

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL SMALLCAP FUND, INC.
Class A shares                                                 1999*        1998(g)
-------------------------------------------------------------------         ----
Net Asset Value, Beginning of Period...................        $8.43        $9.92
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............         (.02)        (.08)
   Net Realized and Unrealized Gain (Loss) on Investments       1.64        (1.41)

                       Total from Investment Operations         1.62        (1.49)

Net Asset Value, End of Period.........................       $10.05        $8.43

Total Return(b)........................................        19.22%(c)   (15.95)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $29,845      $18,438
   Ratio of Expenses to Average Net Assets.............       1.79%(d)     2.58%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................       (.91)%(d)    (1.65)%(d)
   Portfolio Turnover Rate.............................       78.2%(d)     20.5%(d)


PRINCIPAL SMALLCAP FUND, INC.
Class B shares                                                 1999*        1998(g)
-------------------------------------------------------------------         ----
Net Asset Value, Beginning of Period...................        $8.41        $9.91
   Net Investment Income (Operating Loss)..............         (.05)        (.11)
   Net Realized and Unrealized Gain (Loss) on Investments       1.61       (1.39)

                       Total from Investment Operations         1.56        (1.50)

Net Asset Value, End of Period.........................         9.97       $ 8.41

Total Return(b)........................................        18.55%(c)   (16.15)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $10,528       $6,550
   Ratio of Expenses to Average Net Assets.............       2.66%(d)     2.80% (d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................       (1.78)%(d)   (1.85)%(d)
   Portfolio Turnover Rate.............................       78.2%(d)     20.5%(d)


PRINCIPAL SMALLCAP FUND, INC.
Class R shares                                                 1999*        1998(g)
-------------------------------------------------------------------         ----
Net Asset Value, Beginning of Period...................        $8.45        $9.91
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............         (.03)        (.07)
   Net Realized and Unrealized Gain (Loss) on Investments       1.64        (1.39)

                       Total from Investment Operations         1.61        (1.46)

Net Asset Value, End of Period.........................       $10.06       $ 8.45

Total Return(b)........................................        19.05%(c)   (15.75)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $7,623       $4,688
   Ratio of Expenses to Average Net Assets.............       2.01%(d)     2.07%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................       (1.13)%(d)   (1.12)%(d)
   Portfolio Turnover Rate.............................       78.2%(d)     20.5%(d)

*  Six Months Ended April 30, 1999.


See accompanying notes.


Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):


PRINCIPAL UTILITIES FUND, INC.(a)
Class A shares                                                 1999*       1998          1997         1996        1995
-------------------------------------------------------------------        ----          ----         ----        ----
Net Asset Value, Beginning of Period...................       $16.11       $12.55      $11.40       $10.94        $9.25
Income from Investment Operations:
   Net Investment Income(h)............................          .18         .41          .48          .44         .48
   Net Realized and Unrealized Gain (Loss) on Investments       1.39        3.59         1.12          .45        1.70

                       Total from Investment Operations         1.57         4.00        1.60          .89         2.18

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.18)        (.44)       (.45)        (.43)        (.49)
   Distributions from Capital Gains....................         (.24)        --          --           --           --

                      Total Dividends and Distributions         (.42)        (.44)       (.45)        (.43)        (.49)

Net Asset Value, End of Period.........................       $17.26       $16.11      $12.55       $11.40       $10.94

Total Return(b)........................................         9.85%(c)    32.10%      14.26%        8.13%       24.36%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $95,189      $83,533     $64,366      $66,322      $65,873
   Ratio of Expenses to Average Net Assets(h)..........       1.17%(d)     1.15%        1.15%        1.17%       1.04%
   Ratio of Net Investment Income to Average Net Assets       2.16%(d)     2.73%        3.90%        3.85%       4.95%
   Portfolio Turnover Rate.............................       26.2%(d)     11.9%        22.5%        34.2%       13.0%

PRINCIPAL UTILITIES FUND, INC.(a)
Class B shares                                                 1999*        1998         1997         1996        1995(e)
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................       $16.09       $12.53      $11.38       $10.93        $9.20
Income from Investment Operations:
   Net Investment Income(h)............................         .12         .30          .38          .36         .40
   Net Realized and Unrealized Gain (Loss) on Investments      1.38        3.59         1.13          .43        1.77

                       Total from Investment Operations        1.50         3.89        1.51          .79         2.17

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.11)        (.33)       (.36)        (.34)        (.44)
   Distributions from Capital Gains....................         (.24)        --          --           --           --

                      Total Dividends and Distributions         (.35)        (.33)       (.36)        (.34)       (.44)

Net Asset Value, End of Period.........................       $17.24       $16.09      $12.53       $11.38       $10.93

Total Return(b)........................................        9.45%(c)     31.23%     13.41%       7.23%        24.18%(c)


Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $15,220      $11,391      $6,937       $5,579      $3,952
   Ratio of Expenses to Average Net Assets(h)..........       1.93%(d)     1.90%        1.90%        1.93%       1.72%(d)
   Ratio of Net Investment Income to Average Net Assets       1.40%(d)     2.04%        3.14%        3.07%       3.84%(d)
   Portfolio Turnover Rate.............................       26.2%(d)     11.9%        22.5%        34.2%       13.0%(d)

PRINCIPAL UTILITIES FUND, INC.(a)
Class R shares                                                 1999*        1998         1997         1996(f)
-------------------------------------------------------------------         ----         ----         ----
Net Asset Value, Beginning of Period...................       $16.07       $12.49      $11.33       $11.75
Income from Investment Operations:
   Net Investment Income(h)............................          .12         .33          .39          .28
   Net Realized and Unrealized Gain (Loss) on Investments       1.38        3.58         1.14         (.41)

                       Total from Investment Operations         1.50         3.91        1.53         (.13)

Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.12)        (.33)       (.37)        (.29)
   Distributions from Capital Gains....................         (.24)        --          --           --

                      Total Dividends and Distributions         (.36)        (.33)       (.37)        (.29)

Net Asset Value, End of Period.........................       $17.21       $16.07      $12.49       $11.33

Total Return(b)........................................         9.41%(c)    31.47%      13.72%        (.31)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $6,159       $4,005      $1,512        $311
   Ratio of Expenses to Average Net Assets(h)..........       1.84%(d)     1.65%        1.65%        1.47%(d)
   Ratio of Net Investment Income to Average Net Assets       1.49%(d)     2.21%        3.35%        3.77%(d)
   Portfolio Turnover Rate.............................       26.2%(d)     11.9%        22.5%        34.2%(d)

*  Six Months Ended April 30, 1999.


See accompanying notes.



FINANCIAL HIGHLIGHTS (Continued)
(unaudited)
Notes to Financial Highlights


(a) Effective January 1, 1998, the following changes were made to the names of the Domestic Growth Funds:

        Former Fund Name                         New Fund Name
-----------------------------------------------------------------
  Princor Balanced Fund, Inc.                 Principal Balanced Fund, Inc.
  Princor Blue Chip Fund, Inc.                Principal Blue Chip Fund, Inc.
  Princor Capital Accumulation Fund, Inc.     Principal Capital Value Fund, Inc.
  Princor Growth Fund, Inc.                   Principal Growth Fund, Inc.
  Princor Emerging Growth Fund, Inc.          Principal MidCap Fund, Inc.
  Princor Utilities Fund, Inc.                Principal Utilities Fund, Inc.

(b) Total return is calculated without the front-end sales charge or contingent deferred sales charge.

(c)  Total return amounts have not been annualized.

(d)  Computed on an annualized basis.

(e) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995. The Domestic Growth Funds' Class B shares recognized net investment income as follows for the period from the initial purchase of Class B shares on December 5, 1994 through December 8, 1994, none of which was distributed to the sole shareholder, Principal Management Corporation. The Domestic Growth Funds' Class B shares incurred unrealized losses on investments during the initial interim period as follows. This represents Class B share activities of each fund prior to the initial public offering of Class B shares:

                                            Net Investment
                                                Income

     Principal Balanced Fund, Inc.             $--                $(.19)
     Principal Blue Chip Fund, Inc.             --                 (.15)
     Principal Capital Value Fund, Inc.         --                 (.46)
     Principal Growth Fund, Inc.                --                 (.86)
     Principal MidCap Fund, Inc.                --                 (.77)
     Principal Utilities Fund, Inc.            .01                 (.01)

(f) Period from February 29, 1996, date Class R shares first offered to eligible purchasers, through October 31, 1996. Certain of the Domestic Growth Funds' Class R shares recognized net investment income for the period from the initial purchase of Class R shares on February 27, 1996 through February 28, 1996 as follows, none of which was distributed to the sole shareholder, Principal Management Corporation. Additionally, the Domestic Growth Funds incurred unrealized gains (losses) on investments during the initial interim period as follows. This represents Class R share activities of each fund prior to the initial offering of Class R shares:

                                                    Per Share
                                                 Net Investment
                                                     Income

     Principal Balanced Fund, Inc.              $--               $(.03)
     Principal Blue Chip Fund, Inc.             .01                (.02)
     Principal Capital Value Fund, Inc.         .01                (.11)
     Principal Growth Fund, Inc.                .01                 .10
     Principal MidCap Fund, Inc                  --                 .19





(g) Period from December 31, 1997, date Class A and Class B shares first offered to the public and Class R shares first offered to eligible purchasers, through October 31, 1998. With respect to Principal Real Estate Fund, Inc. Class A, Class B and Class R shares, net investment income aggregating $.03 per share for the period from the initial purchase of shares on December 11, 1997 through December 30, 1997 was recognized, of which $.01 per share was distributed to its sole shareholder, Principal
     Life Insurance Company, during the period. With respect to Principal SmallCap Fund, Inc. Class A, Class B and Class R shares, net investment income aggregating $.02 per share from the initial purchase of shares on December 11, 1997 through December 30, 1997 was recognized. Principal SmallCap Fund, Inc. Class A, Class B and Class R did distributed $.01 per share a taxable return of capital to the sole shareholder Principal Life Insurance Company, during the period. Principal Real Estate Fund, Inc. and Principal SmallCap Fund, Inc. Class A, Class B and Class R shares incurred unrealized gains (losses) on investments during the initial interim period as follows. This represents Class A, Class B and Class R share activities of each fund prior to the initial public offering of each class of shares.

                                                   Per Share Unrealized
                                                       Gain (Loss)

                                                  Class     Class      Class
                                                    A         B          R

     Principal Real Estate Fund, Inc.            $ .13      $ .13      $ .13
     Principal SmallCap Fund, Inc.                (.09)      (.09)      (.09)



(h) Without the Manager's voluntary waiver of a portion of certain of its expenses (see Note 3 to the financial statements) for the periods indicated, Principal Utilities Fund, Inc. would have had per share net investment income and the ratios of expenses to average net assets as shown:

                 Year Ended
                 October 31,       Per Share     Ratio of Expenses
                   Except       Net Investment     to Average Net     Amount
                   as Noted         Income             Assets         Waived


     Class A        1998         $.39                  1.23%        $  60,477
                    1997             .46               1.25%           65,940
                    1996             .43               1.25%           54,932
                    1995             .46               1.30%          151,145

     Class B        1998             .29               2.00%(d)         9,557
                    1997             .37               1.95%            3,753
                    1996             .34               2.06%            6,690
                    1995(e)          .40               1.81%(d)         1,338

     Class R        1998             .28               2.10%(d)        12,481
                    1997             .31               2.67%            9,355
                    1996(f)          .28               1.47%(d)         --

     The Manager ceased its waiver of expenses October 31, 1998.


April 30, 1999

STATEMENTS OF ASSETS AND LIABILITIES
(unaudited)

                                                         Principal                                                 Principal
                                                       International                  Principal                  International
                                                     Emerging Markets               International                  SmallCap
GROWTH FUNDS (INTERNATIONAL)                            Fund, Inc.                   Fund, Inc.                   Fund, Inc.

    Investment in securities -- at cost........        $17,128,928                 $337,246,551                   $25,898,003

    Assets
    Investment in securities -- at value (Note 4)      $17,344,326                  $403,279,197                  $29,085,843
    Cash....................................79,538          13,364                       11,581
    Receivables:
       Dividends and interest..................             62,264                    1,765,733                        54,645
       Investment securities sold..............            285,361                    7,745,363                       712,990
       Capital Shares sold.....................             51,999                      248,082                        80,205
    Other assets...............................             --                            9,174                        --

                                  Total Assets          17,823,488                  413,060,913                    29,945,264
    Liabilities
    Accrued expenses...........................             49,326                      481,617                        49,924
    Payables:
       Investment securities purchased.........            573,051                    3,360,968                       288,295
       Capital Shares reacquired...............             10,161                      443,838                        13,947
    Indebtedness (Note 6) .....................             --                          --                             55,000

                             Total Liabilities             632,538                    4,286,423                       407,166

    Net Assets Applicable to Outstanding Shares        $17,190,950                 $408,774,490                   $29,538,098

    Net Assets Consist of:
    Capital Stock..............................        $    21,598                 $    415,600
$   23,786
    Additional paid-in capital.................         19,307,225                  313,487,803                    24,945,069
    Accumulated undistributed net
       investment income ......................             --                        1,855,132                        --
    Accumulated undistributed net realized
       gain (loss) from investment and
       foreign currency transactions...........         (2,346,505)                  26,979,148                     1,382,745
    Net unrealized appreciation
       of investments..........................            215,398                   66,032,646                     3,187,840
    Net unrealized appreciation (depreciation) on
       translation of assets and liabilities in
       foreign currencies......................             (6,766)                       4,161                        (1,342)

                              Total Net Assets         $17,190,950                 $408,774,490                   $29,538,098

    Capital Stock (par value: $.01 a share):
    Shares authorized..........................        100,000,000                  100,000,000                   100,000,000
    Net Asset Value Per Share:
    Class A:  Net Assets.......................         $9,799,763                 $339,889,315                   $16,805,423
                 Shares issued and outstanding.          1,227,807                   34,533,746                     1,350,891
                Net asset value per share......              $7.98                        $9.84                        $12.44
            Maximum offering price per share(a)              $8.38                       $10.33                        $13.06

    Class B:  Net Assets.......................         $4,290,554                  $47,800,869                    $8,376,251
                 Shares issued and outstanding.            542,105                    4,875,754                       678,126
                Net asset value per share(b)...              $7.91                         $9.80                       $12.35

    Class R:  Net Assets.......................         $3,100,633                  $21,084,306                    $4,356,424
                 Shares issued and outstanding.            389,901                    2,150,466                       349,567
                  Net asset value per share....              $7.95                        $9.80                        $12.46



    (a) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% of the offering price or 4.99% of the net asset value.
    (b) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

    See accompanying notes.

Six Months Ended April 30, 1999

STATEMENTS OF OPERATIONS
(unaudited)

                                                         Principal                                                 Principal
                                                       International                  Principal                  International
                                                     Emerging Markets               International                  SmallCap
GROWTH FUNDS (INTERNATIONAL)                            Fund, Inc.                   Fund, Inc.                   Fund, Inc.


    Net Investment Income
    Income:
       Dividends.............................           $  204,904                  $ 5,018,928                  $   177,138
       Withholding tax on foreign dividends...              (9,445)                    (575,919)                     (20,543)
       Interest...............................              17,783                      383,270                       31,111

                                 Total Income              213,242                    4,826,279                      187,706

    Expenses:
       Management and investment advisory
          fees (Note 3).......................              89,891                    1,314,211                      154,420
       Distribution and shareholder servicing
          fees (Notes 1 and 3)................              25,613                      559,100                       50,488
       Transfer and administrative services
          (Notes 1 and 3).....................              61,363                      597,511                       73,656
       Registration fees (Note 1).............              19,008                       49,565                       20,123
       Custodian fees ........................              16,249                       60,566                        8,272
       Auditing and legal fees ...............               4,813                        5,121                        4,627
       Directors' fees .......................               3,553                        3,522                        3,567
       Other .................................                 325                        8,471                          974

                           Total Net Expenses              220,815                    2,598,067                      316,127

       Net Investment Income (Operating Loss)               (7,573)                   2,228,212                     (128,421)

    Net  Realized  and  Unrealized
    Gain  (Loss)  on  Investments  and  Foreign
    Currencies Net realized gain (loss) from:
       Investment transactions................            (910,240)                  23,278,847                    1,382,302
       Foreign currency transactions..........             (29,185)                    (146,496)                      (6,828)
    Change in unrealized appreciation/depreciation of:
       Investments............................           3,953,973                   24,709,633                    4,458,924
       Translation of assets and liabilities in
          foreign currencies..................              12,652                       83,279                       (2,254)

          Net Realized and Unrealized Gain on
           Investments and Foreign Currencies            3,027,200                   47,925,263                    5,832,144

                   Net Increase in Net Assets
                    Resulting from Operations           $3,019,627                  $50,153,475                   $5,703,723

   See accompanying notes.

STATEMENTS OF CHANGES IN NET ASSETS
(unaudited)

                                                         Principal                                                 Principal
                                                       International                  Principal                  International
                                                     Emerging Markets               International                  SmallCap
GROWTH FUNDS (INTERNATIONAL)                            Fund, Inc.                   Fund, Inc.                   Fund, Inc.
                                                 Six Months      Year         Six Months       Year        Six Months     Year
                                                   Ended         Ended          Ended          Ended         Ended        Ended
                                                 April 30,   October 31,      April 30,    October 31,     April 30,    October 31,
                                                    1999         1998            1999          1998           1999         1998
Operations
Net investment income (operating loss)....   $    (7,573)    $  (62,006)    $  2,228,212   $ 4,898,628      $ (128,421) $  (174,037)
Net realized gain (loss) from investment and
   foreign currency transactions..........      (939,425)    (1,360,310)      23,132,351    21,565,859       1,375,474      362,866
Change in unrealized appreciation/
   depreciation of investments and translation
   of assets and liabilities in foreign
   currencies                                  3,966,625     (1,771,953)      24,792,912   (21,851,314)      4,456,670   (1,228,241)

            Net Increase (Decrease) in Net
          Assets Resulting from Operations     3,019,627     (3,194,269)      50,153,475     4,613,173       5,703,723   (1,039,412)

Dividends and Distributions to Shareholders
From net investment income:
   Class A................................        --            --           (3,969,770)    (3,230,657)         --           --
   Class B ...............................        --            --             (251,686)      (135,323)         --           --
   Class R ...............................        --            --              (86,216)       (60,535)         --           --

From net realized gain on investments and
foreign currency transactions:
   Class A ...............................        --            --          (15,023,448)    (6,125,804)        (93,634)      --
   Class B ...............................        --            --           (2,095,415)      (754,887)        (51,661)      --
   Class R................................        --            --             (904,520)      (272,111)        (25,931)      --

         Total Dividends and Distributions        --            --          (22,331,055)   (10,579,317)       (171,226)      --

Capital Share Transactions (Note 5)
Shares sold:
   Class A................................     1,563,625      4,862,019       45,375,305    61,935,765       5,192,445    8,737,574
   Class B ...............................       481,942      1,321,774        6,651,580    14,284,105         968,427    3,023,591
   Class R................................       575,383        609,470        3,758,483     9,941,189         319,836      532,826
Shares issued in reinvestment of dividends
and distributions:
   Class A................................        --           --             18,682,846     9,196,905          93,472       --
   Class B ...............................        --           --              2,317,115       870,916          51,577       --
   Class R................................        --           --                994,480       332,448          26,009       --
Shares redeemed:
   Class A ...............................      (809,033)      (797,000)     (49,910,302)  (44,920,651)     (3,362,670)  (2,487,754)
   Class B ...............................      (209,350)      (339,033)      (6,205,471)   (6,478,598)       (806,897)    (895,810)
   Class R ...............................      (221,149)      (338,015)      (2,884,301)   (3,796,800)       (143,840)    (192,387)

          Net Increase in Net Assets from
                Capital Share Transactions     1,381,418      5,319,215       18,779,735    41,365,279       2,338,359    8,718,040

                            Total Increase     4,401,045      2,124,946       46,602,155    35,399,135       7,870,856    7,678,628

Net Assets
Beginning of period.......................    12,789,905     10,664,959      362,172,335   326,773,200      21,667,242   13,988,614

End of period (including undistributed net
   investment income as set forth below).    $17,190,950     $12,789,905    $408,774,490   $362,172,335     $29,538,098 $21,667,242



Undistributed Net Investment Income.......   $     --        $        --    $  1,855,132   $4,262,374       $   --      $  --



    See accompanying notes.



April 30, 1999

NOTES TO FINANCIAL STATEMENTS
(unaudited)

  Principal International Emerging Markets Fund, Inc.
  Principal International Fund, Inc.
  Principal International SmallCap Fund, Inc.

Note 1 -- Significant Accounting Policies


Principal International Emerging Markets Fund, Inc., Principal International Fund, Inc. and Principal International SmallCap Fund, Inc. (the "International Growth Funds") are registered under the Investment Company Act of 1940, as amended, as open-end diversified management investment companies and operate in the mutual fund industry.

Class A shares generally are sold with an initial sales charge based on declining rates and certain purchases may be subject to a contingent deferred sales charge ("CDSC") upon redemption. Class B shares are sold without an initial sales charge, but are subject to a declining CDSC on certain redemptions made within six years of purchase. Class R shares are sold without an initial sales charge and are not subject to a CDSC. Class B shares and Class R shares bear a higher ongoing distribution fee than Class A shares. Class B shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) seven years after purchase. Class R shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) four years after purchase. All classes of shares for each fund represent interests in the same portfolio of investments, and will vote together as a single class except where otherwise required by law or as determined by each of the International Growth Funds' respective Board of Directors. In addition, the Board of Directors of each fund declare separate dividends on each class of shares.

The International Growth Funds allocate daily all income, expenses (other than class-specific expenses), and realized and unrealized gains or losses to each class of shares based upon the relative proportion of the value of shares outstanding of each class. Expenses specifically attributable to a particular class are charged directly to such class. Class-specific expenses charged to each class during the period ended April 30, 1999, which are included in the corresponding captions of the Statement of Operations, were as follows:

                                                      Distribution and               Transfer and
                                                 Shareholder Servicing Fees     Administrative Services        Registration Fees

                                                  Class  A Class B Class R      Class A Class B Class R     Class A Class B Class R

Principal International Emerging Markets Fund, Inc.$  2,286  $ 19,589  $ 3,738  $  7,172  $ 1,877 $   322   $ 4,948   $4,555  $4,812
Principal International Fund, Inc.                  316,113   169,135   73,852   172,662   41,648  22,721    10,691    7,160   5,913
Principal International SmallCap Fund, Inc .         11,044    37,567    1,877     7,946    3,297     285     4,510    4,380   3,493

The International Growth Funds value securities for which market quotations are readily available at market value, which is determined using the last reported sale price or, if no sales are reported, as is regularly the case for some securities traded over-the-counter, the last reported bid price. When reliable market quotations are not considered to be readily available, which may be the case, for example, with respect to certain debt securities, preferred stocks and foreign securities, the investments are valued by using prices provided by market makers or estimates of market values obtained from yield data and other factors relating to instruments or securities with similar characteristics in accordance with procedures established in good faith by each fund's Board of Directors. Securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market.

Generally, trading in foreign securities is substantially completed each day at various times prior to the close of the New York Stock Exchange. The values of such securities used in computing net asset value per share are usually determined as of such times. Occasionally, events which affect the values of such securities and foreign currency exchange rates may occur between the times at which they are generally determined and the close of the New York Stock Exchange and would therefore not be reflected in the computation of each fund's net asset value. If events materially affecting the value of such securities occur during such period, then these securities are valued at their fair value as determined in good faith by Principal Management Corporation (the "Manager") under procedures established and regularly reviewed by each fund's Board of Directors. To the extent each fund invests in foreign securities listed on foreign exchanges which trade on days on which the fund does not determine its net asset value, for example Saturdays and other customary national U.S. holidays, each fund's net asset value could be significantly affected on days when shareholders do not have access to the International Growth Funds.

Certain securities issued by companies in emerging market countries may have more than one quoted valuation at any given point in time, sometimes referred to as a "local" price and a "premium" price. The premium price is often a negotiated price which may not consistently represent a price at which a specific transaction can be effected. It is the policy of the International Growth Funds to value such securities at prices at which it is expected those shares may be sold, and the Manager or any sub-advisor is authorized to make such determinations subject to such oversight by each fund's Board of Directors as may occasionally be necessary.

The value of foreign securities in foreign currency amounts is expressed in U.S. dollars at the closing daily rate of exchange. The identified cost of the portfolio holdings is translated at approximate rates prevailing when acquired. Income and expense amounts are translated at approximate rates prevailing when received or paid, with daily accruals of such amounts reported at approximate rates prevailing at the date of valuation. Since the carrying amount of the foreign securities is determined based on the exchange rate and market values at the close of the period, it is not practicable to isolate that portion of the results of operations arising as a result of changes in the foreign exchange rates from the fluctuations arising from changes in the market prices of securities during the period.

The International Growth Funds record investment transactions generally one day after the trade date, except for short-term investment transactions which are recorded generally on the trade date. The identified cost basis has been used in determining the net realized gain or loss from investment transactions and unrealized appreciation or depreciation of investments. The International Growth Funds record dividend income on the ex-dividend date, except dividend income from foreign securities whereby the ex-dividend date has passed; such dividends are recorded as soon as the International Growth Funds are informed of the ex-dividend date. Interest income is recognized on an accrual basis.

Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between trade and settlement dates on security transactions, and the difference between the amount of dividends and foreign withholding taxes recorded on the books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized appreciation on translation of assets and liabilities in foreign currencies arise from changes in the exchange rate relating to assets and liabilities, other than investments in securities, purchased and held in non-U.S. denominated currencies.

The International Growth Funds may, pursuant to an exemptive order issued by the Securities and Exchange Commission, transfer uninvested funds into a joint trading account. The order permits the International Growth Funds' cash balances to be deposited into a single joint account along with the cash of other registered investment companies managed by Principal Management Corporation. These balances may be invested in one or more short-term instruments.

Dividends and distributions to shareholders are recorded on the ex-dividend date. Dividends and distributions to shareholders from net investment income and net realized gain from investments and foreign currency transactions are determined in accordance with federal income tax regulations, which may differ from generally accepted accounting principles. Permanent book and tax basis differences are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Reclassifications made for Principal International Emerging Markets Fund, Inc. and Principal International SmallCap Fund, Inc. for the year ended October 31, 1998 aggregated $75,696 and $181,352 respectively. Other reclassifications made for the year ended October 31, 1998 were not material.

Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes, but not for tax purposes, are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent distributions exceed current and accumulated earnings and profits for federal income tax purposes they are reported as tax return of capital distributions.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Note 2 -- Federal Income Taxes

No provision for federal income taxes is considered necessary because each fund is qualified as a "regulated investment company" under the Internal Revenue Code and intends to distribute each year substantially all of its net investment income and realized capital gains to shareholders. The cost of investments for federal income tax reporting purposes approximates that used for financial reporting purposes.


  Note 3 -- Management Agreement and Transactions With Affiliates

The International Growth Funds have agreed to pay investment advisory and management fees to Principal Management Corporation (wholly owned by Princor Financial Services Corporation, a subsidiary of Principal Financial Services, Inc.) computed at an annual percentage rate of each fund's average daily net assets. The annual rate used in this calculation for the International Growth Funds is as follows:

                                                                               Net Asset Value of Funds
                                                                                     (in millions)

                                                     First             Next             Next              Next              Over
                                                     $100              $100             $100              $100              $400

Principal International Emerging Markets Fund, Inc.  1.25%             1.20%            1.15%             1.10%             1.05%
Principal International Fund, Inc.                   0.75              0.70             0.65              0.60              0.55
Principal International SmallCap Fund, Inc.          1.20              1.15             1.10              1.05              1.00

The International Growth Funds also reimburse the Manager for transfer and administrative services, including the cost of accounting, data processing, supplies and other services rendered.

Princor Financial Services Corporation, as principal underwriter, receives proceeds of any CDSC on certain Class A and Class B share redemptions. The charge is based on declining rates which for Class A shares begin at .75%, and for Class B shares at 4.00%, of the lesser of the current market value or the cost of shares being redeemed. Princor Financial Services Corporation also retains sales charges on sales of Class A shares based on declining rates which begin at 4.75% of the offering price. The aggregate amount of these charges retained, by fund, for the period ended April 30, 1999 were as follows:

                                                       Class A        Class B

Principal International Emerging Markets Fund, Inc. $  37,212        $  3,744
Principal International Fund, Inc.                    471,671         106,603
Principal International SmallCap Fund, Inc.            61,002          12,406

No brokerage commissions were paid by the International Growth Funds to Princor Financial Services Corporation during the periods. Brokerage commissions were paid to other affiliates by the following funds:

                                                   Period Ended      Year Ended
                                                  April 30,1999  October 31,1998

Principal International Emerging Markets Fund, Inc.  $  6,679         $   4,730
Principal International Fund, Inc.                    115,637           138,499
Principal International SmallCap Fund, Inc.            21,340             6,610

The International Growth Funds bear distribution and shareholder servicing fees with respect to Class A shares computed at an annual rate of up to .25% of the average daily net assets attributable to Class A shares of each fund. Each of the International Growth Funds adopted a distribution plan with respect to Class B shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to 1.00% of the average daily net assets attributable to Class B shares of each fund. Each of the International Growth Funds adopted a distribution plan with respect to Class R shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to .75% of the average daily net assets attributable to Class R shares of each fund. Distribution and shareholder servicing fees are paid to Princor Financial Services Corporation; a portion of the fees are subsequently remitted to retail dealers. Pursuant to the distribution agreements, fees unused by the principal underwriter at the end of the fiscal year are returned to the respective International Growth Fund which generated the excess.

At April 30, 1999, Principal Life Insurance Company, subsidiaries of Principal Life Insurance Company and benefit plans sponsored on behalf of Principal Life Insurance Company owned shares of the International Growth Funds as follows:

                                                                Class A                 Class B               Class R

     Principal International Emerging Markets Fund, Inc         400,000                 300,000              300,000
     Principal International Fund, Inc.                       9,669,940                     176                  152
     Principal International SmallCap Fund, Inc.                403,035                 302,288              302,272


Note 4 -- Investment Transactions

For the period ended April 30, 1999, the cost of investment securities purchased and proceeds from investment securities sold (not including short-term investments and U.S. government securities) by the International Growth Funds were as follows:

                                                      Purchases         Sales

Principal International Emerging Markets Fund, Inc. $  8,756,709    $  6,301,944
Principal International Fund, Inc.                   105,038,713     105,433,998
Principal International SmallCap Fund, Inc.           25,125,398      19,758,546

At  April  30,  1999,  net  unrealized   appreciation   of  investments  by  the
International Growth Funds was composed of the following:

                                                                                                            Net Unrealized
                                                                      Gross Unrealized                        Appreciation
                                                          Appreciation              (Depreciation)          of Investments

 Principal International Emerging Markets Fund, Inc.       $ 2,495,167               $ (2,279,769)            $   215,398
 Principal International Fund, Inc.                         87,810,175                (21,777,529)             66,032,646
 Principal International SmallCap Fund, Inc.                 4,880,884                 (1,693,044)              3,187,840

The International Growth Funds held the following securities which were purchased in a private placement transaction and may require registration in order to effect the sale in the ordinary course of business.

                                                                                                       Value at        Value as a
                                                                     Date of                           April 30,      Percentage of
                                 Security Description              Acquisition           Cost            1999          Net Assets

  Principal International      Agora SA GDR                         2/23/99             $98,474        $121,900           .71%
  Emerging Markets Fund, Inc.
                               Al-Ahram Beverages Co. GDR           8/21/97              56,100          70,125           .41
                                                                    4/14/98              12,050          12,750           .07
                                                                    9/28/98              19,350          19,125           .11
                                                                    11/6/98              44,037          47,812           .28
                                                                    12/14/98             36,400          44,625           .26
                                                                    3/19/99              54,485          54,188           .32
                                                                    4/1/99               57,780          57,375           .33

                               Bank Handlowy w Warszawie GDR        8/14/97              50,200          47,400           .28
                                                                    2/23/98              31,100          23,700           .14
                                                                    4/2/98               16,625          11,850           .07
                                                                    4/21/98              16,100          11,850           .07
                                                                    3/29/99              60,000          59,250           .34

                               Banque Libanaise Pour Le Commerce
                                 SAL ADR                            8/14/97              59,930          31,785           .18
                                                                    2/19/98               7,440           4,890           .03
                                                                    2/25/99              22,875          18,338           .11

                               Ceske Radiokomunikace GDR            6/12/98              62,871         141,488           .82

                               Estonian Telecom GDR                 2/11/99              62,730          71,825           .42
  Principal International      Industrial Credit & Investment Corp. 8/14/97             137,750          46,740           .26%
  Emerging Markets Fund, Inc.    of India ADR                       10/7/97              31,400          12,300           .07
  (Continued)                                                       10/20/97             33,400          12,300           .07
                                                                    11/10/97             15,000           6,150           .04
                                                                    12/4/97              10,750           6,150           .04
                                                                    12/17/97             18,675          11,070           .06
                                                                    1/13/98              13,975           7,995           .05
                                                                    6/5/98               13,000           6,150           .04
                                                                    7/14/98              14,365           7,995           .05
                                                                    8/28/98              20,988          14,145           .08

                               Mol Magyar Olaj-es Gazipari Rt. ADR  3/20/98             150,000         111,474           .65
                                                                    4/14/98              16,250          11,147           .06
                                                                    5/20/98              13,800          11,147           .06
                                                                    8/4/98               11,950           8,918           .06
                                                                    9/2/98               18,113          20,065           .12
                                                                    9/23/98              20,570          24,525           .14
                                                                    2/25/99              27,335          24,525           .14

                               Paints & Chemical Industries         9/26/97              25,720          16,511           .10
                                 Co. SAE GDR                        10/20/97             11,700           7,179           .04
                                                                    10/30/97             19,750          14,357           .08
                                                                    12/4/97              12,155           9,332           .05
                                                                    1/23/98               3,450           2,871           .02
                                                                    4/14/98              14,788           9,332           .05
                                                                    7/20/98              21,390          16,512           .10
                                                                    9/1/98               17,040          17,229           .10

                               Pepsi-Gemex SA GDR                   7/7/98               37,462          31,500           .18
                                                                    7/9/98               27,796          23,100           .13
                                                                    7/14/98              34,223          28,350           .17
                                                                    7/20/98              31,165          24,150           .14
                                                                    8/25/98              11,985          12,600           .07
                                                                    12/8/98              29,920          44,100           .26

                               Pick Szeged Rt. GDR                  7/7/98               26,510          13,966           .08
                                                                    7/8/98               27,280          13,966           .08
                                                                    7/14/98              12,950           6,348           .04
                                                                    9/2/98               20,400          19,045           .11
                                                                    9/23/98              14,490          19,045           .11
                                                                    10/22/98             14,200          12,696           .07
                                                                    10/27/98             20,410          16,505           .10

                               Reliance Industries Ltd. GDR         8/14/97              72,000          36,186           .21
                                                                    10/24/97             22,125          12,063           .07
                                                                    12/12/97             21,750          18,093           .11
                                                                    1/2/98               17,535          12,665           .07
                                                                    1/13/98              12,750          10,253           .06
                                                                    4/6/98               13,800           9,046           .05
                                                                    7/14/98              13,050          10,856           .06
                                                                    12/17/98             20,720          24,124           .14
                                                                    12/22/98             29,150          31,964           .19

  Principal International      Shinhan Bank GDR                     4/9/99               37,593          45,363           .26%
  Emerging Markets Fund, Inc.                                       4/19/99              59,265          64,462           .38
  (Continued)                                                       4/22/99              46,475          52,525           .31

                               Videsh Sanchar Nigam Ltd. GDR        8/14/97             129,440          95,800           .56
                                                                    11/18/97             28,250          23,950           .14
                                                                    12/2/97              14,250          11,975           .07
                                                                    12/12/97             10,720           9,580           .06
                                                                    1/2/98               15,235          13,173           .08
                                                                    1/13/98              13,620          14,370           .08
                                                                    3/5/98               10,440           9,580           .06
                                                                    4/30/98              21,038          20,358           .12
                                                                    6/5/98               19,800          21,555           .12
                                                                    7/14/98              11,750          11,975           .07
                                                                    7/30/98              10,875          11,975           .07
                                                                    9/28/98              16,688          17,962           .10
                                                                    2/11/99              54,575          70,652           .41

                                                                                                       2,212,271        12.87

  Principal International      Neopost SA                           2/23/99              26,430           28,912          .10
  SmallCap Fund, Inc.                                               3/24/99             111,325          122,875          .41
                                                                    3/31/99              67,925           75,893          .26

                                                                                                         227,680          .77


The International  Growth Funds' investments are with various issuers in various
industries.   The   Schedules  of   Investments   contained   herein   summarize
concentrations of credit risk by issuer and industry.


Note 5 -- Capital Share Transactions

Transactions in Capital Shares by fund were as follows:

                                                          Principal International            Principal       Principal International
                                                             Emerging Markets              International            SmallCap
                                                                 Fund, Inc.                 Fund, Inc.             Fund, Inc.
Period Ended April 30, 1999:
Shares sold:
  Class A   .........................................             225,635                    4,894,572                 456,355
  Class B   .........................................              70,192                      720,036                  86,478
  Class R   .........................................              91,450                      406,857                  28,177
Shares issued in reinvestment of dividends and distributions:
  Class A ...........................................                --                      2,098,492                   9,091
  Class B ...........................................                --                        262,627                   5,060
  Class R   .........................................                --                        112,716                   2,530
Shares redeemed:
  Class A   .........................................            (115,489)                  (5,353,449)               (291,931)
  Class B   .........................................             (30,198)                    (667,201)                (74,115)
  Class R   .........................................             (38,838)                    (311,419)                (12,591)

                                        Net Increase              202,752                    2,163,231                 209,054


Year Ended October 31, 1998:
Shares sold:
  Class A   .........................................             620,056                    6,434,705                 770,054
  Class B   .........................................             169,453                    1,480,411                 260,731
  Class R   .........................................              87,602                    1,035,347                  47,319
Shares issued in reinvestment of dividends and distributions:
  Class A ...........................................                --                      1,012,117                    --
  Class B ...........................................                --                         95,849                    --
  Class R   .........................................                --                         36,589                    --
Shares redeemed:
  Class A   .........................................            (110,092)                  (4,688,589)               (216,075)
  Class B   .........................................             (43,618)                    (672,121)                (79,482)
  Class R   .........................................             (53,356)                    (400,191)                (17,457)

                                        Net Increase              670,045                    4,334,117                 765,090




Note 6 -- Line of Credit

The International Growth Funds participate with other funds and portfolios managed by Principal Management Corporation in an unsecured joint line of credit with a bank, which allows the funds to borrow up to $60,000,000, collectively. Borrowings are made solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each fund, based on its borrowings, at a rate equal to the Fed Funds Rate plus .50%. Additionally, a commitment fee is charged at the annual rate of .08% on the average unused portion of the line of credit. The commitment fee is allocated among the participating funds and portfolios in proportion to their average net assets during each quarter. At April 30, 1999, the Principal International SmallCap Fund, Inc. had an outstanding borrowing of $55,000 at an annual rate of 5.50%. No other International Growth Fund had outstanding borrowings at April 30, 1999 under the line of credit.


GROWTH FUNDS (INTERNATIONAL)

PRINCIPAL INTERNATIONAL EMERGING MARKETS FUND, INC.


                                         Shares
                                          Held          Value


Common Stocks (89.92%)


Agricultural Chemicals (0.45%)
   Sociedad Quimica Minera De Chile SA
     ADR, Class A                            115    $    3,795
   Sociedad Quimica Minera De Chile SA
     ADR, Class B                          2,000        73,750
                                                        77,545
Bakery Products (0.92%)
   Nong Shim Co. Ltd.                      2,800       157,851

Beer, Wine & Distilled Beverages (1.47%)
   Hite Brewery Co. Ltd.                   2,400(b)     56,543
   South African Breweries Ltd.           23,862       196,624
                                                       253,167
Beverages (6.77%)
   Al-Ahram Beverages Co. GDR              9,600(a)(b) 306,000
   Embotelladora Andina SA ADR, Series A   9,800       177,012
   Fomento Economico Mexicano SA ADR      10,050       365,569
   PanAmerican Beverages, Inc. ADR         6,800       150,875
   Pepsi-Gemex SA GDR                     15,600(a)    163,800
                                                     1,163,256
Blast Furnace & Basic Steel Products (2.38%)
   Pohang Iron & Steel ADR                 6,600       169,950
   Tubos De Acero De Mexico SA ADR        21,700       240,056
                                                       410,006
Cable & Other Pay TV Services (1.39%)
   @Entertainment, Inc. ADR               10,800(b)     97,200
   Ceske Radiokomunikace GDR               3,850(a)(b) 141,488
                                                       238,688
Cement, Hydraulic (1.82%)
   Apasco SA                              24,000       142,342
   Uniao De Bancos Brasileiros SA GDR      6,900       171,206
                                                       313,548
Central Reserve Depositories (0.87%)
   Dao Heng Bank Group Ltd.               37,000       150,377

Commercial Banks (9.85%)
   ABSA Group Ltd.                        53,000       277,835
   Banco Rio De La Plata SA ADR           12,900       166,894
   Bank Handlowy w Warazawie GDR          13,000(a)    154,050
   Bank Sinopac                          300,000(b)    211,016
   Banque Libanaise Pour Le Commerce
     SAL ADR                               4,500(a)     55,013
   BOE Ltd.                              180,000       176,923
   Overseas Union Bank Ltd.               65,000       333,924
   Shinhan Bank                           14,000       154,317
   Shinhan Bank GDR                        6,800(a)(b) 162,350
                                                     1,692,322
Communications Equipment (1.88%)
   ECI Telecommunications Ltd. ADR         6,500       239,688
   Gilat Satellite Networks Ltd.           1,600(b)     83,200
                                                       322,888
Computer & Data Processing
Services (0.52%)
   Tecnomatix Technologies Ltd. ADR        6,000(b)$    89,250

Computer & Office Equipment (3.33%)
   Compal Electronics, Inc.               59,000(b)    203,890
   Orbotech Ltd. ADR                       5,000(b)    240,000
   Sindo Ricoh Co.                         3,100       127,812
                                                       571,702
Construction & Related Machinery (1.50%)
   Barlow Ltd.                            43,058       257,459

Consumer Products  (1.97%)
   Rothmans Industries Ltd.               37,000       194,450
   Souza Cruz SA                          12,100        80,887
   Tabak AS                                  300        62,474
                                                       337,811
Crude Petroleum & Natural Gas (1.23%)
   Mol Magyar Olaj-es Gazipari Rt. ADR     9,500(a)    211,801

Department Stores (1.00%)
   Shinsegae Department Store Co.          5,000       172,492

Eating & Drinking Places (0.98%)
   Cafe De Coral Holdings Ltd.           513,000       168,783

Electric Services (1.15%)
   Korean Electric Power ADR              12,000       198,000

Electrical Industrial Apparatus (0.60%)
   Guangdong Kelon Electric Holdings Co. Ltd.115,000   103,864

Electronic Components &
Accessories (2.73%)
   Elec & Eltek International ADR         40,500       153,900
   Flextech Holdings Ltd.                126,000       102,675
   Varitronix International Ltd.         124,000       212,786
                                                       469,361
Electronic Distribution Equipment (1.07%)
   Techtronic Industries Co.             964,000       184,081

Engines & Turbines (0.43%)
   First Tractor Co. Ltd.                372,000        74,395

Family Clothing Stores (0.24%)
   Giordano International Ltd.            88,000        40,875

Federal & Federally Sponsored
Credit (0.76%)
   Industrial Credit & Investment
     Corp. of India ADR                   21,300(a)    130,995

Finance Services (0.52%)
   Grupo Financiero Banorte SA, Series B  69,000(b)     89,613

Fire, Marine & Casualty Insurance (1.86%)
   Aksigorta AS                          4,914,000     320,013

Foreign Banks, Branches & Agencies (2.11%)
   Bank Leumi Le-Israel                   59,000       101,079
   Credicorp Ltd. ADR                     11,050       111,881
   Yapi Ve Kredi Bankasi AS              6,260,000     150,278
                                                       363,238
Furniture & Home Furnishing
Stores (0.96%)
   Grupo Elektra SA CPO                  230,000    $  164,290

Glass & Glassware, Pressed or Blown (1.45%)
   Vitro SA ADR                           40,000       250,000

Grocery Stores (0.85%)
   Blue Square Chain Investments &
     Property Ltd.                         9,900(b)    146,977

Holding Offices (1.92%)
   The India Fund, Inc. ADR               39,400(b)    329,975

Household Appliances (0.36%)
   Halla Climate Control Co.               1,900        61,950

Measuring & Controlling Devices (2.56%)
   IDT Holdings Singapore Ltd. ADR       195,000       216,450
   Moulin International Holding Ltd.   1,910,000       224,257
                                                       440,707
Meat Products (0.59%)
   Pick Szeged Rt. GDR                    16,000(a)    101,571

Medical Instruments & Supplies (0.84%)
   Medison Co. Ltd.                       12,900       144,363

Miscellaneous Electrical Equipment &
Supplies (0.66%)
   G.P. Batteries International Ltd.      67,500       112,799
Miscellaneous Food & Kindred
Products (0.48%)
    Thai Union Frozen Products Public Co. Ltd.28,000    82,988

Miscellaneous Investing (1.45%)
   Banco Latino Americano
     De Exportaciones ADR                  7,800       248,625

Miscellaneous Non-Durable Goods(1.71%)
   Desc SA, Series B                     230,000       294,229

Miscellaneous Textile Goods (2.08%)
   Esprit Holdings Ltd.                  324,000       192,297
   Reliance Industries Ltd. GDR           27,400(a)    165,250
                                                       357,547
Newspapers (1.10%)
    Agora SA GDR                          10,600(a)(b) 121,900
   Investec-Consultadoria Internacional SA 2,000        66,418
                                                       188,318
Oil & Gas Field Services (0.73%)
   Gulf Indonesia Resources Ltd. ADR      12,200(b)    125,813

Paints & Allied Products (0.54%)
   Paints&Chemical Industries Co.SAE GDR  13,000(a)     93,323

Paper & Paper Products (0.99%)
   Aracruz Celulose SA ADR                 8,500       170,000

Paperboard Containers & Boxes (0.56%)
   Hung Hing Print Group                 228,000        95,607

Petroleum Refining (4.14%)
   Sasol Ltd.                             40,100    $  282,471
   YPF Sociedad Anonima ADR               10,200       428,400
                                                       710,871
Radio & Television Broadcasting (1.43%)
   Grupo Televisa SA GDR                   6,000(b)    246,000

Search & Navigation Equipment (0.99%)
    Elbit Systems Ltd. ADR                11,800       170,363

Security & Commodity Exchanges (0.80%)
   OTK Holdings Ltd. ADR                 206,000       136,673

Security Brokers & Dealers (1.31%)
   G.K. Goh Holdings Ltd.                 90,000        62,710
   Kay Hian Holdings Ltd.                170,000       104,399
   Peregrine Investment Holdings Ltd.     62,000(b)(c)       0
   Vickers Ballas Holdings Ltd.           80,000        58,105
                                                       225,214
Subdividers & Developers (1.33%)
   Allgreen Properties Ltd.              375,000(b)    228,078

Telephone Communication (10.29%)
   Compania Anonima Telefonos De
     Venezuela ADR                         7,000       192,500
   Compania De Telecomunicacion
     De Chile ADR                          2,100        55,519
   Hellenic Telecom Organization SA ADR   18,500(b)    220,844
   Hellenic Telecommunication              7,011       163,078
   Korea Telecom Corp.                     4,000       175,016
   Matav Tavkozlesi Rt. ADR                9,500       267,187
   Philippine Long Distance Telephone
     Co. ADR                               4,300       138,675
   Tele Norte Leste Participacoes SA     3,800,000      36,649
   Telefonica De Argentina SA ADR          5,000       186,875
   Videsh Sanchar Nigam Ltd. GDR          27,800(a)    332,905
                                                     1,769,248
Variety Stores (0.00%)
   Edgars Stores Ltd.                          1             2

                             Total Common Stocks    15,458,912
Preferred Stocks (10.97%)
Beverages (1.75%)
   Quilmes Industrial SA ADR              27,500       300,781

Blast Furnace & Basic Steel
Products (0.29%)
   Gerdau SA                             3,200,000      49,187

Cement, Hydraulic (1.49%)
   Titan Cement Co. SA                     3,600       255,779

Central Reserve Depositories (0.43%)
   Banco Ganadero SA ADR                   7,700        73,150

Commercial Banks (0.51%)
   Banco Estado De Sao Paulo SA          2,000,000      88,007

Electric Services (0.99%)
 Centrais Electricas De Santa Catarina SA367,000       170,341

Industrial Inorganic Chemicals (0.28%)
 Fertilizantes Fosfatados SA
   Fosfertil NPV                         13,800,000     48,247

Telephone Communication (5.23%)
   Estonian Telecom GDR                    3,400(a)(b)  71,825
   Tele Celular Sul Participacoes SA ADR   5,200       103,025
   Tele Centro Sul Participacoes SA ADR    4,360       231,625
   Tele Norte Leste Participacoes ADR     10,600       179,537
   Telec De Sao Paulo SA                 1,940,000     240,897
   Telecommunicacoes Brasileiras SA ADR      800            63
   Telecommunicacoes Brasileiras SA ADR      800        72,950
                                                       899,922

                         Total Preferred Stocks      1,885,414

          Total Portfolio Investments (100.89%)     17,344,326
Liabilities, net of cash and receivables (-0.89%)     (153,376)

                      Total Net Assets (100.00%)    $17,190,950



(a) Restricted security - See Note 4 to the financial statements.
(b) Non-income producing security - No dividend paid during the period.
(c) Peregrine Investment Holdings Ltd. has filed a plan of liquidation.



               Principal International Emerging Markets Fund, Inc.
                             Investments by Country






                                Total          Percentage of
    Country                      Value           Total Value

Argentina                     $1,082,950            6.24%
Brazil                         1,642,622            9.47
Chile                            310,076            1.79
China                            178,260            1.03
Colombia                          73,150            0.42
Czech Republic                   203,961            1.18
Egypt                            399,323            2.30
Estonia                           71,825            0.41
Greece                           639,701            3.69
Hong Kong                      1,269,063            7.32
Hungary                          580,559            3.35
India                            959,125            5.53
Indonesia                        125,813            0.73
Israel                        $1,070,556            6.17%
Korea, Republic Of             1,580,644            9.11
Lebanon                           55,013            0.32
Mexico                         2,106,774           12.15
Panama                           248,625            1.43
Peru                             111,881            0.64
Philippines                      138,675            0.80
Poland                           373,150            2.15
Portugal                          66,418            0.38
Singapore                      1,567,491            9.04
South Africa                   1,327,987            7.66
Taiwan, Province Of China        414,905            2.39
Thailand                          82,988            0.48
Turkey                           470,291            2.71
Venezuela                        192,500            1.11


               Total         $17,344,326          100.00%




PRINCIPAL INTERNATIONAL FUND, INC.


                                         Shares
                                          Held          Value


Common Stocks (94.12%)
Advertising (1.22%)
   WPP Group PLC                         563,000   $ 4,990,211
Blast Furnace & Basic Steel
Products (0.36%)
   Tubos De Acero De Mexico SA ADR       132,000     1,460,250
Central Reserve Depositories (0.98%)
   Union Bank Of Norway                  209,660     4,012,098
Commercial Banks (13.13%)
   Australia&New Zealand Banking Group   910,000     7,219,207
   Bank of Ireland                       430,030     8,609,892
   Merita PLC, Class A                 1,187,670     7,099,231
   National Australia Bank Ltd.          326,437     6,364,971
   Nordbanken Holding AB                 220,000     1,386,316
   Royal Bank of Canada
          Montreal, Quebec               128,800     6,288,289
   San Paolo-IMI SPA                     431,585     6,483,683
   Shinhan Bank                          183,000     2,017,143
   Svenska Handelsbanken AB Free         172,750     5,884,457
   Svenska Handelsbanken, Class A         62,000     2,329,391
                                                    53,682,580
Communications Equipment (1.84%)
   ECI Telecommunications Ltd. ADR       204,000     7,522,500

Communications Services, NEC (1.05%)
   Koninklijke KPN NV                    102,780     4,295,095

Computer & Office Equipment (1.45%)
   Orbotech Ltd. ADR                     123,200(a)  5,913,600

Concrete, Gypsum & Plaster
Products (1.50%)
   Lafarge SA                             63,000     6,131,906

Consumer Products  (4.90%)
 Imasco Ltd.                             413,457   $ 9,113,449
 Societe Nationale D'Exploitation
  Industrielle Des Tabacs et Allumettes   89,000     5,367,005
   Swedish Match Co.                   1,688,000     5,559,246
                                                    20,039,700
Copper Ores (1.35%)
   Trelleborg AB, Class B                552,000     5,529,332

Crude Petroleum & Natural Gas (1.56%)
   Elf Aquitaine SA                       41,000     6,376,293

Drugs (4.22%)
   AstraZeneca Group PLC                 167,225     6,541,235
   Novartis AG                             4,423     6,487,271
   Takeda Chemical Industries             97,000     4,217,697
                                                    17,246,203
Electrical Goods (1.32%)
   Smiths Industries PLC                 344,000     5,405,818

Electronic Components &
Accessories (0.85%)
   Elec & Eltek International ADR        757,400     2,878,120
   Varitronix International Ltd.         340,000       583,446
                                                     3,461,566
Electronic Distribution Equipment (2.98%)
   Philips Electronics                   141,100    12,166,109

Engines & Turbines (0.67%)
   RHI  AG                                89,000     2,720,224

Farm & Garden Machinery (0.82%)
   New Holland NV                        231,000     3,349,500

Finance Services (1.26%)
   Takefuji Corp.                         62,000     5,142,368

Foreign Banks, Branches &
Agencies (3.03%)
   Bank Austria AG                        68,000     4,223,651
   UBS AG                                 24,000     8,165,775
                                                    12,389,426
Gas Production & Distribution (1.03%)
   OMV AG                                 43,600     4,220,605

Industrial Inorganic Chemicals (1.52%)
   Kemira OY                             332,000     2,160,132
   Rhone-Poulenc SA                       85,000     4,046,677
                                                     6,206,809
Investment Offices (1.74%)
   AMVESCAP PLC                          671,400     7,107,719

Life Insurance (1.05%)
   QBE Insurance Group Ltd.              959,797     4,300,114

Meat Products (4.89%)
   Danisco AS                            146,000     6,843,784
   Orkla ASA, Class A                    111,000     1,867,514
   Orkla  ASA, Class B                   349,600     5,140,988
   Unilever NV                            89,600     6,142,570
                                                    19,994,856
Miscellaneous Chemical Products (1.48%)
   Hoechst AG                            132,000   $ 6,046,846

Miscellaneous Converted Paper
Products (1.34%)
   Bunzl PLC                           1,285,000     5,493,142

Miscellaneous Food & Kindred
Products (2.57%)
   Greencore Group PLC                   991,000     3,853,399
   Tomkins PLC                         1,576,000     6,660,988
                                                    10,514,387
Miscellaneous Non-Durable Goods (3.88%)
   Desc SA , Series B                  3,140,000     4,016,868
   Diageo PLC                            716,179     8,314,000
   Lagardere SCA                          89,000     3,529,041
                                                    15,859,909
Miscellaneous Textile Goods (1.03%)
   Esprit Holdings Ltd.                7,082,000     4,203,238

Miscellaneous Transportation
Equipment (1.08%)
   Autoliv, Inc.                          52,000     1,811,485
   Autoliv, Inc. ADR                      75,000     2,587,500
                                                     4,398,985
Motor Vehicles & Equipment (1.57%)
   Daimlerchrysler AG                     65,700     6,432,931

Newspapers (3.57%)
   Publishing & Broadcasting Ltd.        710,000     4,779,448
   United News & Media PLC               798,000     9,790,638
                                                    14,570,086
Paperboard Containers & Boxes (1.11%)
   Buhrmann NV                           246,200     4,519,128

Pens, Pencils, Office & Art Supplies (1.07%)
   Societe BIC SA                         78,000     4,381,837

Personnel Supply Services (1.70%)
   Vedior NV                             308,265     6,946,578

Petroleum Refining (3.70%)
   Sasol Ltd.                            424,000     2,986,727
   YPF Sociedad Anonima ADR              289,000    12,138,000
                                                    15,124,727
Pulp Mills (1.99%)
   Lassila & Tikanoja Ltd. OY            164,000     3,903,853
   UPM-Kymmene OY                        139,980     4,242,850
                                                     8,146,703
Radio & Television Broadcasting (0.80%)
   Mirror Group PLC                      891,000     3,256,542

Security Brokers & Dealers (0.00%)
   Peregrine Investment Holdings Ltd.  2,289,000(a)(b)       0

Soap, Cleaners & Toilet Goods (1.38%)
   Reckitt & Colman PLC                  472,797     5,656,095

Special Industry Machinery (1.85%)
   Cookson Group                       2,673,200     7,553,735

Telephone Communication (8.24%)
   Hellenic Telecom Organization SA ADR  586,000(a)  6,995,375
   Nokia Corp.,Class A ADR               100,000     7,418,750
   Telecom Corp. of New Zealand Ltd.   1,644,000     8,555,347
   Telecom Italia-DI                   1,990,200    10,717,206
                                                    33,686,678
Trucking & Courier Services,
Except Air (1.04%)
   Securicor PLC                         451,000     4,258,903

                 Total Common Stocks               384,715,332

Preferred Stock (0.80%)

Commercial Banks (0.80%)
   National Australia Bank ECU            96,000     3,270,000

                                        Principal
                                         Amount         Value

Commercial Paper (3.74%)

Business Credit Institutions (2.29%)
   American Express Credit Corp.;
     4.72%;  5/3/1999                 $8,715,000   $ 8,715,000
   General Electric Capital Corp.;
     4.85%;  5/7/1999                    644,653       644,653
                                                     9,359,653
Personal Credit Institutions (1.45%)
   Household Finance Corp.;
     4.78%;  5/4/1999                  5,934,212     5,934,212

              Total Commercial Paper                15,293,865

            Total Portfolio Investments (98.66%)   403,279,197
Cash, receivables and other assets,
  net of liabilities (1.34%)                         5,495,293

         Total Net Assets (100.00%)                $408,774,490


(a)Non-income producing security - No dividend paid during the period.
(b)Peregrine Investment Holdings Ltd. has filed a plan of liquidation.

                       Principal International Fund, Inc.
                             Investments by Country



                                 Total         Percentage of
    Country                      Value           Total Value

   Argentina                  $  12,138,000          3.01%
   Australia                     25,933,740          6.43
   Austria                       11,164,480          2.77
   Canada                        15,401,738          3.82
   Denmark                        6,843,784          1.70
   Finland                       24,824,817          6.16
   France                        29,832,758          7.40
   Germany                       12,479,777          3.10
   Greece                         6,995,375          1.73
   Hong Kong                      4,786,685          1.19
   Israel                        13,436,100          3.33
   Italy                         17,200,890          4.27
   Japan                          9,360,065          2.32
   Korea, Republic of             2,017,143          0.50
   Mexico                         5,477,118          1.36
   Netherlands                   37,418,981          9.28
   New Zealand                    8,555,347          2.12
   Norway                        11,020,600          2.73
   Singapore                      2,878,120          0.71
   South Africa                   2,986,727          0.74
   Sweden                        31,628,961          7.84
   Switzerland                   14,653,046          3.63
   United Kingdom                80,951,081         20.07
   United States                 15,293,864          3.79


               Total           $403,279,197        100.00%




PRINCIPAL INTERNATIONAL SMALLCAP FUND, INC.


                                            Shares
                                             Held          Value


Common Stocks (96.93%)

Advertising (1.30%)
   United Group Ltd.                        199,000    $  382,477

Air Transportation, Scheduled (1.59%)
   Ryanair Holdings PLC ADR                  10,500(a)    469,875

Airports, Flying Fields & Services (2.99%)
   Auckland International Airport Ltd       271,500       470,960
   Virgin Express Holdings ADR               41,600(a)    413,400
                                                          884,360
Bakery Products (1.37%)
   Kamps AG                                  11,700       405,382

Beverages (1.47%)
   Doosan Corp.                              11,500(a)    435,436

Central Reserve Depositories (0.81%)
   Union Bank of Norway                      12,420       237,672

Commercial Banks (1.00%)
   Banco Pastor SA                            5,600    $  295,516

Communications Equipment (1.62%)
   Gilat Satellite Networks Ltd.              3,600(a)    187,200
   Indra Sistemas SA                         14,000       134,784
   Teleste OYJ                               18,000(a)    157,106
                                                          479,090
Communications Services, NEC (3.20%)
   RSL Communications Ltd., Class A          28,900(a)    946,475

Computer & Data Processing
Services (7.10%)
   CI Technologies Group Ltd.                68,300       237,648
   Computacenter PLC                         61,000       444,428
   Computershare Ltd.                        47,000       485,933
   Ecsoft Group PLC ADR                      15,200(a)    264,100
   Equant ADR                                 3,900(a)    348,075
   Ixos Software AG                             950(a)    201,012
   Telinfo NV                                   900       114,735
                                                        2,095,931
Computer & Office Equipment (2.52%)
   Orbotech Ltd. ADR                          8,200(a)    393,600
   Venture Manufacturing Ltd.                64,000       351,462
                                                          745,062
Drug Stores & Proprietary Stores (1.61%)
   Tsuruha Co., Ltd.                          7,000       475,615

Drugs (1.07%)
   Biovail Corp.  International               2,900(a)    103,550
   Skyepharma PLC                           202,000(a)    213,032
                                                          316,582
Eating & Drinking Places (0.95%)
   Do & Co Restaurants & Catering AG          4,600(a)    279,829

Electric Services (3.14%)
   Energy Developments Ltd.                  72,000       188,488
   Independent Energy Holdings ADR           36,400(a)    389,025
   Vestas Wind Systems                        5,100(a)    348,786
                                                          926,299
Electrical Work (2.22%)
   Telesystem International Wireless, Inc.   33,300(a)    656,256

Electronic Components &
Accessories (4.12%)
   Celestica, Inc.                           25,900(a)  1,013,338
   Elec & Eltek International ADR            53,900       204,820
                                                        1,218,158
Electronic Distribution Equipment (3.51%)
   C/TAC NV                                   4,000        59,457
   JOT Automation Group OYJ                  21,200       699,774
   Techtronic Industries Co.              1,447,000       276,312
                                                        1,035,543
Fabricated Rubber Products, Nec (0.58%)
   Tenma Corp.                               11,000       171,412

Family Clothing Stores (1.05%)
   Fast Retailing Co. Ltd.                    6,000       308,643

Freight Transportation
Arrangement (0.66%)
   C Two-Network Co. Ltd.                     2,200    $  193,530

Grocery Stores (0.90%)
   Superdiplo SA                             12,300(a)    266,113

Holding Offices (0.81%)
   Lang Corp. Ltd.                           73,000(a)    239,971

Hose, Belting, Gaskets & Packing (0.54%)
   Phoenix AG                                 9,400       160,111

Household Appliance Stores (0.31%)
   Kojima Co. Ltd.                            3,500        90,900

Hunting, Trapping, Game
Propagation (1.13%)
   Rapala Normark Corp.                      44,400(a)    333,510

Industrial Inorganic Chemicals (1.24%)
   Kemira OY                                 56,300       366,312

Life Insurance (0.41%)
   Scor SA                                    2,400       119,845

Measuring & Controlling Devices (0.29%)
   Sensonor ASA                              35,900(a)     84,375

Medical & Dental Laboratories (1.18%)
   Qiagen NV                                  4,800(a)    347,856

Medical Instruments & Supplies (1.25%)
   Cochlear Ltd.                             47,900       369,841

Metalworking Machinery (1.78%)
   Mikron Holding AG                          2,200       526,716

Miscellaneous Amusement, Recreation
Services (0.99%)
   Aristocrat Leisure Ltd.                   45,600       292,546

Miscellaneous Durable Goods (0.84%)
   Edel Music AG                                700(a)    248,090

Miscellaneous Electrical Equipment &
Supplies (1.74%)
   Kaba Holding AG, Class B                     980       514,959

Miscellaneous General Merchandise
Stores (1.29%)
   Japan Airport Terminal                    36,000       380,023

Miscellaneous Manufacturers (1.02%)
   Austria Haustechnik AG                     8,300       302,506

Miscellaneous Non-Durable Goods (1.41%)
   Austria Tabakwerke AG                      6,800       417,257

Miscellaneous Plastics Products,
NEC (1.43%)
   Airspray NV                               15,600(a)    420,854

Miscellaneous Primary Metal
Products (0.00%)
   YBM Magnex International, Inc.            28,300(a)        194

Motorcycles, Bicycles & Parts (0.89%)
   Ducati Motor Holding SPA                  89,200(a)    264,235

New & Used Car Dealers (0.94%)
   Athlon Groep NV                           10,000       277,184

Newspapers (1.24%)
   Newsquest PLC                             52,100       366,583

Non-Classifiable Establishments (1.00%)
   Bure Investment Aktiebolaget AB           48,400       296,358

Non-Residential Building
Construction (0.78%)
   Algeco                                     3,000       229,946

Non-Store Retailers (0.76%)
   Simree Co. Ltd.                           24,000(a)    225,199

Personnel Supply Services (1.41%)
   Unique International NV                   15,600       416,728
Pulp Mills (0.68%)
   Miquel Y Costas                            7,300       200,414

Radio & Television Broadcasting (2.68%)
   Modern Times Group Mtg AB, Class B        38,500(a)    791,900

Radio, Television & Computer
Stores (3.32%)
   Distefora Holding AG                         800(a)     85,126
   Yamada Denki                              24,000       894,762
                                                          979,888
Real Estate Agents & Managers (1.45%)
   First Capital Corp. Ltd.                 321,800       427,547

Sanitary Services (0.88%)
   De Sammensluttede Vognmand AS              3,200       259,424

Security Brokers & Dealers (1.84%)
   Kempen & Co. NV                            9,612       544,045

Special Industry Machinery (2.64%)
   Aixtron                                    2,300       552,358
   Neopost SA                              12,600(a)(b)   227,680
                                                          780,038
Subdividers & Developers (1.26%)
   MCL Land Ltd.                            310,000       373,428

Telephone Communication (11.39%)
   Aapt Ltd.                                213,600(a)    764,450
   Esat Telecom Group PLC ADR                19,100(a)    933,512
   Global Telesystems Group, Inc. ADR         6,887(a)    455,403
   Helsingin Puhelin OYJ, Series E            6,600       278,602
   Metronet Communications ADR, Class B      16,800(a)    932,400
                                                        3,364,367
Trusts (1.33%)
   NHP PLC                                  131,040       392,437

                   Total Common Stocks                 28,630,843

                                           Principal
                                            Amount         Value

Commercial Paper (1.54%)

Business Credit Institutions (1.54%)
   General Electric Capital Corp.,
   4.94%; 5/3/1999                          455,000    $  455,000

    Total Portfolio Investments (98.47%)               29,085,843

Cash and receivables,
   net of liabilities (1.53%)                             452,255

             Total Net Assets (100.00%)                $29,538,098

(a) Non-income producing security - No dividend paid during the period. (b) Restricted security - See Note 4 to the financial statements.

                   Principal International SmallCap Fund, Inc.
                             Investments by Country



                                Total          Percentage of
    Country                      Value           Total Value


   Australia                 $ 2,961,353           10.18%
   Austria                       999,593            3.44
   Belgium                       528,135            1.81
   Canada                      2,705,737            9.30
   Czech Repulic                 455,403            1.57
   Denmark                       608,210            2.09
   Finland                     1,835,303            6.31
   France                        577,472            1.99
   Germany                     1,566,953            5.39
   Hong Kong                     276,312            0.95
   Ireland                     1,403,388            4.82
   Israel                        580,800            2.00
   Italy                         264,235            0.91
   Japan                       2,740,083            9.42
   Korea, Republic Of            435,436            1.50
   Netherlands                 2,414,199            8.30
   New Zealand                   470,960            1.62
   Norway                        322,047            1.11
   Singapore                   1,357,258            4.67
   Spain                         896,826            3.08
   Sweden                      1,088,258            3.74
   Switzerland                 1,126,801            3.87
   United Kingdom              3,016,081           10.37
   United States                 455,000            1.56


               Total         $29,085,843          100.00%


FINANCIAL HIGHLIGHTS
(unaudited)
Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL INTERNATIONAL EMERGING MARKETS FUND, INC.
Class A shares                                                 1999*        1998         1997(a)
-------------------------------------------------------------------         ----         ----
Net Asset Value, Beginning of Period...................        $6.54       $8.29       $9.51
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............         --          (.02)       (.01)
   Net Realized and Unrealized Gain (Loss) on Investments       1.44       (1.73)      (1.21)

                       Total from Investment Operations         1.44       (1.75)      (1.22)

Net Asset Value, End of Period.........................        $7.98        $6.54        $8.29

Total Return(b)........................................        22.02%(c)   (21.11)%     (10.18)%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $9,800       $7,312       $5,039
   Ratio of Expenses to Average Net Assets.............       2.73%(d)     3.31%        2.03%(d)
   Ratio of Net Investment Income (Operating Loss) to
     Average Net Assets................................        .23%(d)    (.36)%       (.32)%(d)
   Portfolio Turnover Rate.............................       91.2%(d)     45.2%        21.4%(d)


PRINCIPAL INTERNATIONAL EMERGING MARKETS FUND, INC.
Class B shares                                                 1999*        1998         1997(a)
-------------------------------------------------------------------         ----         ----
Net Asset Value, Beginning of Period...................        $6.52        $8.28       $9.51
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............         (.03)        (.05)       (.01)
   Net Realized and Unrealized Gain (Loss) on Investments       1.42       (1.71)      (1.22)

                       Total from Investment Operations         1.39        (1.76)      (1.23)

Net Asset Value, End of Period.........................        $7.91        $6.52       $8.28

Total Return(b)........................................        21.32%(c)   (21.26)%     (10.29)%(c)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $4,290       $3,275       $3,116
   Ratio of Expenses to Average Net Assets.............       3.83%(d)     3.59%        2.16%(d)
   Ratio of Net Investment Income (Operating Loss) to
     Average Net Assets................................       (.87)%(d)    (.69)%       (.46)%(d)
   Portfolio Turnover Rate.............................        91.2%(d)     45.2%        21.4%(d)


PRINCIPAL INTERNATIONAL EMERGING MARKETS FUND, INC.
Class R shares                                                 1999*        1998         1997(a)
-------------------------------------------------------------------         ----         ----
Net Asset Value, Beginning of Period...................        $6.53        $8.28       $9.51
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............         --           (.04)       (.01)
   Net Realized and Unrealized Gain (Loss) on Investments       1.42       (1.71)      (1.22)

                       Total from Investment Operations         1.42        (1.75)      (1.23)

Net Asset Value, End of Period.........................        $7.95        $6.53       $8.28

Total Return(b)........................................        21.75%(c)   (21.14)%     (10.29)%(c)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $3,101       $2,202       $2,510
   Ratio of Expenses to Average Net Assets.............       3.06%(d)     3.47%        2.20%(d)
   Ratio of Net Investment Income (Operating Loss)
     to Average Net Assets.............................       (.10)%(d)    (.60)%       (.51)%(d)
   Portfolio Turnover Rate.............................        91.2%(d)     45.2%        21.4%(d)

*  Six months ended April 30, 1999


See accompanying notes.

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL INTERNATIONAL FUND, INC.(e)
Class A shares                                                 1999*        1998         1997         1996        1995
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................        $9.20        $9.33       $8.14        $7.28        $7.44
Income from Investment Operations:
   Net Investment Income...............................          .05          .13         .09          .10          .08
   Net Realized and Unrealized Gain (Loss) on Investments       1.16          .04        1.52         1.17         (.02)
                       Total from Investment Operations         1.21          .17        1.61         1.27          .06
Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.11)        (.10)       (.11)        (.08)        (.03)
   Distributions from Capital Gains....................         (.46)        (.20)       (.31)        (.33)        (.19)
                      Total Dividends and Distributions         (.57)        (.30)       (.42)        (.41)        (.22)

Net Asset Value, End of Period.........................        $9.84        $9.20       $9.33        $8.14        $7.28

Total Return(b)........................................        13.87%(c)     1.93%      20.46%       18.36%        1.03%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $339,889     $302,757     $281,158     $172,276    $126,554
   Ratio of Expenses to Average Net Assets.............       1.23%(d)     1.25%        1.39%        1.45%       1.63%
   Ratio of Net Investment Income to Average Net Assets       1.26%(d)     1.45%        1.25%        1.43%       1.10%
   Portfolio Turnover Rate.............................       56.4%(d)     38.7%        26.6%        23.8%       35.4%


PRINCIPAL INTERNATIONAL FUND, INC.(e)
Class B shares                                                 1999*        1998         1997         1996        1995(f)
-------------------------------------------------------------------         ----         ----         ----        ----
Net Asset Value, Beginning of Period...................        $9.14        $9.26       $8.07        $7.24        $6.71
Income from Investment Operations:
   Net Investment Income...............................          .03          .07         .03          .03          .05
   Net Realized and Unrealized Gain (Loss) on Investments       1.14          .04        1.51         1.15          .51
                       Total from Investment Operations         1.17          .11        1.54         1.18          .56
Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.05)        (.03)       (.04)        (.02)        (.03)
   Distributions from Capital Gains....................         (.46)        (.20)       (.31)        (.33)        --
                      Total Dividends and Distributions         (.51)        (.23)       (.35)        (.35)        (.03)

Net Asset Value, End of Period.........................        $9.80        $9.14       $9.26        $8.07        $7.24

Total Return(b)........................................        13.42%(c)     1.27%      19.62%       17.16%        9.77%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $47,801      $41,676      $33,842      $15,745      $3,908
   Ratio of Expenses to Average Net Assets.............       1.88%(d)     1.91%        2.17%        2.28%       2.19%(d)
   Ratio of Net Investment Income to Average Net Assets        .61%(d)      .77%         .42%         .64%        .58%(d)
   Portfolio Turnover Rate.............................       56.4%(d)     38.7%        26.6%        23.8%       35.4%(d)


PRINCIPAL INTERNATIONAL FUND, INC.(e)
Class R shares                                                 1999*        1998         1997         1996(g)
-------------------------------------------------------------------         ----         ----         ----
Net Asset Value, Beginning of Period...................        $9.13        $9.27       $8.12        $7.48
Income from Investment Operations:
   Net Investment Income...............................          .03          .06         .07          .01
   Net Realized and Unrealized Gain (Loss) on Investments       1.14          .04        1.47          .63
                       Total from Investment Operations         1.17          .10        1.54          .64
Less Dividends and Distributions:
   Dividends from Net Investment Income................         (.04)        (.04)       (.08)         --
   Distributions from Capital Gains....................         (.46)        (.20)       (.31)         --
                      Total Dividends and Distributions         (.50)        (.24)       (.39)         --

Net Asset Value, End of Period.........................        $9.80        $9.13       $9.27        $8.12

Total Return(b)........................................        13.42%(c)     1.13%      19.65%        9.29%(c)

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............       $21,084      $17,739      $11,773       $1,057
   Ratio of Expenses to Average Net Assets.............       1.95%(d)     2.01%        2.10%        1.59%(d)
   Ratio of Net Investment Income to Average Net Assets        .54%(d)      .67%         .44%         .78%(d)
   Portfolio Turnover Rate.............................       56.4%(d)     38.7%        26.6%        23.8%(d)

*  Six months ended April 30, 1999

See accompanying notes.


FINANCIAL HIGHLIGHTS (Continued)
(unaudited)
Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL INTERNATIONAL SMALLCAP FUND, INC.
Class A shares                                                 1999*        1998         1997(a)
-------------------------------------------------------------------         ----         ----
Net Asset Value, Beginning of Period...................        $9.99        $9.96      $10.04
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............          .03         (.07)       (.01)
   Net Realized and Unrealized Gain (Loss) on Investments       2.50          .10        (.07)
                       Total from Investment Operations         2.53          .03        (.08)
Less Dividends and Distributions:
   Dividends from Net Investment Income................         --           --          --
   Distributions from Capital Gains....................         (.08)        --          --
                      Total Dividends and Distributions         (.08)        --          --

Net Asset Value, End of Period.........................       $12.44        $9.99       $9.96

Total Return(b)........................................        25.47%(c)      .30%        .50%(c)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............     $16,805      $11,765       $6,210
   Ratio of Expenses to Average Net Assets.............       2.19%(d)     2.66%        1.99%(d)
   Ratio of Net Investment Income (Operating Loss) to
     Average Net Assets................................      (.79)%(d)    (.81)%       (.40)%(d)
   Portfolio Turnover Rate.............................      163.7%(d)     99.8%        10.4%(d)


PRINCIPAL INTERNATIONAL SMALLCAP FUND, INC.
Class B shares                                                 1999*        1998         1997(a)
-------------------------------------------------------------------         ----         ----
Net Asset Value, Beginning of Period...................        $9.97        $9.96      $10.04
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............         (.19)        (.10)       (.01)
   Net Realized and Unrealized Gain (Loss) on Investments       2.65          .11        (.07)
                       Total from Investment Operations         2.46          .01        (.08)
Less Dividends and Distributions:
   Dividends from Net Investment Income................         --           --          --
   Distributions from Capital Gains....................         (.08)        --          --
                      Total Dividends and Distributions         (.08)        --          --

Net Asset Value, End of Period.........................       $12.35        $9.97       $9.96

Total Return(b)........................................        24.82%(c)      .10%        .50%(c)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............      $8,376       $6,585       $4,774
   Ratio of Expenses to Average Net Assets.............       3.09%(d)     2.90%        2.07%(d)
   Ratio of Net Investment Income (Operating Loss) to
     Average Net Assets................................     (1.69)%(d)   (1.05)%       (.47)%(d)
   Portfolio Turnover Rate.............................      163.7%(d)     99.8%        10.4%(d)


PRINCIPAL INTERNATIONAL SMALLCAP FUND, INC.
Class R shares                                                 1999*        1998         1997(a)
-------------------------------------------------------------------         ----         ----
Net Asset Value, Beginning of Period...................       $10.01        $9.96      $10.04
Income from Investment Operations:
   Net Investment Income (Operating Loss)..............         (.11)        (.07)       (.01)
   Net Realized and Unrealized Gain (Loss) on Investments       2.64          .12        (.07)
                       Total from Investment Operations         2.53          .05        (.08)
Less Dividends and Distributions:
   Dividends from Net Investment Income................         --           --          --
   Distributions from Capital Gains....................         (.08)        --          --
                      Total Dividends and Distributions         (.08)        --          --

Net Asset Value, End of Period.........................       $12.46       $10.01       $9.96

Total Return(b)........................................        25.42%(c)      .50%        .50%(c)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)............      $4,357       $3,317       $3,004
   Ratio of Expenses to Average Net Assets.............       2.17%(d)     2.51%        2.15%(d)
   Ratio of Net Investment Income (Operating Loss) to
     Average Net Assets................................      (.77)%(d)    (.68)%       (.54)%(d)
   Portfolio Turnover Rate.............................      163.7%(d)     99.8%        10.4%(d)

*  Six months ended April 30, 1999

See accompanying notes.


Notes to Financial Highlights

(a) Period from August 29, 1997, date Class A and Class B shares first offered to the public and Class R shares first offered to eligible purchasers, through October 31, 1997. Principal International Emerging Markets Fund, Inc. and Principal International SmallCap Fund, Inc. classes of shares recognized net investment income as follows for the period from the initial purchase of shares on August 14, 1997, through August 28, 1997, none of which was distributed to the sole shareholder, Principal Life Insurance Company. Principal International Emerging Markets Fund, Inc. and Principal International SmallCap Fund, Inc. incurred unrealized gains (losses) on investments during the initial interim period as follows. This represents Class A, Class B and Class R share activities prior to the initial public offering of all classes of shares of each fund.

                                                    Per Share          Per Share
                                                 Net Investment       Unrealized
                                                     Income          Gain (Loss)

 Principal International Emerging Markets Fund, Inc.:
     Class A                                          $.01            $(.50)
     Class B                                           .01             (.50)
     Class R                                           .01             (.50)

 Principal International SmallCap Fund, Inc.:
     Class A                                           .01              .03
     Class B                                           .01              .03
     Class R                                           .01              .03

(b) Total return is calculated without the front-end sales charge or contingent deferred sales charge.

(c)  Total return amounts have not been annualized.

(d)  Computed on an annualized basis.

(e) Effective January 1, 1998, Princor World Fund, Inc. changed its name to Principal International Fund, Inc.

(f) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995. Principal International Fund, Inc. Class B shares recognized no net investment income for the period from the initial purchase by Principal Management Corporation of Class B shares on December 5, 1994, through December 8, 1994. Additionally, Class B shares incurred unrealized losses on investments of $.07 per share during the initial interim period. This represents Class B share activities of the fund prior to the initial public offering of Class B shares.

(g) Period from February 29, 1996, date Class R shares first offered to eligible purchasers, through October 31, 1996. Principal International Fund, Inc. Class R shares recognized no net investment income for the period from the initial purchase by Principal Management Corporation of Class R shares on February 27, 1996, through February 28, 1996. Additionally, Class R shares incurred unrealized gains on investments of $.02 per share during the initial interim period. This represents Class R share activities of the fund prior to the intial offering of Class R shares.



April 30, 1999

STATEMENTS OF ASSETS AND LIABILITIES
(unaudited)

                                                                      Principal                Principal Government
                                                                        Bond                     Securities Income
INCOME FUNDS                                                         Fund, Inc.                     Fund, Inc.
Investment in securities -- at cost............................... $190,023,265                   $287,755,570

Assets
Investment in securities -- at value (Note 4)..................... $193,817,755                   $293,683,525
Cash  ............................................................      376,800                         12,847
Receivables:
   Interest.......................................................    3,122,709                      1,668,376
   Investment securities sold.....................................    1,082,310                       --
   Capital Shares sold............................................      273,017                      1,242,549
Prepaid Expenses..................................................      --                            --
Other assets......................................................        6,966                         21,983

                         Total Assets                               198,679,557                    296,629,280
Liabilities
Accrued expenses..................................................      126,096                        171,282
Payables:
   Investment securities purchased................................    1,747,778                      6,105,000
   Capital Shares reacquired......................................      272,179                        108,052

                    Total Liabilities                                 2,146,053                      6,384,334

Net Assets Applicable to Outstanding Shares   .................... $196,533,504                   $290,244,946

Net Assets Consist of:
Capital Stock..................................................... $    174,451                       $253,002
Additional paid-in capital........................................  192,273,992                    285,967,980
Accumulated undistributed net investment income...................      133,133                        124,327
Accumulated net realized gain (loss) on investment transactions ..      157,438                     (2,028,318)
Net unrealized appreciation (depreciation) of investments.........    3,794,490                      5,927,955

                     Total Net Assets                              $196,533,504                   $290,244,946

Capital Stock (par value: $.01 a share):
Shares authorized.................................................  100,000,000                    100,000,000

Net Asset Value Per Share:
Class A: Net Assets............................................... $155,110,765                   $250,496,261
         Shares issued and outstanding............................   13,768,217                     21,822,375
         Net asset value per share................................       $11.27                         $11.48
         Maximum offering price per share(a)   ...................       $11.83                         $12.05

Class B: Net Assets ..............................................  $26,209,831                    $29,190,305
         Shares issued and outstanding............................    2,328,113                      2,551,709
         Net asset value per share(b).............................       $11.26                         $11.44

Class R: Net Assets...............................................  $15,212,908                    $10,558,380
         Shares issued and outstanding............................    1,348,766                        926,074
         Net asset value per share................................       $11.28                         $11.40

(a) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% (1.50% with respect to Principal Limited Term Bond Fund, Inc.) of the offering price or 4.99% of the net asset value (1.52% of net asset value with respect to Principal Limited Term Bond Fund, Inc.)
(b) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

   See accompanying notes.

                                                                        Principal         Principal             Principal
                                                                       High Yield     Limited Term Bond      Tax-Exempt Bond
INCOME FUNDS                                                           Fund, Inc.        Fund, Inc.            Fund, Inc.
Investment in securities -- at cost...............................   $46,132,681        $31,586,531        $   197,091,294

Assets
Investment in securities -- at value (Note 4).....................   $43,161,231        $31,316,322        $   207,906,407
Cash  ............................................................       134,667             55,000                230,220
Receivables:
   Interest.......................................................       919,787            306,966              3,830,644
   Investment securities sold.....................................       --                  32,258               --
   Capital Shares sold............................................        29,955             35,824                 37,802
Prepaid Expenses..................................................       --                   6,417               --
Other assets......................................................         2,814                236                 11,196

                         Total Assets                                 44,248,454         31,753,023            212,016,269
Liabilities
Accrued expenses..................................................        68,126            --                     126,566
Payables:
   Investment securities purchased................................       --                 --                    --
   Capital Shares reacquired......................................        65,338              8,621                137,804

                    Total Liabilities                                    133,464              8,621                264,370

Net Assets Applicable to Outstanding Shares   ....................   $44,114,990        $31,744,402            211,751,899

Net Assets Consist of:
Capital Stock.....................................................       $57,547        $    32,374        $       169,847
Additional paid-in capital........................................    49,939,535         31,990,442            198,885,801
Accumulated undistributed net investment income...................        97,313             32,064                129,669
Accumulated net realized gain (loss) on investment transactions ..    (3,007,955)           (40,269)             1,751,469
Net unrealized appreciation (depreciation) of investments.........    (2,971,450)          (270,209)            10,815,113

                     Total Net Assets                                $44,114,990        $31,744,402        $   211,751,899

Capital Stock (par value: $.01 a share):
Shares authorized.................................................   100,000,000        100,000,000            100,000,000

Net Asset Value Per Share:
Class A: Net Assets...............................................   $32,933,785        $26,187,862           $199,616,702
         Shares issued and outstanding............................     4,287,104          2,671,914             16,011,877
         Net asset value per share................................         $7.68              $9.80                 $12.47
         Maximum offering price per share(a)   ...................         $8.06              $9.95                $13.09

Class B: Net Assets ..............................................    $8,441,628         $2,534,704            $12,135,197
         Shares issued and outstanding............................     1,104,932            257,160                972,793
         Net asset value per share(b).............................         $7.64              $9.86                 $12.47

Class R: Net Assets...............................................    $2,739,577         $3,021,836                    N/A
         Shares issued and outstanding............................       362,698            308,309                    N/A
         Net asset value per share................................         $7.55              $9.80                    N/A

(a) Maximum offering price is equal to net asset value plus a front-end sales charge of 4.75% (1.50% with respect to Principal Limited Term Bond Fund, Inc.) of the offering price or 4.99% of the net asset value (1.52% of net asset value with respect to Principal Limited Term Bond Fund, Inc.)
(b) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

   See accompanying notes.

Six Months Ended April 30, 1999

STATEMENTS OF OPERATIONS
(unaudited)

                                                                             Principal                Principal Government
                                                                               Bond                     Securities Income
INCOME FUNDS                                                                Fund, Inc.                     Fund, Inc.

    Net Investment Income
    Interest income....................................................     $6,807,039                     $9,816,975

    Expenses:
       Management and investment advisory fees (Note 3)................        457,367                        649,749
       Distribution and shareholder servicing fees (Notes 1 and 3).....        372,147                        409,326
       Transfer and administrative services (Notes 1 and 3)............        241,191                        250,224
       Registration fees (Note 1)......................................         26,195                         21,696
       Custodian fees .................................................          1,501                          6,610
       Auditing and legal fees ........................................          4,499                          3,698
       Directors' fees ................................................          3,474                          3,474
       Other ..........................................................          5,554                          6,713

                                                  Total Gross Expenses       1,111,918                      1,351,490
       Less:  Management and investment
          advisory fees waived.........................................         --                             --

                                                    Total Net Expenses       1,111,918                      1,351,490

                                                 Net Investment Income       5,695,121                      8,465,485

    Net Realized and Unrealized Gain (Loss) on Investments
    Net realized gain (loss) from investment transactions..............        157,610                        (20,136)
    Change in unrealized appreciation/depreciation
       of investments .................................................     (5,203,761)                    (3,671,572)

                                           Net Realized and Unrealized
                                            Gain (Loss) on Investments      (5,046,151)                    (3,691,708)

                                            Net Increase in Net Assets
                                             Resulting from Operations      $  648,970                     $4,773,777

   See accompanying notes.

                                                                             Principal          Principal               Principal
                                                                            High Yield      Limited Term Bond        Tax-Exempt Bond
INCOME FUNDS                                                                Fund, Inc.         Fund, Inc.              Fund, Inc.

    Net Investment Income
    Interest income....................................................    $2,262,916          $1,070,005              $5,998,141

    Expenses:
       Management and investment advisory fees (Note 3)................       133,805              79,883                 492,997
       Distribution and shareholder servicing fees (Notes 1 and 3).....        74,699              35,195                 266,987
       Transfer and administrative services (Notes 1 and 3)............       101,283              48,571                  93,067
       Registration fees (Note 1)......................................        24,625              21,984                  22,958
       Custodian fees .................................................         1,368               1,186                   1,334
       Auditing and legal fees ........................................         3,185               2,376                   3,423
       Directors' fees ................................................         3,364               3,364                   3,470
       Other ..........................................................         2,419               1,206                   5,771

                                                  Total Gross Expenses        344,748             193,765                 890,007
       Less:  Management and investment
          advisory fees waived.........................................        --                  23,087                  --

                                                    Total Net Expenses        344,748             170,678                 890,007

                                                 Net Investment Income      1,918,168             899,327               5,108,134

    Net Realized and Unrealized Gain (Loss) on Investments
    Net realized gain (loss) from investment transactions..............    (1,180,010)              3,293               1,751,791
    Change in unrealized appreciation/depreciation
       of investments .................................................     1,338,556            (431,412)             (3,776,846)

                                           Net Realized and Unrealized
                                            Gain (Loss) on Investments        158,556            (428,119)             (2,025,055)

                                            Net Increase in Net Assets
                                             Resulting from Operations     $2,076,714          $  471,208               $3,083,079

   See accompanying notes.


STATEMENTS OF CHANGES IN NET ASSETS
(unaudited)

                                                                                Principal               Principal Government
                                                                                  Bond                    Securities Income
INCOME FUNDS                                                                   Fund, Inc.                    Fund, Inc.

                                                                       Six Months       Year          Six Months      Year
                                                                          Ended         Ended            Ended        Ended
                                                                        April 30,    October 31,       April 30,   October 31,
                                                                          1999          1998             1999         1998
Operations
Net investment income............................................     $  5,695,121  $  9,903,008     $  8,465,485 $  16,370,086
Net realized gain (loss) from investment transactions ...........          157,610       598,317          (20,136)      242,270
Change in unrealized appreciation/depreciation
   of investments................................................       (5,203,761)    1,323,899       (3,671,572)    2,717,566

                           Net Increase (Decrease) in Net Assets
                                       Resulting from Operations           648,970    11,825,224        4,773,777    19,329,922

Dividends and Distributions to Shareholders
From net investment income:
   Class A.......................................................       (4,578,653)   (8,430,036)      (7,591,692)  (15,088,625)
   Class B.......................................................         (646,100)     (977,376)        (753,541)   (1,071,553)
   Class R.......................................................         (371,072)     (530,322)        (249,884)     (334,428)
Excess distribution of net investment income:
   Class A.......................................................           --           --               --            --
   Class B.......................................................           --           --               --            --
   Class R.......................................................           --           --               --            --
From net realized gain on investments:
   Class A.......................................................         (424,531)      --               --            --
   Class B.......................................................          (65,282)      --               --            --
   Class R.......................................................          (35,649)      --               --            --

                               Total Dividends and Distributions        (6,121,287)   (9,937,734)      (8,595,117)  (16,494,606)

Capital Share Transactions (Note 5)
Shares sold:
   Class A.......................................................       23,405,833    41,289,926       37,340,679    39,967,883
   Class B.......................................................        6,241,699    10,554,095        7,864,712    10,634,274
   Class R.......................................................        5,263,483     8,716,511        3,976,997     4,770,310
Shares issued in reinvestment of dividends and distributions:
   Class A.......................................................        4,017,975     6,299,889        6,287,764    12,166,316
   Class B.......................................................          635,023       833,944          647,689       882,934
   Class R.......................................................          399,673       524,979          246,265       329,918
Shares redeemed:
   Class A.......................................................      (16,022,575)  (27,535,115)     (41,278,271)  (53,118,031)
   Class B.......................................................       (2,427,023)   (2,514,110)      (3,299,984)   (2,741,242)
   Class R.......................................................       (2,250,931)   (3,120,947)      (1,700,941)   (1,161,190)

                      Net Increase (Decrease) in Net Assets from
                                      Capital Share Transactions        19,263,157    35,049,172       10,084,910    11,731,172
                                      Total Increase (Decrease)         13,790,840    46,874,396        6,263,570    14,566,488

Net Assets
Beginning of period.............................................       182,742,664   145,806,002      283,981,376   269,414,888
End of period (including undistributed (overdistributed)
   net investment income as set forth below).....................     $196,533,504  $182,742,664     $290,244,946  $283,981,376

Undistributed (Overdistributed)  Net Investment Income...........       $  133,133  $     33,837         $124,327  $    254,305



   See accompanying notes.


                                                                                     Principal                      Principal
                                                                                    High Yield                  Limited Term Bond
INCOME FUNDS                                                                        Fund, Inc.                     Fund, Inc.

                                                                              Six Months      Year          Six Months       Year
                                                                                Ended        Ended            Ended         Ended
                                                                              April 30,    October 31,      April 30,    October 31,
                                                                                1999         1998             1999          1998
Operations
Net investment income............................................           $ 1,918,168  $  3,598,836     $   899,327    $1,556,035
Net realized gain (loss) from investment transactions ...........            (1,180,010)      148,393           3,293        (2,668)
Change in unrealized appreciation/depreciation
   of investments................................................             1,338,556    (5,300,030)       (431,412)      172,616

                           Net Increase (Decrease) in Net Assets
                                       Resulting from Operations              2,076,714    (1,552,801)        471,208     1,725,983

Dividends and Distributions to Shareholders
From net investment income:
   Class A.......................................................            (1,356,382)   (2,856,403)       (778,038)   (1,431,290)
   Class B.......................................................              (311,421)     (571,855)        (53,428)      (53,434)
   Class R.......................................................              (104,121)     (189,231)        (60,387)      (78,892)
Excess distribution of net investment income:
   Class A.......................................................                --           (50,532)         --            --
   Class B.......................................................                --           (10,117)         --            --
   Class R.......................................................                --            (3,347)         --            --
From net realized gain on investments:
   Class A.......................................................                --           --               --            --
   Class B.......................................................                --           --               --            --
   Class R.......................................................                --           --               --            --

                               Total Dividends and Distributions             (1,771,924)   (3,681,485)       (891,853)   (1,563,616)

Capital Share Transactions (Note 5)
Shares sold:
   Class A.......................................................             3,906,756    11,927,135       8,428,044    12,780,385
   Class B.......................................................             1,219,810     4,358,175       1,030,340     1,373,038
   Class R.......................................................               367,394     1,736,594       1,294,060     1,710,613
Shares issued in reinvestment of dividends and distributions:
   Class A.......................................................               844,918     1,574,414         597,770     1,358,983
   Class B.......................................................               242,419       427,433          47,923        42,187
   Class R.......................................................               103,889       191,997          59,004        77,461
Shares redeemed:
   Class A.......................................................            (5,509,857)  (14,350,135)    (10,108,045)   (7,216,941)
   Class B.......................................................            (1,617,993)   (1,816,211)       (222,802)     (344,198)
   Class R.......................................................              (481,938)     (839,238)       (331,952)     (370,918)

                      Net Increase (Decrease) in Net Assets from
                                      Capital Share Transactions               (924,602)    3,210,164         794,342     9,410,610

                                      Total Increase (Decrease)                (619,812)   (2,024,122)        373,697     9,572,977

Net Assets
Beginning of period.............................................             44,734,802    46,758,924      31,370,705    21,797,728
End of period (including undistributed (overdistributed) net investment
   income as set forth below)....................................           $44,114,990   $44,734,802     $31,744,402   $31,370,705



Undistributed (Overdistributed)  Net Investment Income...........           $    97,313    $  (48,931)    $    32,064       $24,590


See accompanying notes.


                                                                                      Principal
                                                                                   Tax-Exempt Bond
INCOME FUNDS                                                                         Fund, Inc.

                                                                              Six Months       Year
                                                                                Ended         Ended
                                                                              April 30,    October 31,
                                                                                1999          1998
Operations
Net investment income............................................           $  5,108,134  $  9,965,827
Net realized gain (loss) from investment transactions ...........              1,751,791       919,377
Change in unrealized appreciation/depreciation
   of investments................................................             (3,776,846)    2,567,043

                           Net Increase (Decrease) in Net Assets
                                       Resulting from Operations               3,083,079    13,452,247

Dividends and Distributions to Shareholders
From net investment income:
   Class A.......................................................             (4,815,970)   (9,655,683)
   Class B.......................................................               (245,886)     (408,929)
   Class R.......................................................                 N/A           N/A
Excess distribution of net investment income:
   Class A.......................................................                 --            --
   Class B.......................................................                 --            --
   Class R.......................................................                 --            --
From net realized gain on investments:
   Class A.......................................................                (81,087)       --
   Class B.......................................................                 (4,524)       --
   Class R.......................................................                 N/A           N/A

                               Total Dividends and Distributions              (5,147,467)  (10,064,612)

Capital Share Transactions (Note 5)
Shares sold:
   Class A.......................................................             12,516,055    30,673,603
   Class B.......................................................              1,444,921     4,178,912
   Class R.......................................................                 N/A           N/A
Shares issued in reinvestment of dividends and distributions:
   Class A.......................................................              3,374,265     6,533,809
   Class B.......................................................                192,229       306,980
   Class R.......................................................                 N/A           N/A
Shares redeemed:
   Class A.......................................................            (19,188,375)  (28,581,284)
   Class B.......................................................               (806,713)   (1,005,105)
   Class R.......................................................                 N/A           N/A

                      Net Increase (Decrease) in Net Assets from
                                      Capital Share Transactions              (2,467,618)   12,106,915

                                      Total Increase (Decrease)               (4,532,006)   15,494,550

Net Assets
Beginning of period.............................................             216,283,905   200,789,355

End of period (including undistributed (overdistributed) net investment
   income as set forth below)....................................           $211,751,899  $216,283,905

Undistributed (Overdistributed)  Net Investment Income...........           $    129,669   $    83,391



   See accompanying notes.


NOTES TO FINANCIAL STATEMENTS
(unaudited)

Principal Bond Fund, Inc.
Principal Government Securities Income Fund, Inc.
Principal High Yield Fund, Inc.
Principal Limited Term Bond Fund, Inc.
Principal Tax-Exempt Bond Fund, Inc.


Note 1 -- Significant Accounting Policies

Principal Bond Fund, Inc., Principal Government Securities Income Fund, Inc., Principal High Yield Fund, Inc., Principal Limited Term Bond Fund, Inc. and Principal Tax-Exempt Bond Fund, Inc. (the "Income Funds") are registered under the Investment Company Act of 1940, as amended, as open-end diversified management investment companies and operate in the mutual fund industry.

Class A shares generally are sold with an initial sales charge based on declining rates and certain purchases may be subject to a contingent deferred sales charge ("CDSC") upon redemptions. Class B shares are sold without an initial sales charge, but are subject to a declining CDSC on certain redemptions made within six years of purchase. Class R shares are sold without an initial sales charge and are not subject to a CDSC. Class B shares and Class R shares bear higher ongoing distribution fees than Class A shares. Class B shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) seven years after purchase. Class R shares automatically convert into Class A shares, based on relative net asset value (without a sales charge) four years after purchase. All classes of shares for each fund represent interests in the same portfolio of investments, and will vote together as a single class except where otherwise required by law or as determined by each of the Income Funds' respective Board of Directors. In addition, the Board of Directors of each fund declare separate dividends on each class of shares.

The Income Funds allocate daily all income, expenses (other than class-specific expenses) and realized and unrealized gains or losses to each class of shares based upon the relative proportion of the value of shares outstanding of each class. Expenses specifically attributable to a particular class are charged directly to such class. Class-specific expenses charged to each class during the period ended April 30, 1999, which are included in the corresponding captions of the Statement of Operations, were as follows:

                                                      Distribution and               Transfer and
                                                 Shareholder Servicing Fees     Administrative Services        Registration Fees
                                                 Class  A Class B   Class R    Class A Class B  Class R    Class A  Class B Class R

Principal Bond Fund, Inc.                        $207,213 $115,942  $48,992    $59,838 $14,966   $8,109    $ 6,471  $5,445  $5,166
Principal Government Securities Income Fund, Inc. 259,022  115,811   34,493     80,420  11,312    4,220      6,298   5,241   4,670
Principal High Yield Fund, Inc.                    38,191   28,274    8,234     18,773   6,700    2,919      5,891   5,277   3,941
Principal Limited Term Bond Fund, Inc.             20,592    5,360    9,243      3,803     952     1320      6,032   4,843   4,382
Principal Tax-Exempt Bond Fund, Inc.              225,664   41,323      N/A     27,634   1,782      N/A     10,784   6,618     N/A

The Income Funds value securities for which market quotations are readily available at market value, which is determined using the last reported sale price or, if no sales are reported, as is regularly the case for some securities traded over-the-counter, the last reported bid price. When reliable market quotations are not considered to be readily available, which may be the case, for example, with respect to certain debt securities and preferred stocks, the investments are valued by using prices provided by market makers or estimates of market values obtained from yield data and other factors relating to instruments or securities with similar characteristics in accordance with procedures established in good faith by each fund's Board of Directors. Securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market.

The Income Funds record investment transactions generally one day after the trade date, except for short-term investment transactions which are recorded generally on the trade date. The identified cost basis has been used in determining the net realized gain or loss from investment transactions and unrealized appreciation or depreciation of investments. Interest income is recognized on an accrual basis.

The Income Funds may, pursuant to an exemptive order issued by the Securities and Exchange Commission, transfer uninvested funds into a joint trading account. The order permits the Income Funds' cash balances to be deposited into a single joint account along with the cash of other registered investment companies managed by Principal Management Corporation (the "Manager"). These balances may be invested in one or more short-term instruments.

Dividends and distributions to shareholders are recorded on the ex-dividend date. Dividends and distributions to shareholders from net investment income and net realized gain from investments are determined in accordance with federal tax regulations, which may differ from generally accepted accounting principles. Permanent book and tax basis differences are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Reclassifications made for the year ended October 31, 1998 were not material.

Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes, but not for tax purposes, are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as tax return of capital distributions.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note 2 -- Federal Income Taxes

No provision for federal income taxes is considered necessary because each fund is qualified as a "regulated investment company" under the Internal Revenue Code and intends to distribute each year substantially all of its net investment income and realized capital gains to shareholders. The cost of investments for federal income tax reporting purposes approximates that used for financial reporting purposes.

Note 3 -- Management Agreement and Transactions With Affiliates

The Income Funds have agreed to pay investment advisory and management fees to Principal Management Corporation (wholly owned by Princor Financial Services Corporation, a subsidiary of Principal Financial Services, Inc.) computed at an annual percentage rate of each fund's average daily net assets. The annual rate used in this calculation for the Income Funds is as follows:


                                                                                Net Asset Value of Funds
                                                                                      (in millions)
                                                       First            Next              Next             Next              Over
                                                       $100             $100              $100             $100              $400

   Principal Bond Fund, Inc.                          0.50%             0.45%            0.40%             0.35%             0.30%
   Principal Government Securities Income Fund, Inc.  0.50              0.45             0.40              0.35              0.30
   Principal High Yield Fund, Inc.                    0.60              0.55             0.50              0.45              0.40
   Principal Limited Term Bond Fund, Inc.             0.50              0.45             0.40              0.35              0.30
   Principal Tax-Exempt Bond Fund, Inc.               0.50              0.45             0.40              0.35              0.30

The Income Funds also reimburse the Manager for transfer and administrative services, including the cost of accounting, data processing, supplies and other services rendered.
Note 3 -- Management Agreement and Transactions With Affiliates (Continued)

The Manager voluntarily waives a portion of its fee for the Principal Limited Term Bond Fund, Inc. The waivers are in amounts that maintain total operating expenses within certain limits. The limits are expressed as a percentage of average daily net assets attributable to each class on an annualized basis during the reporting period. The amount waived and the operating expense limit, which was maintained at or below that shown, are as follows:

                                                                        Amount
                                                                        Waived
                                                      Period Ended                    Year Ended                   Expense
                                                     April 30, 1999                October 31, 1998                 Limit
   Principal Limited Term Bond Fund, Inc.
     Class A                                             $11,013                        $76,952                    1.00%
     Class B                                               6,021                         11,537                    1.35
     Class R                                               6,053                         11,781                    1.60

The Manager intends to continue its voluntary waiver and, if necessary, pay expenses normally payable by Principal Limited Term Bond Fund, Inc. through October 31, 1999.

For the year ended October 31, 1998, the Manager voluntarily waived a portion of its fee for the Principal Bond Fund, Inc. The amounts waived for Class A shares, Class B shares and Class R shares were $121,092, $26,130 and $25,144, respectively. The Manager ceased its waiver of expenses October 31, 1998.

Princor Financial Services Corporation, as principal underwriter, receives proceeds of any CDSC on certain Class A and Class B share redemptions. The charge is based on declining rates which for Class A shares begin at .75%, and for Class B shares at 4.00% (.25% and 1.25% for Principal Limited Term Bond Fund, Inc., respectively), of the lesser of the current market value or the cost of shares being redeemed. Princor Financial Services Corporation also retains sales charges on sales of Class A shares based on declining rates which begin at 4.75% of the offering price (1.50% for Principal Limited Term Bond Fund, Inc.). The aggregate amount of these charges retained, by fund, for the period ended April 30, 1999 were as follows:

                                                     Class A        Class B

Principal Bond Fund, Inc.                           $453,004        $43,373
Principal Government Securities Income Fund, Inc.    471,628         50,753
Principal High Yield Fund, Inc.                       90,038         36,918
Principal Limited Term Bond Fund, Inc.                51,799          2,574
Principal Tax-Exempt Bond Fund, Inc.                 288,889         17,736

No brokerage commissions were paid by the Income Funds to affiliated broker dealers during the periods.

The Income Funds bear distribution and shareholder servicing fees with respect to Class A shares computed at an annual rate of up to .25% (.15% for the Principal Limited Term Bond Fund, Inc.) of the average daily net assets attributable to Class A shares of each fund. Each of the Income Funds adopted a distribution plan with respect to Class B shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to 1.00% of the average daily net assets attributable to Class B shares of each fund (.50% for the Principal Limited Term Bond Fund, Inc.). Each of the Income Funds, with the exception of Principal Tax-Exempt Bond Fund, Inc., adopted a distribution plan with respect to Class R shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to .75% of the average daily net assets attributable to Class R shares of each fund. Distribution and shareholder servicing fees are paid to Princor Financial Services Corporation; a portion of the fees are subsequently remitted to retail dealers. Pursuant to the distribution agreements, fees unused by the principal underwriter at the end of the fiscal year are returned to the respective Income Fund which generated the excess.

At April 30, 1999, Principal Life Insurance Company, subsidiaries of Principal Life Insurance Company and benefit plans sponsored on behalf of Principal Life Insurance Company owned shares of the Income Funds as follows:

                                                                Class A                Class B                Class R

   Principal Bond Fund, Inc.                                    102,217                  128                    108
   Principal Government Securities Income Fund, Inc.              8,605                  125                    106
   Principal High Yield Fund, Inc.                              396,345                  181                  5,248
   Principal Limited Term Bond Fund, Inc.                       720,910                  120                  4,849
   Principal Tax-Exempt Bond Fund, Inc.                           7,981                  115                    N/A

Note 4 -- Investment Transactions

For the period ended April 30, 1999, the cost of investment securities purchased and proceeds from investment securities sold (not including short-term investments and U. S. government securities) by the Income Funds were as follows:

                                         Purchases                    Sales

Principal Bond Fund, Inc.               $65,406,716               $46,441,166
Principal High Yield Fund, Inc.          16,633,486                17,056,313
Principal Limited Term Bond Fund, Inc.    4,348,920                 3,302,803
Principal Tax-Exempt Bond Fund, Inc.     22,603,395                28,422,365

At April 30, 1999, net unrealized appreciation (depreciation) of investments by the Income Funds was composed of the following:

                                                                                                              Net Unrealized
                                                                  Gross Unrealized                      Appreciation (Depreciation)
                                                    Appreciation              (Depreciation)                  of Investments

   Principal Bond Fund, Inc.                             $ 5,298,909            $(1,504,419)                   $ 3,794,490
   Principal Government Securities Income Fund, Inc.       6,767,035              (839,080)                      5,927,955
   Principal High Yield Fund, Inc.                         1,093,963            (4,065,413)                     (2,971,450)
   Principal Limited Term Bond Fund, Inc.                    142,751              (412,960)                       (270,209)
   Principal Tax-Exempt Bond Fund, Inc.                   11,252,396              (437,283)                     10,815,113

The Income Funds may trade portfolio securities on a "to-be-announced" (TBA) basis. In a TBA transaction, the fund commits to purchase or sell securities for which all specific information is not known at the time of the trade. Securities purchased on a TBA basis are not settled until they are delivered to the fund, normally 15 to 30 days later. These transactions are subject to market fluctuations and their current value is determined in the same manner as for other portfolio securities. As of April 30, 1999, Principal Government Securities Income Fund, Inc. had a TBA purchase commitment involving a security with a face amount of $6,000,000, cost of $6,131,833 and market value of $6,090,000. The fund has set aside investment securities and other assets in excess of the commitment to serve as collateral.

At April 30, 1999, the Income Funds held the following securities which may require registration under the Securities Act of 1933, or an exemption therefrom, in order to effect a sale in the ordinary course of business.

                                                                                                       Value at      Value as a
                                                                             Date of                   April 30,    Percentage of
                                              Security Description         Acquisition      Cost         1999        Net Assets

  Principal Bond Fund, Inc.              CE Generation LLC
                                           Senior Secured Notes              2/24/99       $2,000,000   $2,010,240        1.02%

                                         Equistar Chemicals LP Notes         2/9/99         3,999,680    4,096,196        2.08

                                         John Hancock Mutual Life
                                           Insurance Co. Surplus Notes       1/8/97         2,396,100    2,612,513        1.33

                                         Marlin Water Trust
                                           Senior Secured Notes              12/8/98        3,850,000    3,892,908        1.98
                                                                             12/9/98        1,003,750    1,011,145         .52

  Principal Bond Fund, Inc.              Marriott International,
  (Continued)                              Inc. Notes                        11/10/98       2,495,200    2,498,945        1.27%
                                                                             12/03/98       1,519,005    1,499,367         .77

                                         Orix Credit Alliance
                                           Short Term Notes                  2/26/99        5,000,000    4,997,395        2.54

                                         QWest Communications
                                           International Senior Notes        12/15/98       2,085,000    2,092,500        1.06

                                         Raytheon Co. Notes                  12/9/98          995,870      945,835         .48

                                                                                                        25,657,044       13.05

  Principal High Yield Fund, Inc.        California Steel Industries, Inc.
                                           Senior Notes                      3/30/99           375,000     383,438         .87

                                         Chancellor Media Corp.
                                           Unsecured Notes                   11/11/98          746,633     772,500        1.75

                                         Charter Communications Holding
                                           LLC Senior Notes                  3/12/99         1,495,995   1,533,750        3.48

                                         Echostar DBS Corp. Senior Notes     1/15/99         1,500,000   1,565,625        3.55

                                         Equistar Chemicals LP Notes         2/9/99          1,499,880   1,536,073        3.48

                                         Integrated Electrical Services
                                           Senior Subordinated Notes         1/25/99           372,000     381,563         .87
                                                                             3/3/99          1,129,219   1,144,687        2.59

                                         Level 3 Communications, Inc.
                                           Step-up Senior Discount Notes     12/18/98          828,750     971,250        2.20

                                         QWest Communications International
                                           Senior Notes                      4/15/99           731,500     732,375         .66

                                         Special Devices, Inc. Senior
                                           Subordinated Notes                12/11/98          500,000     505,000        1.14
                                                                             1/26/99         1,017,500   1,010,000        2.29

                                         York Power Funding Ltd. Senior
                                           Secured Bonds                     7/31/98           900,000     900,000        2.04

                                                                                                        11,436,262       25.92

  Principal Limited Term Bond Fund, Inc. Orix Credit Alliance, Inc.
                                           Medium-Term Notes                 11/8/96           850,000     849,963        2.68

  Principal Tax-Exempt Bond Fund, Inc.   Eddyville, Iowa, IDR Ref. Bonds,
                                           Cargill, Inc. Project             1/11/95           859,910   1,036,250         .49

The Income Funds' investments are with various issuers in various industries. The Schedules of Investments contained herein summarize concentration of credit risk by issuer and industry.

Note 5 -- Capital Share Transactions

Transactions in Capital Shares by fund were as follows:

                                                                  Principal                Principal                 Principal
                                                                    Bond             Government Securities          High Yield
                                                                 Fund, Inc.            Income Fund, Inc.            Fund, Inc.
  Period Ended April 30, 1999:
  Shares sold:
    Class A   .........................................          2,039,149                 3,227,699                  504,901
    Class B   .........................................            544,835                   681,240                  158,679
    Class R............................................            458,102                   346,332                   48,509
  Shares issued in reinvestment of dividends and distributions:
    Class A   .........................................            350,537                   544,416                  109,373
    Class B   .........................................             55,444                    56,240                   31,541
    Class R............................................             34,838                    21,469                   13,664
  Shares redeemed:
    Class A   .........................................         (1,400,302)               (3,566,785)                (712,163)
    Class B   .........................................           (212,263)                 (286,115)                (209,376)
    Class R............................................           (196,071)                 (148,101)                 (63,456)
                               Net Increase (Decrease)           1,674,269                   876,395                 (118,328)



  Year Ended October 31, 1998:
  Shares sold:
    Class A   .........................................          3,558,782                 3,449,728                1,429,263
    Class B   .........................................            911,403                   919,042                  520,583
    Class R............................................            751,757                   414,918                  208,702
  Shares issued in reinvestment of dividends and distributions:
    Class A ...........................................            544,557                 1,053,198                  190,004
    Class B ...........................................             72,083                    76,520                   51,887
    Class R............................................             45,324                    28,745                   23,509
  Shares redeemed:
    Class A   .........................................         (2,379,170)               (4,587,595)              (1,722,188)
    Class B   .........................................           (216,720)                 (237,166)                (222,473)
    Class R............................................           (268,084)                 (100,699)                (101,674)

                                           Net Increase          3,019,932                 1,016,691                  377,613


                                                                    Principal                   Principal
                                                                 Limited Term Bond           Tax-Exempt Bond
                                                                    Fund, Inc.                 Fund, Inc.

  Period Ended April 30, 1999:
  Shares sold:
    Class A   .........................................               852,170                    997,233
    Class B   .........................................               103,806                    115,099
    Class R............................................               131,006                      N/A
  Shares issued in reinvestment of dividends and distributions:
    Class A   .........................................                60,597                    269,649
    Class B   .........................................                 4,835                     15,352
    Class R............................................                 5,985                      N/A
  Shares redeemed:
    Class A   .........................................            (1,022,543)                (1,530,219)
    Class B   .........................................               (22,395)                   (64,354)
    Class R............................................               (33,596)                     N/A

                                Net Increase (Decrease)                79,865                   (197,240)


  Year Ended October 31, 1998:
  Shares sold:
    Class A   .........................................             1,291,180                  2,447,392
    Class B   .........................................               138,167                    333,971
    Class R............................................               173,119                      N/A
  Shares issued in reinvestment of dividends and distributions:
    Class A   .........................................               137,689                    522,117
    Class B   .........................................                 4,256                     24,507
    Class R............................................                 7,859                      N/A
  Shares redeemed:
    Class A   .........................................              (729,920)                (2,279,032)
    Class B   .........................................               (34,626)                   (80,155)
    Class R............................................               (37,539)                     N/A

                                           Net Increase               950,185                    968,800


Note 6 -- Line of Credit

The Income Funds participate with other funds and portfolios managed by Principal Management Corporation in an unsecured joint line of credit with a bank, which allows the funds to borrow up to $60,000,000, collectively.
Borrowings are made solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each fund, based on its borrowings, at a rate equal to the Fed Funds Rate plus .50%. Additionally, a commitment fee is charged at the annual rate of .08% on the average unused portion of the line of credit. The commitment fee is allocated among the participating funds and portfolios in proportion to their average net assets during each quarter. At April 30, 1999, the Income Funds had no outstanding borrowings under the line of credit.



SCHEDULES OF INVESTMENTS


INCOME FUNDS

PRINCIPAL BOND FUND, INC.

--------------------------------------------------------------------------------
                                                    Principal
                                                      Amount          Value
--------------------------------------------------------------------------------

Bonds (94.82%)

Air Transportation, Scheduled (1.87%)
   Federal Express Corp. 1994 Pass
     Through Cert., Series A310-A3;
     8.40%; 3/23/2010                               $1,500,000    $  1,625,985
   Federal Express Corp. Pass-Through
     Cert.; 7.58%; 7/2/2019                          1,000,000       1,056,060
   Northwest Airlines Pass-Through Cert.,
     Series 1999-1, Class 1A;
     6.81%; 2/1/2020                                 1,000,000         995,490
                                                                  ------------
                                                                     3,677,535
Beverages (1.15%)
   Joseph E. Seagram & Sons
     Guaranteed Debentures;
     8.38%; 2/15/2007                                1,000,000       1,093,625
     8.88%; 9/15/2011                                1,000,000       1,153,042
                                                                  ------------
                                                                     2,246,667
Business Credit Institutions (0.51%)
   Case Credit Corp. Medium-Term Notes;
     5.95%; 8/1/2000                                 1,000,000       1,000,402

Cable & Other Pay TV Services (1.04%)
   CSC Holdings, Inc. Senior Notes;
     7.25%; 7/15/2008                                2,000,000       2,040,000

Cash Grains (1.31%)
   Aktiebolaget SKF Senior Notes;
     7.63%; 7/15/2003                                2,500,000       2,575,088

Combination Utility Services (3.93%)
   MidAmerican Energy Co.
     Medium-Term Notes;
     6.38%; 6/15/2006                                2,000,000       1,979,068
   PG Energy, Inc. First Mortgage
     Bonds; 8.38%; 12/1/2002                           500,000         533,128
   Public Service Electric & Gas
     Medium-Term Notes;
     8.16%; 5/26/2009                                1,250,000       1,405,428
   Puget Sound Power & Light Co.
     1st Mortgage Medium-Term Notes,
     Series A; 7.75%; 2/1/2007                       3,500,000       3,808,374
                                                                  ------------
                                                                     7,725,998
Communications Equipment (1.06%)
   QWest Communications International
     Senior Notes; 7.50%; 11/1/2008                  2,000,000(a)    2,092,500

Computer & Data Processing
Services  Medium-Term Notes (2.61%)
   Comdisco, Inc.;
   6.65%; 11/13/2001                                 2,000,000       2,022,486
   6.00%; 1/30/2002                                  3,100,000       3,097,631
                                                                  ------------
                                                                     5,120,117
Computer & Office Equipment (1.49%)
   Seagate Technology, Inc. Senior Notes;
     7.37%; 3/1/2007                                $3,000,000     $ 2,934,234

Construction & Related
Machinery (0.62%)
   Caterpillar, Inc. Global Debentures;
     9.38%; 8/15/2011                                1,000,000       1,226,157

Consumer Products (0.56%)
   RJR Nabisco Capital Corp. Senior
     Notes; 8.75%; 4/15/2004                         1,000,000       1,097,500

Credit Reporting & Collection  (2.54%)
   Orix Credit Alliance Short Term Notes;
     7.00%; 3/15/2001                                5,000,000(a)    4,997,395

Crude Petroleum & Natural Gas (0.27%)
   Occidental Petroleum Corp.
     Medium-Term Notes;
      9.73%; 6/15/2001                                 500,000         528,892

Department Stores (2.68%)
   Harcourt General, Inc. Subordinated
     Notes; 9.50%; 3/15/2000                           400,000         410,013
   Fred Meyer, Inc. Senior Notes;
     7.38%; 3/1/2005                                 2,000,000       2,073,662
   Penney (J.C.) Co., Inc. Debentures;
     7.13%; 11/15/2023                               1,000,000         947,024
   Sears Roebuck Co.
     Medium-Term Notes;
     9.05%; 2/6/2012                                   500,000         606,341
     9.12%; 2/13/2012                                1,000,000       1,218,869
                                                                  ------------
                                                                     5,255,909
Drug Stores & Proprietary
Stores (0.97%)
   Rite Aid Corp. Senior Debentures;
     6.88%; 8/15/2013                                2,000,000       1,903,240

Eating & Drinking Places (2.55%)
   Aramark Services, Inc. Notes;
     6.75%; 8/1/2004                                 5,000,000       5,011,505

Electric Services (5.61%)
   Calpine Corp. Notes; 7.75%; 4/15/2009             3,000,000       3,007,500
   CE Generation LLC Senior Secured
     Notes; 7.42%; 12/15/2018                        2,000,000(a)    2,010,240
   Commonwealth Edison Co.
     Debentures; 6.95%; 7/15/2018                    1,000,000       1,012,816
   East Coast Power, LLC Senior Secured
     Notes; 7.54%; 6/30/2017                         3,000,000       2,957,670
   Southern California Edison Co.
     Notes; 6.38%; 1/15/2006                         1,000,000       1,007,243
   Toledo Edison Co. Debentures;
     8.70%; 9/1/2002                                 1,000,000       1,045,130
                                                                  ------------
                                                                    11,040,599
Engines & Turbines (0.49%)
   Brunswick Corp. Debentures;
     7.38%; 9/1/2023                                 1,000,000         953,574

Fabricated Rubber Products, NEC (0.84%)
   M. A. Hanna Co. Senior Notes;
     9.38%; 9/15/2003                               $1,500,000     $ 1,654,053

Farm & Garden Machinery (1.29%)
   Case Corp. Notes; 7.25%; 1/15/2016                1,000,000         959,488
   Tenneco, Inc. Notes;
     10.08%; 2/1/2001                                  500,000         530,877
     8.08%; 10/1/2002                                1,000,000       1,047,180
                                                                  ------------
                                                                     2,537,545
Funeral Service & Crematories (1.20%)
   Service Corp. International Notes;
     6.00%; 12/15/2005                               2,500,000       2,361,355

General Government, NEC (2.30%)
   Ontario Hydro Debentures;
     7.45%; 3/31/2013                                2,000,000       2,219,240
   Province of Saskatchewan, Canada
     Global Notes; 8.00%; 2/1/2013                   2,000,000       2,307,800
                                                                  ------------
                                                                     4,527,040
General Industrial Machinery (0.51%)
   Timken Co. Medium-Term
     Notes; 6.20%; 1/15/2008                         1,000,000         996,793

Gold & Silver Ores (0.62%)
   Placer Dome, Inc. Notes;
      7.13%; 6/15/2007                               1,250,000       1,208,469

Grain Mill Products (0.55%)
   Ralston Purina Co. Debentures;
      7.75%; 10/1/2015                               1,000,000       1,084,143

Grocery Stores (2.54%)
   American Stores Co. Bond;
     8.00%; 6/1/2026                                 2,500,000       2,811,455
   Food Lion, Inc.
     Medium-Term Notes;
     8.67%; 8/28/2006                                1,000,000       1,115,582
     Notes; 7.55%; 4/15/2007                         1,000,000       1,063,747
                                                                  ------------
                                                                     4,990,784
Highway & Street Construction (1.18%)
   Foster Wheeler Corp. Notes;
     6.75%; 11/15/2005                               2,500,000       2,317,588

Hotel & Motels (2.04%)
   Marriott International, Inc. Notes;
     6.63%; 11/15/2003                               4,000,000(a)    3,998,312

Household Furniture (1.02%)
   Masco Corp. Debentures;
     7.13%; 8/15/2013                                2,000,000       2,009,900

Industrial Inorganic Chemicals (2.08%)
   Equistar Chemicals LP Notes;
     8.50%; 2/15/2004                                4,000,000(a)    4,096,196

Life Insurance (1.33%)
   John Hancock Mutual Life Insurance Co.
      Surplus Notes; 7.38%; 2/15/2024               $2,500,000(a) $  2,612,513

Machinery, Equipment, & Supplies (0.13%)
   AAR Corp. Notes; 7.25%; 10/15/2003                  250,000         254,617

Management & Public Relations (0.51%)
   Servicemaster Co. Ltd. Notes;
     6.95%; 8/15/2007                                1,000,000       1,010,353

Medical Instruments & Supplies (0.89%)
   Delphi Automotive Systems Corp.
     6.13%; 5/1/2004                                 1,750,000       1,745,188

Millwork, Plywood & Structural
Members (0.37%)
   Georgia-Pacific Corp.
     Debentures; 9.50%; 12/1/2011                      600,000         729,112

Miscellaneous Investing (2.41%)
   BRE Properties, Inc. Notes;
     7.20%; 6/15/2007                                2,000,000       1,950,772
   First Industrial LP Medium-Term
     Notes; 7.00%; 12/1/2006                         1,500,000       1,508,320
   Weingarten Realty Investors
     Medium-Term Notes;
     7.29%; 5/23/2005                                1,250,000       1,268,273
                                                                  ------------
                                                                     4,727,365
Miscellaneous Metal Ores (0.35%)
   Cyprus Minerals Co. Notes;
     10.13%; 4/1/2002                                  650,000         693,646

Mortgage Bankers & Brokers (1.01%)
   Chase Commercial Mortgage Securities
     Corp., Class C Notes;  6.60%;
     12/19/2007                                      2,000,000       1,976,600

Motor Vehicles & Equipment (2.21%)
   Ford Motor Co. Debentures;
     7.50%; 8/1/2026                                 1,000,000       1,058,588
     8.90%; 1/15/2032                                1,000,000       1,226,002
   Ford Motor Credit Co. Senior Notes;
     5.80%; 1/12/2009                                1,000,000         956,320
   General Motors Corp. Global
     Medium-Term Notes;
     8.88%; 5/15/2003                                1,000,000       1,100,142
                                                                  ------------
                                                                     4,341,052
Newspapers (1.25%)
   News America Holdings, Inc.
     Guaranteed Senior Notes;
     8.50%; 2/15/2005                                2,250,000       2,460,166

Oil & Gas Field Services (1.53%)
   Petroleum Geo-Services ASA Notes;
     7.50%; 3/31/2007                                2,500,000       2,577,548
   R&B Falcon Senior Notes;
     6.75%; 4/15/2005                                  500,000         422,500
                                                                  ------------
                                                                     3,000,048
Operative Builders (1.20%)
   Pulte Corp.
     Senior Notes; 8.38%; 8/15/2004                 $  500,000    $    515,449
     Notes; 7.63%; 10/15/2017                        2,000,000       1,842,326
                                                                  ------------
                                                                     2,357,775
Paper & Paper Products (1.49%)
   Boise Cascade Office Products Corp.;
     7.05%; 5/15/2005                                3,000,000       2,934,054

Paper Mills (3.04%)
   Bowater, Inc. Debentures;
     9.50%; 10/15/2012                               1,000,000       1,240,625
     9.38%; 12/15/2021                               1,500,000       1,844,196
   Champion International Corp.
     Notes; 9.88%; 6/1/2000                            750,000         781,715
   Chesapeake Corp. Notes;
     9.88%; 5/1/2003                                 1,000,000       1,106,435
   James River Corp. Notes;
     6.70%; 11/15/2003                               1,000,000       1,009,255
                                                                  ------------
                                                                     5,982,226
Paperboard Mills (0.88%)
   Federal Paper Board Co., Inc.
     Debentures; 8.88%; 7/1/2012                     1,500,000       1,722,829

Personal Credit Institutions (0.55%)
   General Motors Acceptance Corp.
     Global Notes; 8.50%; 1/1/2003                   1,000,000       1,080,703

Petroleum Refining (4.98%)
   Ashland, Inc. Medium-Term Notes;
     7.71%; 5/11/2007                                  500,000         527,230
   Ashland Oil, Inc. Medium-Term Notes;
     7.73%; 7/15/2013                                  750,000         798,992
     7.72%; 7/15/2013                                1,000,000       1,064,426
   Mapco, Inc. Medium-Term Notes;
     8.48%; 8/5/2013                                 1,000,000       1,156,403
   Sun Co., Inc.
     Debentures; 9.00%; 11/1/2024                    2,000,000       2,316,370
     Notes; 7.13%; 3/15/2004                           300,000         307,226
   Tosco Corp. Notes; 7.25%; 1/1/2007                2,500,000       2,567,118
   Ultramar Credit Corp. Guaranteed
     Notes; 8.63%; 7/1/2002                          1,000,000       1,052,164
                                                                  ------------
                                                                     9,789,929
Pulp Mills (1.42%)
   ITT Rayonier, Inc. Notes;
     7.50%; 10/15/2002                               1,875,000       1,955,132
   International Paper Co.
     Medium-Term Notes;
     9.70%; 8/15/2000                                  800,000         835,605
                                                                  ------------
                                                                     2,790,737
Railroads (1.78%)
   Union Pacific Corp.
     Debentures; 7.00%; 2/1/2016                     2,500,000       2,461,455
     Notes; 7.25%; 11/1/2008                         1,000,000       1,043,576
                                                                  ------------
                                                                     3,505,031
Real Estate Operators & Lessors (0.63%)
   First Industrial, L.P. Notes;
     7.60%; 5/15/2007                               $1,250,000     $ 1,238,940

Rental of Railroad Cars (1.33%)
   GATX Capital Corp. Medium-Term Notes;
     Series B; 9.50%; 1/10/2002                      1,500,000       1,613,205
     Series C; 6.86%; 10/13/2005                     1,000,000       1,005,776
                                                                  ------------
                                                                     2,618,981
Rubber & Plastics Footwear (1.26%)
   Reebok International Ltd. Debentures;
     6.75%; 9/15/2005                                2,500,000       2,470,282

Sanitary Services (1.69%)
   Laidlaw, Inc.
     Notes; 7.70%; 8/15/2002                         1,000,000       1,012,927
     Senior Notes; 7.88%; 4/15/2005                    750,000         761,414
   WMX Technologies, Inc. Notes;
     7.00%; 10/15/2006                               1,500,000       1,549,716
                                                                  ------------
                                                                     3,324,057
Search & Navigation Equipment (0.48%)
   Raytheon Co. Notes; 6.40%; 12/15/2018             1,000,000(a)      945,835

Security Brokers & Dealers (3.16%)
   Bear Stearns Cos., Inc.
     Senior Notes; 7.00%; 3/1/2007                   2,500,000       2,551,818
   Lehman Brothers, Inc. Senior
     Subordinated Notes;
     7.38%; 1/15/2007                                3,545,000       3,664,218
                                                                  ------------
                                                                     6,216,036
Telephone Communication (8.38%)
   Airtouch Communications, Inc. Notes;
     6.65%; 5/1/2008                                 2,500,000       2,546,518
   GTE Corp. Notes; 6.36%; 4/15/2006                 2,500,000       2,499,480
   Sprint Capital Corp. Notes;
     8.13%; 7/15/2002                                1,500,000       1,585,683
     5.70%; 11/15/2003                               4,500,000       4,427,019
   Worldcom, Inc. Notes;
     7.75%; 4/1/2007                                 5,000,000       5,414,060
                                                                  ------------
                                                                    16,472,760
Variety Stores (0.63%)
   Dayton-Hudson Corp. Debentures;
     9.25%; 8/15/2011                                1,000,000       1,233,184

Water Supply (2.50%)
   Marlin Water Trust Senior Secured
     Notes; 7.09%; 12/15/2001                        4,850,000(a)    4,904,053
                                                                  ------------

                                                   Total Bonds     186,347,562

Asset-Backed Securities (3.08%)

Investment Offices (1.50%)
   Morgan Stanley Capital I, Inc. Comml
     Mtg Pass-Through Cert., Ser 99-WF1
     CL C; 6.54%; 10/15/2008                         3,000,000       2,954,070

Security Brokers & Dealers (1.58%)
   Merrill Lynch Mortgage Investors, Inc.
     Collateralized Mortgage-Backed
     Security, Series 95-C3, 7.37%*
     Class C; 12/26/2025                             3,000,000       3,108,090
                                                                  ------------

                                 Total Asset-Backed Securities       6,062,160

Commercial Paper (0.72%)

Personal Credit Institutions (0.72%)
   Investment in Joint Trade Account,
     Associates Corp.; 4.92%; 5/3/1999              $1,408,033    $  1,408,033
                                                                  ------------

                          Total Portfolio Investments (98.62%)     193,817,755

Cash, receivables and other assets,
   net of  liabilities (1.38%)                                       2,715,749
                                                                  ------------

                                    Total Net Assets (100.00%)    $196,533,504
                                                                  ============


(a)Restricted security - See Note 4 to the financial statements.
*  Variable rate (monthly)

PRINCIPAL GOVERNMENT SECURITIES INCOME
FUND, INC.

--------------------------------------------------------------------------------
       Description of Issue
------------------------------------                Principal
   Type     Rate       Maturity                       Amount          Value
--------------------------------------------------------------------------------

Government National Mortgage Association (GNMA)
Certificates (99.13%)

GNMA I     6.00%  10/15/2023-4/15/2024             $14,248,522    $ 12,885,540
GNMA I     6.50    7/15/2008-2/15/2029              86,082,114      85,796,332
GNMA I     7.00   10/15/2022-5/15/2029              75,533,035      76,817,495
GNMA I     7.25    9/15/2025-10/15/2025              3,612,919       3,697,069
GNMA I     7.50    4/15/2017-10/15/2027             32,840,373      33,925,785
GNMA I     8.00    8/15/2016-2/15/2022               7,747,784       8,164,630
GNMA II    6.00    1/20/2024-3/20/2029              54,852,329      53,999,462
GNMA II    6.50    3/20/2024-3/20/2027              12,549,984      12,435,867
                                                                  ------------

                                       Total GNMA Certificates     287,722,180

--------------------------------------------------------------------------------
                                                    Principal
                                                      Amount          Value
--------------------------------------------------------------------------------

Federal Agency Short-Term Obligation (2.05%)
   Investment in Joint Trade Account,
     Federal Home Loan Mortgage Corp.;
     4.82%; 5/31/1999                               $5,961,345    $  5,961,345
                                                                  ------------

                         Total Portfolio Investments (101.18%)     293,683,525

Liabilities, net of cash, receivables and
   other assets (-1.18%)                                            (3,438,579)


                                    Total Net Assets (100.00%)    $290,244,946
                                                                  ============


PRINCIPAL HIGH YIELD FUND, INC.

--------------------------------------------------------------------------------
                                                    Principal
                                                      Amount          Value
--------------------------------------------------------------------------------

Bonds (95.96%)

Advertising (3.66%)
   Lamar Advertising Co.
     Senior Subordinated Notes;
     9.63%; 12/1/2006                               $1,500,000     $ 1,612,500

Aircraft & Parts (1.81%)
   BE Aerospace Senior Subordinated
   Notes; 9.50%; 11/1/2008                             750,000         800,625

Blast Furnace & Basic Steel
Products (0.87%)
   California Steel Industries, Inc. Senior
     Notes;  8.50%; 4/1/2009                           375,000(a)      383,438

Cable & Other Pay TV Services (3.82%)
   Century Communications Senior Notes;
     8.75%; 10/1/2007                                  900,000         936,000
   Jones Intercable, Inc. Senior Notes;
     9.63%; 3/15/2002                                  700,000         747,250
                                                                   -----------
                                                                     1,683,250
Cogeneration - Small Power
Producer (5.27%)
   AES Corp. Senior Subordinated
     Notes; 8.38%; 8/15/2007                         1,500,000       1,490,625
   Calpine Corp. Senior Notes;
     8.75%; 7/15/2007                                  800,000         834,000
                                                                   -----------
                                                                     2,324,625
Communications Equipment (5.39%)
   Echostar DBS Corp. Senior Notes;
     9.38%; 2/1/2009                                 1,500,000(a)    1,565,625
   FWT, Inc. Senior Subordinated
     Notes; 9.88%; 11/15/2007                          800,000(b)       79,000
   QWest Communications International
     Senior Notes; 7.50%; 11/1/2008                    700,000(a)      732,375
                                                                   -----------
                                                                     2,377,000
Communication Services, NEC (5.68%)
   Charter Communications Holdings LLC
     Senior Notes; 8.25%; 4/1/2007                   1,500,000(a)    1,533,750
   Level 3 Communications, Inc. Step-Up*
     Senior Discount Notes; 12/1/2008                1,500,000(a)(c)   971,250
                                                                   -----------
                                                                     2,505,000
Computer & Data Processing
Services (0.18%)
   DecisionOne Corp. Senior Subordinated
     Notes; 9.75%; 8/1/2007                          1,500,000(b)       76,875

Crude Petroleum & Natural Gas (3.42%)
   Chesapeake Energy Corp. Senior
     Notes, Series A; 9.63%; 5/1/2005                  750,000         686,250
   Ocean Energy, Inc. Senior Subordinated
     Notes; 8.88%; 7/15/2007                           800,000         822,000
                                                                   -----------
                                                                     1,508,250
Eating & Drinking Places (5.37%)
   Cafeteria Operators LP Senior Secured
     Notes; 12.00%; 12/31/2001                      $1,500,000     $ 1,488,750
   Foodmaker, Inc. Senior Subordinated
     Notes; 8.38%; 4/15/2008                           900,000         880,875
                                                                   -----------
                                                                     2,369,625
Electric Services (2.04%)
   York Power Funding Ltd. Senior Secured
     Bonds; 12.00%; 10/30/2007                         900,000(a)      900,000

Electric Work (3.46%)
   Integrated Electrical Services Senior
     Subordinated Notes;
     9.38%; 2/1/2009                                 1,500,000(a)    1,526,250

Finance Services (1.78%)
   DVI, Inc. Senior Notes;
     9.88%; 2/1/2004                                   800,000         784,000

Funeral Service & Crematories (1.74%)
   Loewen Group International, Inc. Senior
     Guaranteed Notes; 7.50%; 4/15/20011,500,000       765,000

Grocery Stores (1.92%)
   Marsh Supermarkets Senior
     Subordinated Notes;
     8.88%; 8/1/2007                                   800,000         846,000

Heavy Construction, Except
Highway (3.32%)
   Mastec, Inc. Senior Subordinated
     Notes; 7.75%; 2/1/2008                          1,500,000       1,466,250

Hotels & Motels (3.13%)
   HMH Properties, Inc. Senior Notes;
     7.88%; 8/1/2008                                   750,000         726,563
   John Q. Hammons Hotels LP &
     Finance Corp. First Mortgage
     Notes; 8.88%; 2/15/2004                           700,000         651,875
                                                                   -----------
                                                                     1,378,438
Industrial Inorganic Chemicals (3.48%)
   Equistar Chemicals LP Notes;
     8.50%; 2/15/2004                                1,500,000(a)    1,536,073

Men's & Boys' Clothing Stores (0.47%)
   Edison Brothers Stores, Inc. Senior
     Notes; 11.00%; 9/26/2007                          700,000(b)      209,125

Miscellaneous Amusement, Recreation
Service (3.54%)
   Rio Hotel & Casino, Inc. Senior
     Subordinated Notes;
     9.50%; 4/15/2007                                  700,000         787,500
   Station Casinos, Inc. Senior
     Subordinated Notes;
     8.88%; 12/1/2008                               $  750,000     $   776,250
                                                                   -----------
                                                                     1,563,750
Miscellaneous Equipment Rental &
Leasing (3.43%)
   Rental Service Corp. Senior Subordinated
     Notes; 9.00%; 5/15/2008                         1,500,000       1,515,000

Miscellaneous Shopping Goods
Stores (2.09%)
   Zale Corp. Senior Notes;
     8.50%; 10/1/2007                                  900,000         922,500

Motor Vehicles, Parts & Supplies (3.43%)
   Special Devices, Inc. Senior Subordinated
     Notes; 11.38%; 12/15/2008                       1,500,000(a)    1,515,000

Newspapers (1.90%)
   Hollinger International Publishing, Inc.
     Senior Subordinated Notes;
     9.25%; 3/15/2007                                  800,000         838,000

Paper Mills (1.22%)
   Indah Kiat Finance Mauritius Ltd.
     Guaranteed Senior Notes;
     10.00%; 7/1/2007                                  800,000         540,000

Personal Credit Institutions (1.27%)
   MacSaver Financial Services, Inc.
     Notes; 7.60%; 8/1/2007                            800,000         560,000

Petroleum Refining (1.46%)
   Crown Central Petroleum Corp.
     Senior Notes; 10.88%; 2/1/2005                    700,000         644,000

Pulp Mills (1.56%)
   Pen-Tab Industries, Inc. Senior
     Subordinated Notes;
     10.88%; 2/1/2007                                  800,000         688,000

Radio & Television Broadcasting (3.73%)
   Antenna TV S.A. Senior Notes;
     9.00%; 8/1/2007                                   900,000         874,125
   Chancellor Media Corp. Unsecured
     Notes; 8.00%; 11/1/2008                           750,000(a)      772,500
                                                                   -----------
                                                                     1,646,625
Residential Building Construction (1.68%)
   D.R. Horton, Inc. Senior Notes;
     8.00%; 2/1/2009                                   750,000         740,625

Retail Stores, NEC (1.88%)
   Cole National Group, Inc.
     Senior Subordinated Notes;
     9.88%; 12/31/2006                                 800,000         828,000

Telephone Communication (8.85%)
   Clearnet Communications Step-Up*
     Senior Discount Notes; 12/15/2005                 750,000(c)      697,500
   Intermedia Communications, Inc. Senior
     Notes; 8.50%; 1/15/2008                         $ 800,000      $  798,000
   NEXTLINK Communications, Inc.
     Senior Notes; 9.00%; 3/15/2008                    800,000         792,000
   Rogers Cablesystems, Ltd. Senior
     Secured Second Priority Notes;
     9.63%; 8/1/2002                                   750,000         810,000
   Rogers Cantel, Inc. Senior Secured
     Debentures; 9.75%; 6/1/2016                       700,000         806,750
                                                                   -----------
                                                                     3,904,250
Water Transportation of Freight,
NEC (3.11%)
   Cenargo International PLC First
   Mortgage Notes; 9.75%; 6/15/2008                  1,500,000       1,372,500
                                                                   -----------

                                                   Total Bonds      42,330,574

--------------------------------------------------------------------------------
                                                      Shares
                                                       Held           Value
--------------------------------------------------------------------------------

Preferred Stock (0.01%)

Fuel Dealers (0.01%)
   Star Gas Partners LP                                    308     $     4,684

--------------------------------------------------------------------------------
                                                    Principal
                                                      Amount          Value
--------------------------------------------------------------------------------

Commercial Paper (1.87%)

Personal Credit Institutions (1.87%)
   Investment in Joint Trade Account,
     Associates Corp; 4.92%; 5/3/1999                $ 825,973     $   825,973
                                                                   -----------

                          Total Portfolio Investments (97.84%)      43,161,231

Cash and receivables, net of  liabilities (2.16%)                      953,759
                                                                   -----------

                                    Total Net Assets (100.00%)     $44,114,990
                                                                  ============


(a)  Restricted security - See Note 4 to the financial statements.
(b)  Non-income producing security - Security in default.
(c)  Non-income producing security - Zero-step coupon bond.
*  Variable rate

PRINCIPAL LIMITED TERM BOND FUND, INC.

--------------------------------------------------------------------------------
                                                    Principal
                                                      Amount          Value
--------------------------------------------------------------------------------

Bonds (53.92%)

Business Credit Institutions (5.87%)
   CIT Group Holdings
     Senior Medium-Term Notes;
     6.38%; 10/1/2002                               $1,000,000     $ 1,013,635
   Orix Credit Alliance, Inc.
     Medium-Term Notes;
     6.46%; 5/17/1999                               $  850,000(a)  $   849,963
                                                                   -----------
                                                                     1,863,598
Combination Utility Services (0.79%)
   Pacificorp First Mortgage Medium-Term
     Notes; 9.50%; 5/20/1999                           250,000         250,408

Department Stores (5.05%)
   J.C. Penney Co., Inc. Notes;
     9.05%; 3/1/2001                                 1,000,000       1,046,016
   Sears Roebuck Acceptance Corp.
     Medium-Term Notes, Series II;
     6.69%; 8/13/2001                                  450,000         456,892
   Sears Roebuck Co. Medium-Term
     Notes; 6.46%; 5/12/2000                           100,000         100,550
                                                                   -----------
                                                                     1,603,458
Federal & Federally Sponsored
Credit (0.43%)
   Federal Home Loan Mortgage
     Corporation Debentures;
     6.57%; 2/27/2007                                  130,000         135,065

General Industrial Machinery (3.28%)
   Timken Co. Medium-Term Notes;
     7.30%; 8/13/2002                                1,000,000       1,039,872

Medical Service & Health
Insurance (1.56%)
   Aetna Services, Inc. Notes;
     6.38%; 8/15/2003                                  500,000         494,628

Mortgage Bankers & Brokers (2.71%)
   Countrywide Funding Corp.
     Medium-Term Notes;
     6.05%; 3/1/2001                                   860,000         859,955

Motor Vehicles & Equipment (1.68%)
   General Motors Corp. Medium-Term
     Notes; 9.20%; 7/2/2001                            500,000         534,286

Paper Mills (3.21%)
   International Paper Co. Notes;
     7.00%; 6/1/2001                                 1,000,000       1,018,849

Paperboard Mills (3.32%)
   Temple-Inland, Inc. Notes;
     9.00%; 5/1/2001                                 1,000,000       1,053,278

Personal Credit Institutions (12.73%)
   American General Finance Corp.
     Medium-Term Notes, Series D;
     7.46%; 3/28/2000                                  350,000         355,755
   Associates Corp. of North America
     Notes; 5.75%; 10/15/2003                        1,000,000         985,824
   Chrysler Financial Corp.
     Medium-Term Notes;
     8.45%; 1/28/2000                                  500,000         510,783
Personal Credit Institutions (Continued)
   Ford Motor Credit Co. Notes;
     7.50%; 1/15/2003                               $1,117,000     $ 1,169,156
   General Motors Acceptance Corp.
     Notes; 6.63%; 10/1/2002                         1,000,000       1,019,214
                                                                   -----------
                                                                     4,040,732
Plumbing & Heating, Except
Electric (3.27%)
   Masco Corp. Notes; 6.13%; 9/15/2003               1,035,000       1,037,349

Security Brokers & Dealers (7.84%)
   Lehman Brothers, Inc. Senior
     Subordinated Notes;
     7.25%; 4/15/2003                                1,200,000       1,231,289
   Merrill Lynch & Co., Inc. Notes;
     6.55%; 8/1/2004                                 1,230,000       1,257,568
                                                                   -----------
                                                                     2,488,857
Telephone Communication (2.19%)
   Nynex Capital Funding Medium-Term
     Notes, Series A; 9.40%; 6/1/2000                  670,000         694,891


                                                   Total Bonds      17,115,226


       Description of Issue             Principal

  Type        Rate       Maturity        Amount        Value

Federal Home Loan Mortgage Corporation (FHLMC)              Certificates (8.36%)

FHLMC      7.00%   12/1/2022           $ 510,754    $  519,943
FHLMC      7.00    3/1/2028              487,626       495,963
FHLMC      7.25    12/1/2007             389,000       394,716
FHLMC      8.00    12/1/2011-10/1/2022   416,031       433,896
FHLMC      8.25    1/1/2012               74,617        76,694
FHLMC      8.50    1/1/2000-4/1/2000     464,356       473,808
FHLMC      9.00    9/1/2009              240,360       257,840


                        Total FHLMC Certificates     2,652,860

Federal National Mortgage Association (FNMA)
Certificates (5.62%)

FNMA 6.00  7/1/2028                    994,228      964,439
FNMA 8.00  10/1/2006-5/1/2027            346,659       359,113
FNMA 8.50  5/1/2022                    281,918      298,287
FNMA 9.00  2/1/2025                    151,592      162,191


                         Total FNMA Certificates     1,784,030

Government National Mortgage Association (GNMA)
Certificates (8.64%)

GNMA I     6.50%   6/15/2028-9/15/2028       $1,978,167    $1,967,420
GNMA I     8.00    1/20/2016                    213,464       223,622
GNMA I     9.00    7/15/2017                     75,414        81,240
GNMA II    6.00    7/20/2028                    487,940       470,762


                         Total GNMA Certificates             2,743,044

Asset-Backed Securities (20.90%)

Personal Credit Institutions (0.89%)
   Union Acceptance Corp. 1996-B Auto
     Trust Pass-Through Certificates,
     Class A; 6.45%; 7/8/2003                     281,379       283,597

Mortgage Pass-Through Securities (20.00%)
   DLJ Commercial Mortgage Corp.
     Pass-Through Certificates, Class A1A,
     Series 1998-CF1; 6.14%; 10/15/2006           647,466       646,346
     Series 1999-CG1; 6.08%; 7/10/2008          1,493,936     1,488,976
   GMAC Commercial Mortgage Securities,
     Inc. Mortgage Pass-Through
     Certificates, Series 1998-C2 CL C;
     6.50%; 8/15/2008                           1,000,000       982,770
   J.P. Morgan Commercial Mortgage
     Finance Corp. Mortgage
     Pass-Through, Series 97-C5,
     Class A-2; 7.06%; 9/15/2029                1,445,000     1,503,638
   Prudential Securities Secured Financing
     Corp. Mortgage Pass-Through
     Certificates, Series 1998-C1,
     Class A1A1; 6.11%; 11/15/2002                216,968       217,408
   Lehman Large Loan, Class A1,
     Series 1997-LLI; 6.79%; 6/12/2004          1,472,746     1,511,038

                                                              6,350,176

                     Total Asset-Backed Securities            6,633,772

Commercial Paper (1.22%)

Personal Credit Institutions (1.22%)
   Investment in Joint Trade Account,
     Associates Corp.; 4.92%; 5/3/1999            387,390       387,390


            Total Portfolio Investments (98.65%)             31,316,322

Cash, receivables and other assets,
   net of liabilities (1.35%)                                   428,080


                       Total Net Assets (100.00%)           $31,744,402


(a)  Restricted security - See Note 4 to the financial statements.


PRINCIPAL TAX-EXEMPT BOND FUND, INC.


                                               Principal
                                                Amount         Value

Long-Term Tax-Exempt Bonds (96.46%)

Alabama (0.45%)
   Phenix County, Alabama IDB
     Environmental Improvement Rev.
     Bonds, Mead Coated Board, Inc.,
     Series B; 5.25%; 4/1/2028                 $1,000,000  $   961,250

Arizona (1.99%)
   Navajo County, Arizona Pollution
     Control Corp. Rev. Ref. Bonds,
     Arizona Public Service Co.,
     Series 1993A; 5.88%; 8/15/2028            4,100,000     4,217,875

Arkansas (2.56%)
   City of Blytheville, Arkansas Solid Waste
     Recycling & Sewer Treatment Rev.
     Bonds, Series 1992, Nucor Corp.
     Project; 6.90%; 12/1/2021                 4,610,000     4,926,937
   Little River County, Arkansas Rev.
     Georgia Pacific Corp. Project;
     5.60%; 10/1/2026                            500,000       500,625

                                                             5,427,562
California (4.01%)
   ABAG Finance Authority for Nonprofit
     Corp., Cert. of Participation,
     Stanford University Hospital;
     5.00%; 11/1/2004                            750,000       796,875
     5.25%; 11/1/2020                          1,750,000     1,780,625
   California Pollution Control Funding
     Authority Pollution Control Rev. Ref.
     Bonds for San Diego Gas & Electric,
     Series A; 5.90%; 6/1/2014                 1,000,000     1,123,750
   California Pollution Control Funding
     Authority Rev. Bonds, Atlantic
     Richfield Co. Project; 5.00%; 4/1/2008    2,500,000     2,615,625
   City of Upland, California San Antonio
     Comm. Hospital Cert. of Participation;
     5.25%; 1/1/2004                           2,080,000     2,165,800

                                                             8,482,675
Colorado (2.61%)
   City & County of Denver, Colorado
     Airport System Rev. Bonds,
     Series 1991D; 7.75%; 11/15/2013           3,185,000     4,005,138
   Colorado Health Fac. Authority Rev.
     Bonds for Sisters of Charity
     Healthcare Systems, Series 1994;
     5.25%; 5/15/2014                          1,500,000     1,520,625

                                                             5,525,763
Florida (1.11%)
   Nassau County, Florida Pollution
     Control Rev. Ref. Bonds; ITT
     Rayonier, Inc. Project;
     6.10%; 6/1/2005                          1,000,000     1,057,500
     7.65%; 6/1/2006                          1,265,000     1,286,657

                                                            2,344,157
Georgia (2.44%)
   Effingham County, Georgia Dev.
     Authority Waste Disposal Rev. for
     Fort James Project;  5.63%;  7/1/2018   $3,000,000    $3,037,500
   Fulco, Georgia Hospital Authority Rev.
     Anticipation Cert. for St. Joseph's
     Hospital of Atlanta, Inc.;
     5.50%; 10/1/2014                         2,000,000     2,137,500

                                                            5,175,000
Illinois (14.34%)
   Chicago, Illinois Midway Airport Rev.
     Bonds, Series A, MBIA Insured;
     5.50%; 1/1/2011                          1,500,000     1,586,250
     5.50%; 1/1/2013                            500,000       525,625
   Chicago, Illinois O'Hare International
     Airport Special Fac. Rev. Bonds for
     American Airlines, Inc. Project-A;
     7.88%; 11/1/2025                         6,010,000     6,423,187
   Chicago, Illinois O'Hare International
     Airport Special Fac. Rev. Bonds for
     Lufthansa German Airlines Project;
     7.13%; 5/1/2018                          1,000,000     1,068,750
   City of Chicago, Illinois Adj. Rate Gas
     Supply Rev. Bonds, Series 1985A,
     Peoples Gas Light & Coke Project;
     6.88%; 3/1/2015                          2,800,000     3,055,500
   Illinois Health Fac. Authority Advocate
     Health Care Network, Series B;
     5.25%; 8/15/2018                         2,910,000     2,840,887
   Illinois Health Fac. Authority Ref. Rev.
     Bonds for OSF Healthcare System;
     5.75%; 11/15/2007                        1,000,000     1,061,250
     6.00%; 11/15/2010                          500,000       535,000
     6.00%; 11/15/2013                          500,000       532,500
   Illinois Health Fac. Authority Rev. Bonds,
     Northwestern Memorial Hospital,
     Series 1994A;
     5.60%; 8/15/2006                           500,000       538,125
     5.75%; 8/15/2008                           615,000       660,356
     5.80%; 8/15/2009                           840,000       898,800
     6.10%; 8/15/2014                         1,000,000     1,073,750
   Illinois Health Fac. Authority Rev.
     Bonds for Sarah Bush Lincoln
     Health Center;
     Series 1992; 7.25%; 5/15/2002            2,950,000     3,300,313
     Series 1996B; 6.00%; 2/15/2011           1,000,000     1,077,500
     Series 1996B; 5.50%; 2/15/2016           1,000,000       998,750
   Illinois Health Fac. Authority Rev.
     Bonds for South Suburban Hospital,
     Series 1992;
     7.00%; 2/15/2009                           305,000       353,038
     7.00%; 2/15/2018                           720,000       870,300
   Illinois Health Fac. Authority Rev. Ref.
     Bonds for Advocate Healthcare,
     Series A; 6.75%; 4/15/2012                 680,000       748,000
   Regional Transportation Authority,
     Illinois General Obligation Bonds,
     Series 1994A; 6.25%; 6/1/2015            2,000,000     2,217,500

                                                           30,365,381
Indiana (7.65%)
   City of Mount Vernon, Indiana
     Pollution Control Rev. Bonds for
     Southern Indiana Gas & Electric
     Co. Project; 7.25%; 3/1/2014             $ 700,000   $   740,621
   City of Petersburg, Indiana Pollution
     Control Rev. Bonds, for Indianapolis
     Power & Light Co. Project,
     Series 1993A; 6.10%; 1/1/2016            4,000,000     4,300,000
   Indiana Health Fac. Financing Authority
     Hospital Rev. Bonds, Clarian Health
     Partners, Inc.; 5.50%; 2/15/2009         2,520,000     2,652,300
   Indiana Health Fac. Financing
     Authority Hospital Rev. Ref. Bonds,
     Schneck Memorial Hospital,
     Series 1998;
     4.70%; 2/15/2006                           500,000       501,250
     5.13%; 2/15/2017                           500,000       478,125
   Indiana Health Fac. Financing
     Authority Hospital Rev. Ref. Bonds,
     Welborn Memorial Baptist Hospital,
     Series 1993; 5.63%; 7/1/2023             1,860,000     1,862,325
   Lawrenceburg, Indiana Pollution
     Control Rev. Ref. Bonds, Indiana
     Michigan Power Co. Project,
     Series D; 7.00%; 4/1/2015                1,000,000     1,068,750
     Series E; 5.90%; 11/1/2019               3,220,000     3,312,575
   Warrick County, Indiana
     Environmental Improvement Rev.
     Bonds, Southern Indiana Gas &
     Electric, Series 1993B;
     6.00%; 5/1/2023                          1,190,000     1,282,225

                                                           16,198,171
Iowa (3.00%)
   City of Muscatine, Iowa Electric Rev.
     Ref. Bonds, Series 1986;
     6.00%; 1/1/2006                            150,000       150,364
     5.00%; 1/1/2007                          1,575,000     1,579,048
   Eddyville, Iowa IDR Ref. Bonds,
     Cargill, Inc.
     Project; 5.63%; 12/1/2013                1,000,000(a)  1,036,250
   Iowa Finance Authority Hospital Fac.
     Ref. Rev. Bonds for Jennie
     Edmundson Memorial Hospital;
     7.40%; 11/1/2006                           550,000       608,438
   Iowa Finance Authority Hospital Fac.
     Ref. Rev. Bonds, Iowa Health Systems,
     Series A, MBIA Insured;
     5.13%; 1/1/2028                          3,000,000     2,970,000

                                                            6,344,100
Kentucky (0.90%)
   City of Ashland, Kentucky Sewage
     and Solid Waste Rev. Bonds for
     Ashland, Inc. Project, Series 1995;
     7.13%; 2/1/2022                            750,000       835,312
   City of Ashland, Kentucky Solid
     Waste Rev. Bonds for Ashland
     Oil, Inc. Project, Series 1991;
     7.20%; 10/1/2020                        $1,000,000   $ 1,073,750

                                                            1,909,062
Louisiana (0.98%)
   St. Charles Parish, Louisiana Pollution
     Control Rev. Bonds for Louisiana
     Power & Light Co. Project;
      7.50%; 6/1/2021                         1,950,000     2,084,063

Michigan (3.59%)
   Detroit, Michigan LOC Dev. Financing
     Authority Ref. Bonds, Senior Series A
     Chrysler Corp; 5.20%; 5/1/2010           1,700,000     1,763,750
   Michigan State Hospital Financing
     Authority Hospital Rev. Bonds for
     Detroit Medical Center, Obligated-A;
     5.25%; 8/15/2028                         1,500,000     1,365,000
   Michigan State Hospital Financing
     Authority Hospital Rev. Bonds for
     Detroit Medical Center, Series 1993B;
     5.75%; 8/15/2013                           600,000       594,000
     5.50%; 8/15/2023                         2,000,000     1,897,500
   Michigan State Hospital Financing
     Authority Rev. Ref. Bonds,
     Daughters of Charity Hospital;
     5.25%; 11/1/2015                         1,000,000     1,008,750
   Michigan State Hospital Financing
     Authority Rev. Ref. Bonds,
     Daughters of Charity National Health
     System; 5.50%; 11/1/2005                   900,000       967,500

                                                            7,596,500
Minnesota (0.74%)
   City of Bass Brook, Minnesota Pollution
     Control Rev. Ref. Bonds for
     Minnesota Power & Light Project;
     6.00%; 7/1/2022                          1,500,000     1,567,500

Mississippi (0.24%)
   Grenada County, Mississippi Rev. Ref.
     Bonds, Georgia Pacific Corp. Project;
     5.45%; 9/1/2014                            500,000       501,875

Missouri (1.14%)
   Missouri State Health & Educational
     Fac. Authority Health Fac. Rev.
     Bonds, BJC Health System,
     Series 1994A; 6.75%; 5/15/2012           2,000,000     2,407,500

Montana (1.00%)
   Forsyth, Montana Pollution Control
     Rev. Ref. Bonds, Montana Power
     Co., Colstrip Project, Series 1993A;
     6.13%; 5/1/2023                          2,000,000     2,107,500

Nebraska (0.49%)
   Dawson County, Nebraska Sanitary &
     Improvement General Obligation
     Ref. Bonds; 5.55%; 2/1/2017              1,000,000     1,046,250

Nevada (1.85%)
   Clark County, Nevada IDR Ref.
     Bonds, Nevada Power Co. Project,
     Series 1992C; 7.20%; 10/1/2022          $3,600,000   $ 3,919,500

New Mexico (1.10%)
   City of Lordsburg, New Mexico
     Pollution Control Rev. Bonds
     for Phelps Dodge Corp. Project;
      6.50%; 4/1/2013                         2,150,000     2,322,000

North Carolina (2.26%)
   Martin County, North Carolina
     Industrial Fac. & Pollution Control
     Finance Authority Solid Waste
     Rev. Bonds, Weyerhaeuser;
     5.65%; 12/1/2023                         1,000,000     1,003,750
     6.80%; 5/1/2024                          2,000,000     2,207,500
   Wake County, North Carolina
     Industrial Fac. & Pollution Control
     Finance Authority Rev. Bond,
     Carolina Power & Light Co.;
     6.90%; 4/1/2009                          1,500,000     1,567,455

                                                            4,778,705
North Dakota (0.98%)
   Mercer County, North Dakota
     Pollution Control Rev. Bonds,
     Ottertail Power Co. Project,
     Series 1991; 6.90%; 2/1/2019             1,950,000     2,081,625

Ohio (4.73%)
   Akron Bath Copley, Ohio JT TWP
     Hospital District Rev. Hospital
     Facilities, Summa Health
     Systems, Series A;
     5.38%; 11/15/2018                        5,760,000     5,515,200
     5.38%; 11/15/2024                        1,000,000       945,000
   Lorain County, Ohio Hospital Ref.
     Bonds, Humility Mary Health
     Care, Series A; 5.90%; 12/15/2008        3,270,000     3,552,038

                                                           10,012,238
Oklahoma (1.16%)
   Tulsa Industrial Authority Rev. Bonds,
     St. John Medical Center Project,
     Series 1994;
     6.25%; 2/15/2014                         1,280,000     1,379,200
     6.25%; 2/15/2017                         1,000,000     1,073,750

                                                            2,452,950
Rhode Island (1.49%)
   Rhode Island State Industrial Facilities
     Corp. Marine Term Rev. Bonds,
     Mobil Oil Refining;
     6.00%; 11/1/2014                         2,900,000     3,146,500

South Carolina (4.72%)
   Darlington County, South Carolina
     Pollution Control Rev. Bonds for
     Carolina Power & Light;
     6.60%; 11/1/2010                         1,000,000     1,091,250
   Greenville Hospital System,
     South Carolina Hospital Fac.
     Rev. Ref. Bonds;  6.00%; 5/1/2020        $ 230,000   $   255,587
     Series C; 5.50%; 5/1/2016                2,500,000     2,553,125
   Oconee County, South Carolina
     Pollution Control Rev. Ref. Bonds,
     Duke Energy Corp. Project, Series
     1993; 5.80%; 4/1/2014                    2,000,000     2,132,500
   York County, South Carolina Exempt
     Fac. Industrial Rev. Bonds for
     Hoechst Celanese Project,
     Series 1994; 5.70%; 1/1/2024             2,000,000     2,020,000
   York County, South Carolina Pollution
     Control Rev. Bonds, Bowater, Inc.
     Project; 7.63%; 3/1/2006                 1,700,000     1,946,500

                                                            9,998,962
South Dakota (0.51%)
   Pennington County, South Dakota
     Pollution Control Rev. Ref. Bonds
     for Black Hills Power & Light Co.
     Project; 6.70%; 6/1/2010                 1,000,000     1,073,750

Tennessee (1.00%)
   County of Louden, Tennessee Industrial
     Development Solid Waste;
     6.20%; 2/1/2023                          1,950,000     2,108,437

Texas (11.39%)
   Brazos River Authority, Texas Rev.
     Industrial Bonds Project-A Houston
     Industries, Inc.; 5.13%; 5/1/2019        2,000,000     1,992,500
   Cass County, Texas Industrial
     Dev. Corp. Pollution Control
     Rev. Bonds for International
     Paper Co. - Series B
     5.35%; 4/1/2012                          3,750,000     3,871,875
   Guadalupe-Blanco River Authority,
     Texas Industrial Dev. Corp.
     Pollution  Control Rev., E I Du Pont
     1982 Series A; 6.35%; 7/1/2022           2,500,000     2,765,625
     Gulf Coast Waste Disposal Authority
     Texas Waste Disposal Rev., Valero
     Energy Corp. Project;
     5.70%; 4/1/2032                          2,000,000     2,005,000
   IDC Port of Corpus Christi Rev. Ref.
     Bonds, Port Fac. Rev. Bonds,
     Valero Energy Corp.; 5.13%; 4/1/2009     1,000,000   1,002,500
   IDC Port of Corpus Christi Rev. Ref.
     Bonds, Valero Refining & Marketing
     Co. Project; 5.40%; 4/1/2018             2,000,000     1,970,000
   Matagorda County, Texas
     Navigational District No. 1 Pollution
     Control Rev. Bonds for Central
     Power & Light Co.;
     6.00%; 7/1/2028                          1,000,000     1,047,500
   Milam County, Texas Industrial Dev.
     Corp. Pollution Control Rev. Ref.
     Bonds, Alcoa Project;
     5.65%; 12/1/2012                         2,000,000     2,115,000
Texas (Continued)
   Red River Authority, Texas Pollution
     Control Rev. Bonds, Hoechst
     Celanese Corp. Project;
     5.20%; 5/1/2007                         $2,825,000   $ 2,863,844
   San Antonio Texas Electric & Gas,
     Series A; 4.50%; 2/1/2021                3,715,000     3,403,869
   Tarrant County, Texas Health Fac.
     Dev. Corp., Harris Methodist Health
     System Rev. Bonds; 5.90%; 9/1/2006       1,000,000     1,111,250

                                                           24,148,963
Utah (0.92%)
   Intermountain Power Agency, Utah
     Power Supply, Rev. Ref. Bonds,
     Series 1996D; 5.00%; 7/1/2021            2,000,000     1,942,500

Virginia (2.80%)
   Albemarle County, Virginia IDA
     Hospital Rev. Ref. Bonds, Martha
     Jefferson Hospital; 5.50%; 10/1/2015     1,900,000     1,942,750
   Bedford County, Virginia Industrial Dev.
     Nekoosa Packing Corp., Georgia
     Pacific; 5.60%; 12/1/2025                2,500,000     2,493,750
   Chesapeake, Virginia IDA Rev. Ref.
     Bonds for Cargill, Inc. Project;
     5.88%; 3/1/2013                          1,410,000     1,496,362

                                                            5,932,862
Washington (2.76%)
   City of Seattle, Washington Municipal
     Light and Power Rev. Bonds;
     1993; 5.10%; 11/1/2005                   1,950,000     2,057,250
     1994; 6.63%; 7/1/2016                    1,000,000     1,141,250
     5.00%; 7/1/2018                          1,225,000     1,212,750
     1998; 4.88%; 6/1/2021                    1,500,000     1,440,000

                                                            5,851,250
West Virginia (6.76%)
   Braxton County, West Virginia Solid
     Waste Disposal Rev. Weyerhaeuser
     Co.; 5.40%; 5/1/2025                     2,000,000     1,980,000
   Marshall County, West Virginia
     Pollution Control Rev. Bonds
     for Ohio Power Co. Project;
     Series C; 6.85%; 6/1/2022                1,200,000     1,293,000
     Series D; 5.90%; 4/1/2022                4,500,000     4,764,375
   Pleasants County, West Virgina
     Pollution Control Rev. Bonds
     for Potomac Edison Co.;
     6.15%; 5/1/2015                          2,000,000     2,150,000
   Putnam County, West Virginia
     Pollution Control Rev. Bonds for
     Appalachian Power Co. Project,
     Series C; 6.60%; 7/1/2019                3,875,000     4,131,719

                                                           14,319,094
Wisconsin (2.79%)
   Kaukauna, Wisconsin Pollution
     Control Rev. Ref. Bonds for
     International Paper Co. Project,
     Series A;  5.40%; 5/1/2004              $3,610,000   $ 3,749,887
   Wisconsin Health & Educational
     Fac. Authority Rev. Bonds;
     Series 1995; Franciscan Skemp
     Medical Center, Inc.;
     5.88%; 11/15/2010                        1,000,000     1,076,250
     6.13%; 11/15/2015                        1,000,000     1,078,750

                                                            5,904,887


                Total Long-Term Tax-Exempt Bonds          204,256,407

Other (1.72%)

   Municipal Fund for Temporary Investment -
     Munifund                                 3,650,000     3,650,000


            Total Portfolio Investments (98.18%)          207,906,407



Cash, receivables and other assets,
   net of liabilities (1.82%)                               3,845,492


                      Total Net Assets (100.00%)         $211,751,899



(a)  Restricted security - See Note 4 to the financial statements.


FINANCIAL HIGHLIGHTS
(unaudited)

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL BOND FUND, INC.(a)
Class A shares                                                     1999*         1998         1997        1996         1995

Net Asset Value, Beginning of Period.....................         $11.59        $11.44      $11.17       $11.42      $10.27
Income from Investment Operations:
   Net Investment Income(b)..............................            .35          .71          .75          .76         .78
   Net Realized and Unrealized Gain (Loss) on Investments           (.29)         .16          .33         (.25)       1.16
                        Total from Investment Operations             .06          .87         1.08          .51        1.94
Less Dividends and Distributions:
   Dividends from Net Investment Income..................           (.35)        (.72)        (.81)        (.76)       (.78)
   Distributions from Capital Gains......................           (.03)       --           --           --           (.01)
                       Total Dividends and Distributions            (.38)        (.72)        (.81)        (.76)       (.79)

Net Asset Value, End of Period...........................         $11.27        $11.59      $11.44       $11.17      $11.42

Total Return(c)..........................................            .47%(d)     7.76%       10.15%        4.74%      19.73%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............          $155,111     $148,081     $126,427     $113,437    $106,962
   Ratio of Expenses to Average Net Assets(b)............          1.02%(e)      .95%         .95%         .95%        .94%
   Ratio of Net Investment Income to Average Net Assets..          6.06%(e)     6.19%        6.70%        6.85%       7.26%
   Portfolio Turnover Rate...............................          49.9%(e)     15.2%        12.8%         3.4%        5.1%

PRINCIPAL BOND FUND, INC.(a)
Class B shares                                                     1999*         1998         1997        1996         1995(f)
Net Asset Value, Beginning of Period.....................         $11.58        $11.42      $11.15       $11.41      $10.19
Income from Investment Operations:
   Net Investment Income(b)..............................            .30           .63         .67          .67         .63
   Net Realized and Unrealized Gain (Loss) on Investments           (.29)          .16         .31         (.25)       1.19
                        Total from Investment Operations             .01           .79         .98          .42        1.82
Less Dividends and Distributions:
   Dividends from Net Investment Income..................           (.30)         (.63)       (.71)        (.68)       (.60)
   Distributions from Capital Gains......................           (.03)          --           --           --          --
                       Total Dividends and Distributions            (.33)         (.63)       (.71)        (.68)       (.60)

Net Asset Value, End of Period...........................         $11.26        $11.58      $11.42       $11.15      $11.41

Total Return(c)..........................................            .09%(d)      7.04%       9.20%        3.91%      17.98%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $26,210       $22,466     $13,403      $7,976      $2,708
   Ratio of Expenses to Average Net Assets(b)............         1.77%(e)      1.67%       1.70%        1.69%       1.59%(e)
   Ratio of Net Investment Income to Average Net Assets..         5.31%(e)      5.45%       5.92%        6.14%       6.30%(e)
   Portfolio Turnover Rate...............................         49.9%(e)      15.2%       12.8%         3.4%        5.1%(e)

PRINCIPAL BOND FUND, INC.(a)
Class R shares                                                     1999*         1998         1997         1996(g)
Net Asset Value, Beginning of Period.....................         $11.59        $11.43      $11.16       $11.27
Income from Investment Operations:
   Net Investment Income(b)..............................            .32           .63         .71          .51
   Net Realized and Unrealized Gain (Loss) on Investments           (.29)          .16         .30         (.13)
                        Total from Investment Operations             .03           .79        1.01          .38
Less Dividends and Distributions:
   Dividends from Net Investment Income..................           (.31)         (.63)       (.74)        (.49)
   Distributions from Capital Gains......................           (.03)          --           --           --
                       Total Dividends and Distributions            (.34)         (.63)       (.74)        (.49)

Net Asset Value, End of Period...........................         $11.28        $11.59      $11.43       $11.16

Total Return(c)..........................................            .22%(d)      7.05%       9.49%        3.75%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $15,213       $12,196     $5,976       $525
   Ratio of Expenses to Average Net Assets(b)............         1.56%(e)      1.45%       1.45%        1.28%(e)
   Ratio of Net Investment Income to Average Net Assets..         5.52%(e)      5.66%       6.11%        6.51%(e)
   Portfolio Turnover Rate...............................         49.9%(e)      15.2%       12.8%         3.4%(e)

*  Six months ended April 30, 1999


See accompanying notes.

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL GOVERNMENT SECURITIES INCOME FUND, INC.(a)
Class A shares                                                       1999*         1998         1997        1996         1995

Net Asset Value, Beginning of Period.....................         $11.63        $11.51      $11.26       $11.31      $10.28
Income from Investment Operations:
   Net Investment Income.................................            .35           .70         .70          .70         .71
   Net Realized and Unrealized Gain (Loss) on Investments           (.15)          .12         .29         (.05)       1.02
                        Total from Investment Operations             .20           .82         .99          .65        1.73
Less Dividends from Net Investment Income:...............           (.35)         (.70)       (.74)        (.70)       (.70)

Net Asset Value, End of Period...........................         $11.48        $11.63      $11.51       $11.26      $11.31

Total Return(c)..........................................           1.77%(d)      7.38%       9.23%        6.06%      17.46%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $250,496      $251,455    $249,832     $259,029    $261,128
   Ratio of Expenses to Average Net Assets...............          .85%(e)       .86%        .84%         .81%        .87%
   Ratio of Net Investment Income to Average Net Assets..         5.98%(e)      6.07%       6.19%        6.31%       6.57%
   Portfolio Turnover Rate...............................         22.7%(e)      17.1%       10.8%        25.9%       10.1%

PRINCIPAL GOVERNMENT SECURITIES INCOME FUND, INC.(a)
Class B shares                                                       1999*         1998         1997        1996         1995(f)
Net Asset Value, Beginning of Period.....................         $11.60        $11.50      $11.23       $11.29      $10.20
Income from Investment Operations:
   Net Investment Income.................................            .31           .62         .64          .61         .56
   Net Realized and Unrealized Gain (Loss) on Investments           (.15)          .12         .29         (.05)       1.07
                        Total from Investment Operations             .16           .74         .93          .56        1.63
Less Dividends from Net Investment Income:...............           (.32)         (.64)       (.66)        (.62)       (.54)

Net Asset Value, End of Period...........................         $11.44        $11.60      $11.50       $11.23      $11.29

Total Return(c)..........................................           1.40%(d)      6.60%       8.65%        5.17%      16.07%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $29,190       $24,370     $15,431      $11,586     $4,699
   Ratio of Expenses to Average Net Assets...............         1.55%(e)      1.57%       1.39%        1.60%       1.53%(e)
   Ratio of Net Investment Income to Average Net Assets..         5.28%(e)      5.43%       5.63%        5.53%       5.68%(e)
   Portfolio Turnover Rate...............................         22.7%(e)      17.1%       10.8%        25.9%       10.1%(e)

PRINCIPAL GOVERNMENT SECURITIES INCOME FUND, INC.(a)
Class R shares                                                       1999*         1998         1997       1996(g)
Net Asset Value, Beginning of Period.....................         $11.55        $11.42      $11.21       $11.27
Income from Investment Operations:
   Net Investment Income.................................            .31           .61         .64          .47
   Net Realized and Unrealized Gain (Loss) on Investments           (.15)          .13         .24         (.08)
                        Total from Investment Operations             .16           .74         .88          .39
Less Dividends from Net Investment Income:...............           (.31)         (.61)       (.67)        (.45)

Net Asset Value, End of Period...........................         $11.40        $11.55      $11.42       $11.21

Total Return(c)..........................................           1.36%(d)      6.66%       8.19%        3.76%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $10,559       $8,156      $4,152       $481
   Ratio of Expenses to Average Net Assets...............         1.50%(e)      1.64%       1.79%        1.18%(e)
   Ratio of Net Investment Income to Average Net Assets..         5.33%(e)      5.39%       5.21%        5.84%(e)
   Portfolio Turnover Rate...............................         22.7%(e)      17.1%       10.8%        25.9%(e)

*  Six months ended April 30, 1999



See accompanying notes.

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL HIGH YIELD FUND, INC.(a)
Class A shares                                                       1999*         1998         1997        1996         1995

Net Asset Value, Beginning of Period.....................         $7.63         $8.52       $8.27        $8.06       $7.83
Income from Investment Operations:
   Net Investment Income.................................           .34           .64         .67          .68         .68
   Net Realized and Unrealized Gain (Loss) on Investments           .03          (.88)        .31          .23         .20
                        Total from Investment Operations            .37          (.24)        .98          .91         .88
Less Dividends and Distributions:
   Dividends from Net Investment Income..................          (.32)         (.64)       (.73)        (.70)       (.65)
   Excess Distribution of Net Investment Income(i).......           --           (.01)       --           --           --
                       Total Dividends and Distributions           (.32)         (.65)       (.73)        (.70)       (.65)

Net Asset Value, End of Period...........................         $7.68         $7.63       $8.52        $8.27       $8.06

Total Return(c)..........................................          4.85%(d)     (3.18)%     12.33%       11.88%      11.73%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $32,934       $33,474     $38,239      $28,432     $23,396
   Ratio of Expenses to Average Net Assets...............         1.39%(e)      1.40%       1.22%        1.26%       1.45%
   Ratio of Net Investment Income to Average Net Assets..         8.76%(e)      7.71%       7.99%        8.49%       8.71%
   Portfolio Turnover Rate...............................         78.3%(e)      65.9%       39.2%        18.8%       40.3%

PRINCIPAL HIGH YIELD FUND, INC.(a)
Class B shares                                                       1999*         1998         1997        1996       1995(f)
Net Asset Value, Beginning of Period.....................         $7.59         $8.47       $8.22        $8.05       $7.64
Income from Investment Operations:
   Net Investment Income.................................           .32           .57         .62          .60         .53
   Net Realized and Unrealized Gain (Loss) on Investments           .02          (.87)        .28          .20         .38
                       Total from Investment Operations             .34          (.30)        .90          .80         .91
Less Dividends and Distributions:
   Dividends from Net Investment Income..................          (.29)         (.57)       (.65)        (.63)       (.50)
   Excess Distribution of Net Investment Income(i).......           --           (.01)       --           --           --
                       Total Dividends and Distributions           (.29)         (.58)       (.65)        (.63)       (.50)

Net Asset Value, End of Period...........................         $7.64         $7.59       $8.47        $8.22       $8.05

Total Return(c)..........................................          4.46%(d)     (3.93)%     11.31%       10.46%      12.20%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $8,442        $8,527      $6,558       $2,113      $633
   Ratio of Expenses to Average Net Assets...............         1.97%(e)      2.34%       2.13%        2.38%       2.10%(e)
   Ratio of Net Investment Income to Average Net Assets..         8.18%(e)      6.78%       7.03%        7.39%       7.78%(e)
   Portfolio Turnover Rate...............................         78.3%(e)      65.9%       39.2%        18.8%       40.3%(e)

PRINCIPAL HIGH YIELD FUND, INC.(a)
Class R shares                                                       1999*         1998         1997       1996(g)
Net Asset Value, Beginning of Period.....................         $7.51         $8.40       $8.20        $8.21
Income from Investment Operations:
   Net Investment Income.................................           .31           .57         .62          .46
   Net Realized and Unrealized Gain (Loss) on Investments           .02          (.87)        .26         (.03)
                        Total from Investment Operations            .33          (.30)        .88          .43
Less Dividends and Distributions:
   Dividends from Net Investment Income..................          (.29)         (.58)       (.68)        (.44)
   Excess Distribution of Net Investment Income(i)......    .       --           (.01)       --           --
                       Total Dividends and Distributions           (.29)         (.59)       (.68)        (.44)

Net Asset Value, End of Period...........................         $7.55         $7.51       $8.40        $8.20

Total Return(c)..........................................          4.42%(d)     (3.97)%     11.14%        5.60%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $2,739        $2,734      $1,961       $124
   Ratio of Expenses to Average Net Assets...............         2.11%(e)      2.28%       2.42%        1.59%(e)
   Ratio of Net Investment Income to Average Net Assets..         8.04%(e)      6.84%       6.70%        7.84%(e)
   Portfolio Turnover Rate...............................         78.3%(e)      65.9%       39.2%        18.8%(e)

*  Six months ended April 30, 1999


See accompanying notes.

Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL LIMITED TERM BOND FUND, INC.(a)
Class A shares                                                       1999*         1998         1997       1996(h)
Net Asset Value, Beginning of Period.....................         $9.93         $9.88       $9.89        $9.90
Income from Investment Operations:
   Net Investment Income(b)..............................           .28           .57         .61          .38
   Net Realized and Unrealized Gain (Loss) on Investments          (.13)          .06         .03         (.04)
                        Total from Investment Operations            .15           .63         .64          .34
Less Dividends from Net Investment Income................          (.28)         (.58)       (.65)        (.35)

Net Asset Value, End of Period...........................         $9.80         $9.93       $9.88        $9.89

Total Return(c)..........................................          1.55%(d)      6.57%       6.75%        3.62%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $26,188       $27,632     $20,567      $17,249
   Ratio of Expenses to Average Net Assets(b)............         1.00%(e)       .82%        .90%        .89%(e)
   Ratio of Net Investment Income to Average Net Assets..         5.69%(e)      5.86%       6.20%        6.01%(e)
   Portfolio Turnover Rate...............................         23.5%(e)      23.8%       17.4%        16.5%(e)

PRINCIPAL LIMITED TERM BOND FUND, INC.(a)
Class B shares                                                       1999*         1998         1997       1996(h)
Net Asset Value, Beginning of Period.....................         $9.98         $9.90       $9.89        $9.90
Income from Investment Operations:
   Net Investment Income(b)..............................           .26           .54         .56          .36
   Net Realized and Unrealized Gain (Loss) on Investments           .14           .06         .04         (.05)
                        Total from Investment Operations            .40           .60         .60          .31
Less Dividends from Net Investment Income................          (.52)         (.54)       (.59)        (.32)

Net Asset Value, End of Period...........................         $9.86         $9.98       $9.90        $9.89

Total Return(c)..........................................          1.34%(d)      6.24%       6.31%        3.32%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $2,534        $1,705      $625         $112
   Ratio of Expenses to Average Net Assets(b)............         1.35%(e)      1.22%       1.24%        1.15%(e)
   Ratio of Net Investment Income to Average Net Assets..         5.34%(e)      5.44%       5.84%        5.75%(e)
   Portfolio Turnover Rate...............................         23.5%(e)      23.8%       17.4%        16.5%(e)

PRINCIPAL LIMITED TERM BOND FUND, INC.(a)
Class R shares                                                       1999*         1998         1997       1996(g)
Net Asset Value, Beginning of Period.....................         $9.93         $9.85       $9.88        $9.90
Income from Investment Operations:
   Net Investment Income(b)..............................           .24           .52         .54          .36
   Net Realized and Unrealized Gain (Loss) on Investments          (.13)          .07         .03         (.06)
                        Total from Investment Operations            .11           .59         .57          .30
Less Dividends from Net Investment Income................          (.24)         (.51)       (.60)        (.32)

Net Asset Value, End of Period...........................         $9.80         $9.93       $9.85        $9.88

Total Return(c)..........................................          1.16%(d)      6.12%       6.01%        3.24%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $3,022        $2,034      $606         $83
   Ratio of Expenses to Average Net Assets(b)............         1.60%(e)      1.44%       1.48%        1.40%(e)
   Ratio of Net Investment Income to Average Net Assets..         5.09%(e)      5.21%       5.60%        5.64%(e)
   Portfolio Turnover Rate...............................         23.5%(e)      23.8%       17.4%        16.5%(e)

*  Six months ended April 30, 1999


See accompanying notes.
FINANCIAL HIGHLIGHTS (Continued)
(unaudited)
Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):


PRINCIPAL TAX-EXEMPT BOND FUND, INC.(a)
Class A shares                                                       1999*         1998         1997        1996         1995

Net Asset Value, Beginning of Period.....................         $12.59        $12.38      $12.04       $11.98      $10.93
Income from Investment Operations:
   Net Investment Income.................................            .31           .60         .63          .64         .65
   Net Realized and Unrealized Gain (Loss) on Investments           (.12)          .22         .39          .07        1.05
                        Total from Investment Operations             .19           .82        1.02          .71        1.70
Less Dividends and Distributions:
   Dividends from Net Investment Income..................           (.30)         (.61)       (.68)        (.65)       (.65)
   Distributions from Capital Gains......................           (.01)         --           --           --           --
                       Total Dividends and Distributions            (.31)         (.61)       (.68)        (.65)       (.65)

Net Asset Value, End of Period...........................         $12.47        $12.59      $12.38       $12.04      $11.98

Total Return(c).........................................            1.49%(d)      6.76%       8.71%        6.08%      16.03%

Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $199,617      $204,865    $193,007     $187,180    $179,715
   Ratio of Expenses to Average Net Assets...............          .80%(e)       .83%        .79%         .78%        .83%
   Ratio of Net Investment Income to Average Net Assets..         4.80%(e)      4.83%       5.14%        5.34%       5.67%
   Portfolio Turnover Rate...............................         21.7%(e)       6.6%        8.9%         9.8%       17.6%

PRINCIPAL TAX-EXEMPT BOND FUND, INC.(a)
Class B shares                                                       1999*         1998         1997        1996       1995(f)
Net Asset Value, Beginning of Period.....................         $12.59        $12.39      $12.02       $11.96      $10.56
Income from Investment Operations:
   Net Investment Income.................................            .27           .53         .55          .55         .50
   Net Realized and Unrealized Gain (Loss) on Investments           (.12)          .20         .40          .06        1.38
                        Total from Investment Operations             .15           .73         .95          .61        1.88
Less Dividends and Distributions:
   Dividends from Net Investment Income.................            (.26)         (.53)       (.58)        (.55)       (.48)
   Distributions from Capital Gains.....................            (.01)          --           --           --         --
                       Total Dividends and Distributions            (.27)         (.53)       (.58)        (.55)       (.48)

Net Asset Value, End of Period...........................         $12.47        $12.59      $12.39       $12.02      $11.96

Total Return(c)..........................................           1.18%(d)      6.01%       8.08%        5.23%      17.97%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands)..............         $12,135       $11,419     $7,783       $5,794      $3,486
   Ratio of Expenses to Average Net Assets...............         1.38%(e)      1.43%       1.45%        1.52%       1.51%(e)
   Ratio of Net Investment Income to Average Net Assets..         4.22%(e)      4.22%       4.46%        4.59%       4.78%(e)
   Portfolio Turnover Rate...............................         21.7%(e)       6.6%        8.9%         9.8%       17.6%(e)

*  Six months ended April 30, 1999


See accompanying notes.

Notes to Financial Highlights

(a) Effective January 1, 1998, the following changes were made to the names of the Income Funds:

              Former Fund Name                                       New Fund Name
Princor Bond Fund, Inc.                              Principal Bond Fund, Inc.
Princor Government Securites Income Fund, Inc.       Principal Government Securities Income Fund, Inc.
Princor High Yield Fund, Inc.                        Principal High Yield Fund, Inc.
Princor Limited Term Bond Fund, Inc.                 Principal Limited Term Bond Fund, Inc.
Princor Tax-Exempt Bond Fund, Inc.                   Principal Tax-Exempt Bond Fund, Inc.

(b) Without the Manager's voluntary waiver of a portion of certain of its expenses (see Note 3 to the financial statements) for the periods indicated, the following funds would have had per share net investment income and the ratios of expenses to average net assets as shown:

                                                   Year Ended
                                                    October 31,        Per Share        Ratio of Expenses
                                                      Except        Net Investment       to Average Net         Amount
                                                     as Noted           Income               Assets             Waived

         Principal Bond Fund, Inc.:**
              Class A                                 1998                $.70               1.04%             $121,092
                                                      1997                 .74                .98                41,256
                                                      1996                 .76                .97                22,536
                                                      1995                 .77               1.02                86,018
                                                      1994                 .77               1.09               120,999

              Class B                                 1998                 .62               1.81                26,130
                                                      1997                 .66               1.79                 8,982
                                                      1996                 .67               1.79                 5,874
                                                      1995(b)              .62               1.62(d)                300

              Class R                                 1998                 .61               1.72                25,144
                                                      1997                 .69               1.78                10,427
                                                      1996(e)              .51               1.28(d)                  3

         Principal Limited Term Bond Fund, Inc.:
              Class A                                 1999*                .28               1.08(e)             11,013
                                                      1998                 .55               1.13                76,952
                                                      1997                 .59               1.15                46,271
                                                      1996(f)              .37               1.16(d)             22,716

              Class B                                 1999*                .23               1.92(e)              6,021
                                                      1998                 .47               2.36                11,537
                                                      1997                 .46               3.82                 6,528
                                                      1996(h)              .34               1.94(d)                259

              Class R                                 1999*                .23               2.10(e)              6,053
                                                      1998                 .46               2.22                11,781
                                                      1997                 .43               2.95                 6,831
                                                      1996(g)              .35               1.79(d)                 60

*    Six  Months  ended  April 30,  1999.
** The Manager ceased its waiver of expenses for Principal Bond Fund, Inc. on October 31, 1998.

(c) Total return is calculated without the front-end sales charge or contingent deferred sales charge.
(d)  Total return amounts have not been annualized.
(e)  Computed on an annualized basis.
(f) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995. Certain of the Income Funds' Class B shares recognized net investment income as follows, for the period from the initial purchase of Class B shares on December 5, 1994 through December 8, 1994, none of which was distributed to the sole shareholder, Principal Management Corporation. Additionally, the Income Funds' Class B shares incurred unrealized losses on investments during the initial interim period as follows. This represents Class B share activities of each fund prior to the initial public offering of Class B shares:

                                                     Per Share         Per Share
                                                  Net Investment      Unrealized
                                                      Income            (Loss)


  Principal Bond Fund, Inc.                            $.01              $ --
  Principal Government Securities Income Fund, Inc.     .01              (.02)
  Principal High Yield Fund, Inc.                       .01              (.03)
  Principal Tax-Exempt Bond Fund, Inc.                  --               (.05)

(g) Period from February 29, 1996, date Class R shares first offered to eligible purchasers, through October 31, 1996. The Income Funds' Class R shares recognized no net investment income for the period from the initial purchase by Principal Management Corporation of Class R shares on February 27, 1996 through February 28, 1996. Certain of the Income Funds' Class R shares incurred unrealized losses on investments during the initial interim period as follows. This represents Class R share activities of each fund prior to the initial offering of Class R shares:

                                                               Per Share
                                                           Unrealized (Loss)

   Principal Bond Fund, Inc.                                     $(.03)
   Principal Government Securities Income Fund, Inc.              (.03)
   Principal Limited Term Bond Fund, Inc.                         (.02)

(h) Period from February 29, 1996, date shares first offered to the public, through October 31, 1996. With respect to Class A shares, net investment income, aggregating $.02 per share for the period from the initial purchase of shares on February 13, 1996 through February 28, 1996, was recognized, none of which was distributed to its sole shareholder, Principal Life Insurance Company during the period. Additionally, Class A shares incurred unrealized losses on investments of $.12 per share during the initial interim period. With respect to Class B shares, no net investment income was recognized for the period from initial purchase of shares on February 27, 1996 through February 28, 1996. Additionally, Class B shares incurred unrealized losses on investments of $.02 per share during the initial interim period. This represents Class A share and Class B share activities of the fund prior to the initial public offering of both classes of shares.

(i) Dividends and distributions which exceed investment income and net realized gains for financial reporting purposes but not for tax purposes are reported as dividends in excess of net investment income or distributions in excess of net realized gains on investments. To the extent distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as tax return of capital distributions.


April 30, 1999

STATEMENT OF ASSETS AND LIABILITIES
(unaudited)

                                                              Principal Cash
Management
MONEY MARKET FUND                                               Fund, Inc.

    Assets
    Investment in securities -- at value
       (approximates cost) (Note 1)...........                  $355,406,774
    Cash.............................                              3,765,877
    Receivables:
       Interest ..............................                       541,794
       Capital Shares sold....................                     2,264,890
    Other assets..............................                        27,346

                                 Total Assets                    362,006,681

    Liabilities
    Accrued expenses..........................                       233,622
    Payables:
       Capital Shares reacquired..............                     3,208,205

                            Total Liabilities                      3,441,827

    Net Assets Applicable to
    Outstanding Shares   .....................                  $358,564,854

    Net Assets Consist of:
    Capital Stock.............................                 $   3,585,649
    Additional paid-in capital................                   354,979,205

                             Total Net Assets                   $358,564,854

    Capital Stock (par value: $.01 a share):
    Shares authorized.........................                 2,000,000,000

    Net Asset Value Per Share:
    Class A: Net Assets.......................                  $339,509,079
             Shares issued and outstanding....                   339,509,079
             Net asset value per share........                        $1.000

    Class B: Net Assets.......................                    $4,390,444
             Shares issued and outstanding....                     4,390,444
             Net asset value per share(a).....                        $1.000

    Class R: Net Assets.......................                   $14,665,331
             Shares issued and outstanding....                    14,665,331
             Net asset value per share........                        $1.000


(a) Redemption price per share is equal to net asset value less any applicable contingent deferred sales charge.

     See accompanying notes.


Six Months Ended April 30, 1999

                             STATEMENT OF OPERATIONS
                                   (unaudited)

                                                 Principal Cash Management
MONEY MARKET FUND                                               Fund, Inc.

    Net Investment Income
    Interest income.........................                   $8,598,084

    Expenses:
       Management and investment
          advisory fees (Note 3)............                      737,958
       Distribution and shareholder
          servicing fees (Notes 1 and 3)....                       31,346
       Transfer and administrative
          services (Notes 1 and 3)..........                      279,928
       Registration fees (Note 1)...........                       46,715
       Custodian fees.......................                        4,038
       Auditing and legal fees..............                        2,212
       Directors' fees......................                        3,662
       Other................................                       22,390

                              Total Expenses                    1,128,249

                     Net Investment Income                     $7,469,835


   See accompanying notes.


STATEMENTS OF CHANGES IN NET ASSETS
(unaudited)


                                                 Principal Cash Management
MONEY MARKET FUND                                               Fund, Inc.

                                                 Six Months           Year
                                                    Ended             Ended
                                                  April 30,        October 31,
                                                    1999              1998

    Operations
    Net investment income ..................   $  7,469,835      $   28,360,062

    Dividends to Shareholders from Net
    Investment Income:
       Class A..............................     (7,138,135)        (28,008,033)
       Class B..............................        (73,706)            (70,945)
       Class R ....................                (257,994)           (281,084)

                             Total Dividends     (7,469,835)        (28,360,062)

    Capital Share Transactions (Note 4)
    Shares sold:
       Class A..............................    402,263,011       2,363,859,504
       Class B..............................      4,632,247           5,040,642
       Class R .....................             12,655,514          11,918,726

    Shares issued in reinvestment of dividends:
       Class A..............................      6,920,075          26,466,497
       Class B..............................         70,654              66,630
       Class R ......................               249,825             273,695

    Shares redeemed:
       Class A..............................   (364,591,454)     (2,931,480,148)
       Class B..............................     (3,914,821)         (2,497,006)
       Class R .............................     (8,653,782)         (6,074,611)



       Net Increase (Decrease) in Net Assets
             from Capital Share Transactions     49,631,269        (532,426,071)


                   Total Increase (Decrease)     49,631,269        (532,426,071)

    Net Assets
    Beginning of period.....................    308,933,585         841,359,656

    End of period...........................   $358,564,854      $  308,933,585



   See accompanying notes.


NOTES TO FINANCIAL STATEMENTS
(unaudited)

  Principal Cash Management Fund, Inc.

Note 1 -- Significant Accounting Policies

Principal Cash Management Fund, Inc. (the "Fund") is registered under the Investment Company Act of 1940, as amended, as an open-end diversified management investment company and operates in the mutual fund industry.

A significant portion of the shares issued by Principal Cash Management Fund, Inc. Class A shares has been issued through Principal Financial Securities, Inc. ("PFS"), a previously affiliated broker-dealer. PFS was sold in January, 1998. Subsequent to the sale, assets of PFS clients of approximately $536 million were redeemed.

Shares of the Fund are sold at net asset value; no sales charge applies to purchases of the Fund. Certain purchases of Class A shares of the Fund may be subject to a contingent deferred sales charge ("CDSC") if redeemed within eighteen months of purchase. Class B shares are sold without an initial sales charge, but are subject to a declining ("CDSC") on certain redemptions made within six years of purchase. Class R shares are sold without an initial sales charge and are not subject to a CDSC. Class B shares and Class R shares bear higher ongoing distribution fees than Class A shares. Class B shares automatically convert into Class A shares based on relative net asset value (without a sales charge) seven years after purchase. Class R shares automatically convert into Class A shares based on relative net asset value (without a sales charge) four years after purchase. All classes of shares in the Fund represent interests in the same portfolio of investments, and will vote together as a single class except where otherwise required by law or as determined by the Fund's Board of Directors. In addition, the Board of Directors declares separate dividends on each class.

The Fund allocates daily all income, expenses (other than class-specific expenses), and realized gains or losses to each class of shares based upon the relative proportion of the number of settled shares outstanding of each class. Expenses specifically attributable to a particular class are charged directly to such class. Class-specific expenses charged to each class during the period ended April 30, 1999, which are included in the corresponding captions of the Statement of Operations, were as follows:

                                                Distribution and                   Transfer and
                                           Shareholder Servicing Fees         Administrative Services           Registration Fees
                                          Class A    Class B    Class R    Class A   Class B     Class R    Class A  Class B Class R

  Principal Cash Management Fund, Inc.      N/A      $6,415     $24,931   $133,083     $523      $2,076     $9,443   $5,179   $4,393

The Fund values its securities at amortized cost, which approximates market. Under the amortized cost method, a security is valued by applying a constant yield to maturity of the difference between the principal amount due at maturity and the cost of the security to the fund.

The Fund records investment transactions generally on the trade date. The identified cost basis has been used in determining the net realized gain or loss from investment transactions. Interest income is recognized on an accrual basis.

The Fund may, pursuant to an exemptive order issued by the Securities and Exchange Commission, transfer uninvested funds into a joint trading account. The order permits the Fund's cash balance to be deposited into a single joint account along with the cash of other registered investment companies managed by Principal Management Corporation (the "Manager"). These balances may be invested in one or more short-term instruments.

The Fund declares all net investment income and any realized gains and losses from investment transactions as dividends daily to shareholders of record as of that day. Dividends and distributions to shareholders from net investment income and net realized gain from investments are determined in accordance with federal income tax regulations, which may differ from generally accepted accounting principles. Permanent book and tax basis differences are reclassified within the capital accounts based on their federal tax-basis treatment; temporary differences do not require reclassification. Reclassifications made for the year ended October 31, 1998 were not material.

Dividends and distributions which exceed net investment income and net realized capital gains for financial reporting purposes, but not for tax purposes, are reported as dividends in excess of net investment income or distributions in excess of net realized capital gains. To the extent distributions exceed current and accumulated earnings and profits for federal income tax purposes, they are reported as tax return of capital distributions.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Fund's investments are with various issuers in various industries. The Schedule of Investments contained herein summarizes concentration of credit risk by issuer and industry.

Note 2 -- Federal Income Taxes

No provision for federal income taxes is considered necessary because the fund is qualified as a "regulated investment company" under the Internal Revenue Code and intends to distribute each year substantially all of its net investment income and realized capital gains to shareholders. The cost of investments for federal income tax reporting purposes approximates that used for financial reporting purposes.


Note 3 -- Management Agreement and Transactions With Affiliates

The Fund has agreed to pay investment advisory and management fees to Principal Management Corporation (wholly owned by Princor Financial Services Corporation, a subsidiary of Principal Financial Services, Inc.) computed at an annual percentage rate of the Fund's average daily net assets. The annual rate used in this calculation for the Fund is as follows:

                                                                                  Net Asset Value of Funds
                                                                                        (in millions)
                                                            First           Next            Next            Next            Over
                                                            $100            $100            $100            $100            $400

   Principal Cash Management Fund, Inc.                    0.50%           0.45%           0.40%           0.35%           0.30%

The Fund also reimburses the Manager for transfer and administrative services, including the cost of accounting, data processing, supplies and other services rendered.

For the year ended October 31, 1998, the Manager voluntarily waived a portion of its fee for Class B shares in the amount of $1,343. The Manager ceased its waiver of expenses March 1, 1998.

Princor Financial Services Corporation, as principal underwriter, receives proceeds of any CDSC on certain Class A and Class B share redemptions. The charge is based on declining rates which for Class A shares begin at .75%, and for Class B shares at 4.00%, of the lesser of the current market value or the cost of shares being redeemed. The aggregate amount of these charges retained by Princor Financial Services Corporation for the period ended April 30, 1999, was $2,173 and $31,486 for Fund for Class A and Class B shares, respectively.

No brokerage commissions were paid by the Fund to affiliated broker dealers during the periods.

The Fund adopted a distribution plan with respect to Class B shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to 1.00% of the average daily net assets attributable to Class B shares of the fund. The Fund also adopted a distribution plan with respect to Class R shares that provides for distribution and shareholder servicing fees computed at an annual rate of up to .75% of the average daily net assets attributable to Class R shares of the fund. Distribution and shareholder servicing fees are paid to Princor Financial Services Corporation; a portion of the fees are subsequently remitted to retail dealers. Pursuant to the distribution agreements, fees unused by the principal underwriter at the end of the fiscal year are returned to the Fund. There are no distribution or shareholder servicing fees with respect to Class A shares.

Note 3 -- Management Agreement and Transactions With Affiliates (Continued)

At April 30, 1999, Principal Life Insurance Company, subsidiaries of Principal Life Insurance Company, benefit plans sponsored on behalf of Principal Life Insurance Company and several joint ventures (in each of which a subsidiary of Principal Life Insurance Company is a participant) owned shares of the Fund as follows:

                                            Class A     Class B       Class R

Principal Cash Management Fund, Inc.      25,268,242    31,069         28,711


Note 4 -- Capital Share Transactions

Transactions in Capital Shares were as follows:

                                 Principal Cash
                                   Management
                                   Fund, Inc.

Periods Ended April 30, 1999:
Shares sold:
  Class A  .................................................        382,756,186
  Class B   ................................................          4,632,247
  Class R  .................................................         12,655,514
Shares issued in connection with the acquisition of
Principal  Tax-Exempt Cash Management Fund, Inc.:
  Class A ..................................................         19,506,825
  Class B ..................................................                N/A
  Class R  .................................................                N/A
Shares issued in reinvestment of dividends:
  Class A   ................................................          6,920,075
  Class B   ................................................             70,654
  Class R  .................................................            249,825
Shares redeemed:
Class A   ................................................         (364,591,454)
  Class B   ...............................................          (3,914,821)
  Class R  ................................................          (8,653,782)

                                            Net Increase             49,631,269


Year Ended October 31, 1998:
Shares sold:
  Class A  .................................................      2,363,859,504
  Class B   ................................................          5,040,642
  Class R  .................................................         11,918,726
Shares issued in reinvestment of dividends:
  Class A ..................................................         26,466,497
  Class B ..................................................             66,630
  Class R  .................................................            273,695
Shares redeemed:
  Class A   ................................................     (2,931,480,148)
  Class B   ................................................         (2,497,006)
  Class R  .................................................         (6,074,611)


                                           Net Decrease           (532,426,071)





Note 5 -- Line of Credit

The Fund participates with other funds and portfolios managed by Principal Management Corporation in an unsecured joint line of credit with a bank, which allows the funds to borrow up to $60,000,000, collectively. Borrowings are made solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each fund, based on its borrowings, at a rate equal to the Fed Funds Rate plus .50%. Additionally, a commitment fee is charged at the annual rate of .08% on the average unused portion of the line of credit. The commitment fee is allocated among the participating funds and portfolios in proportion to their average net assets during each quarter. At April 30, 1999, the Fund had no outstanding borrowings under the line of credit.

Note 6 -- Acquisition of Principal Tax-Exempt Cash Management Fund, Inc.

On April 8, 1999, Principal Cash Management Fund, Inc. acquired all the assets and assumed all the liabilities of Principal Tax-Exempt Cash Management Fund, Inc. pursuant to a plan of acquisition approved by shareholders of Principal Tax-Exempt Cash Management Fund, Inc. on April 7, 1999. The acquisition was accomplished by a tax-free exchange of 19,506,825 shares to Principal Cash Management Fund, Inc. (valued at $19,506,825) for the 19,506,825 shares from Principal Tax-Exempt Cash Management Fund, Inc. outstanding on April 8, 1999. The aggregate net assets of Principal Cash Management Fund, Inc. immediately before the acquisition were approximately $355,081,000.


SCHEDULES OF INVESTMENTS




PRINCIPAL CASH MANAGEMENT FUND, INC.

                                        Principal
                                         Amount         Value


Commercial Paper (88.70%)

Asset-Backed Securities (13.84%)
   CXC, INC.;
     4.86%; 5/5/1999                  $4,500,000   $ 4,498,785
     5.40%; 5/6/1999                   1,000,000       999,550
     4.85%; 5/10/1999                  1,000,000       999,057
     4.85%; 5/17/1999                  2,000,000     1,996,220
     4.81%; 5/20/1999                  1,250,000     1,247,161
     4.85%; 5/28/1999                  3,500,000     3,488,212
     4.82%; 6/18/1999                  5,250,000     5,217,666
   Corporate Asset Funding Co.;
     4.85%; 5/3/1999                   3,000,000     3,000,000
     4.84%; 5/10/1999                  2,500,000     2,497,647
     4.85%; 5/12/1999                  1,125,000     1,123,636
     4.85%; 5/13/1999                  3,000,000     2,995,958
     4.80%; 6/22/1999                  2,000,000     1,986,667
     4.80%; 7/19/1999                  4,275,000     4,231,110
   Corporate Receivables Corp.;
     4.85%; 5/4/1999                   2,000,000     1,999,730
     4.83%; 5/7/1999                   2,025,000     2,023,913
     4.85%; 5/10/1999                  4,100,000     4,096,133
     4.85%; 5/26/1999                  1,000,000       996,901
     4.81%; 6/10/1999                  5,250,000     5,223,345
     4.83%; 6/21/1999                  1,002,000       995,413
                                                    49,617,104

Business Credit Institutions (7.65%)
   American Express Credit Corp.;
     4.80%; 12/20/1999                 1,250,000     1,211,500
   Aon Corp.;
     4.86%; 5/13/1999                  1,300,000     1,298,245
     4.85%; 5/17/1999                  4,500,000     4,491,512
     4.82%; 5/24/1999                  3,000,000     2,991,565
     4.85%; 6/1/1999                   3,500,000     3,486,326
   General Electric Capital Corp.;
     4.82%; 6/3/1999                     475,000       473,028
     4.82%; 6/3/1999                     650,000       647,302
     4.81%; 8/9/1999                     500,000       493,453
     4.83%; 8/9/1999                   1,175,000     1,159,551
     4.80%; 8/27/1999                    725,000       713,787
     4.79%; 8/31/1999                  1,000,000       984,033
     4.78%; 9/3/1999                   1,200,000     1,180,402
     4.81%; 9/10/1999                    425,000       417,618
     4.83%; 9/10/1999                    550,000       540,407
     4.82%; 9/13/1999                    750,000       736,645
     4.83%; 9/14/1999                    750,000       736,516
     4.79%; 10/19/1999                   425,000       415,443
     4.81%; 10/19/1999                 1,775,000     1,734,826
     4.78%; 11/5/1999                  1,350,000     1,316,660
     4.88%; 11/23/1999                   675,000       656,334
     4.92%; 11/23/1999                   600,000       583,272
     4.90%; 11/29/1999                   475,000       461,423
     4.82%; 12/10/1999                   725,000       703,548
                                                    27,433,396

Commercial Banks (2.71%)
   J.P. Morgan & Co., Inc.;
     4.85%; 7/12/1999                 $3,625,000   $ 3,590,814
     4.78%; 7/13/1999                  3,250,000     3,219,361
     4.82%; 12/10/1999                 2,000,000     1,940,821
     4.82%; 12/10/1999                 1,000,000       970,411
                                                     9,721,407

Computer & Office Equipment (0.33%)
   Xerox Credit Corp.;
     5.11%; 3/21/2000                  1,200,000     1,199,521

Crude Petroleum & Natural Gas (2.44%)
   Chevron U.K. Investment PLC;
     4.82%; 8/19/1999                  3,475,000     3,424,751
     4.83%; 8/20/1999                  3,000,000     2,956,128
     4.83%; 8/23/1999                  2,400,000     2,363,936
                                                     8,744,815

Crushed & Broken Stone (4.64%)
   Vulcan Materials Co.;
     4.80%; 6/3/1999                   2,000,000     1,991,733
     4.80%; 6/17/1999                  4,000,000     3,976,000
     4.80%; 6/29/1999                  5,500,000     5,458,200
     4.81%; 6/29/1999                  3,680,000     3,651,974
     4.80%; 6/30/1999                  1,575,000     1,562,820
                                                    16,640,727

Cutlery, Handtools &
Hardware (0.62%)
   Stanley Works; 4.78%; 6/24/1999     2,250,000     2,234,465

Department Stores (4.32%)
   Sears Roebuck Acceptance Corp.;
     4.89%; 5/24/1999                  4,250,000     4,237,877
     4.81%; 5/26/1999                  3,300,000     3,289,859
     4.79%; 6/3/1999                   1,150,000     1,145,257
     4.83%; 6/4/1999                   1,100,000     1,095,277
     4.85%; 6/9/1999                   1,750,000     1,741,277
     4.85%; 6/11/1999                  4,000,000     3,978,983
                                                    15,488,530

Drugs (5.17%)
   Receivables Capital Corp.;
     4.86%; 5/4/1999                   2,750,000     2,749,629
     4.86%; 5/5/1999                   1,300,000     1,299,649
     4.86%; 5/5/1999                   4,000,000     3,998,920
     4.86%; 5/6/1999                   4,750,000     4,748,076
     4.85%; 5/7/1999                   3,750,000     3,747,979
     4.82%; 5/21/1999                  1,000,000       997,590
     4.84%; 6/16/1999                  1,000,000       994,085
                                                    18,535,928

Electric Services (0.59%)
   Southern California Edison;
     4.82%; 7/16/1999                  2,150,000     2,128,698

Farm & Garden Machinery (2.86%)
   Caterpillar Financial Services Corp.;
     4.80%; 6/2/1999                     825,000       821,700
     4.83%; 6/18/1999                  2,125,000     2,111,885
     4.83%; 6/18/1999                  3,000,000     2,981,485
     4.83%; 6/25/1999                    650,000       645,378
   Deere & Co.;
     4.80%; 6/14/1999                 $1,000,000   $   994,400
     4.78%; 8/3/1999                     750,000       740,839
     4.80%; 8/13/1999                  2,000,000     1,972,800
                                                    10,268,487

Federally & Federally Sponsored
Credit (0.42%)
   Private Export Funding Corp.;
     4.83%; 6/15/1999                  1,500,000     1,491,346

Investment Offices (3.46%)
   Morgan Stanley Group, Inc.;
     4.85%; 6/2/1999                   3,000,000     2,987,875
     4.83%; 7/8/1999                   2,500,000     2,477,863
     4.83%; 7/9/1999                   5,000,000     4,955,054
     4.83%; 7/29/1999                  2,000,000     1,976,655
                                                    12,397,447

Life Insurance (1.47%)
   American General Corp.;
     4.79%; 5/19/1999                  1,900,000     1,895,955
     4.80%; 5/19/1999                  1,375,000     1,372,067
     4.86%; 6/1/1999                   2,000,000     1,992,170
                                                     5,260,192

Miscellaneous Converted Paper
Products (3.39%)
   Bemis Co., Inc.;
     4.83%; 5/3/1999                   1,375,000     1,375,000
     4.84%; 5/13/1999                  3,275,000     3,270,597
     4.80%; 6/9/1999                   5,000,000     4,975,333
     4.80%; 6/11/1999                  2,550,000     2,536,740
                                                    12,157,670

Miscellaneous Electrical Equipment &
Supplies (5.35%)
   General Electric Co.;
     4.78%; 5/7/1999                   2,500,000     2,498,669
     4.84%; 5/11/1999                  3,100,000     3,096,666
     4.83%; 5/17/1999                  2,750,000     2,744,835
     4.81%; 6/24/1999                  3,100,000     3,078,462
     4.80%; 6/25/1999                  5,750,000     5,709,113
     4.80%; 6/25/1999                  1,500,000     1,489,400
     4.81%; 11/12/1999                   575,000       560,172
                                                    19,177,317

Miscellaneous Investing (4.30%)
   Delaware Funding Corp.;
     4.88%; 5/6/1999                   3,459,000     3,457,593
     4.81%; 5/18/1999                  3,500,000     3,492,985
     4.82%; 5/20/1999                  3,000,000     2,993,172
     4.81%; 6/16/1999                  3,000,000     2,982,363
     4.80%; 6/21/1999                  2,500,000     2,483,667
                                                    15,409,780

Miscellaneous Manufacturers (2.43%)
   Dover Corp.;
     4.82%; 5/11/1999                  2,500,000     2,497,322
     4.83%; 5/12/1999                  4,000,000     3,995,170
     4.80%; 5/25/1999                  2,225,000     2,218,474
                                                     8,710,966

Mortgage Bankers & Brokers (3.44%)
   Countrywide Home Loan, Inc.;
     4.88%; 5/21/1999                  4,500,000     4,489,020
     4.87%; 5/24/1999                    600,000       598,296
     4.81%; 5/26/1999                  2,725,000     2,716,626
     4.83%; 5/27/1999                 $2,000,000   $ 1,993,560
     4.86%; 5/27/1999                  1,000,000       996,760
     4.88%; 5/27/1999                  1,550,000     1,544,957
                                                    12,339,219

Ordinance & Accessories, NEC (0.56%)
   Harsco Corp.; 4.83%; 5/11/1999      2,000,000     1,997,853

Personal Credit Institutions (12.41%)
   Associates Corp. of North America;
     4.93%; 5/3/1999                   2,000,000     2,000,000
     4.82%; 6/15/1999                  1,150,000     1,143,379
   Associates First Capital Corp.;
     4.94%; 5/4/1999                   1,225,000     1,224,832
     4.84%; 5/7/1999                   1,500,000     1,499,193
     4.83%; 5/13/1999                  3,000,000     2,995,975
     4.93%; 5/28/1999                    475,000       473,374
     4.90%; 6/1/1999                     800,000       796,842
     4.85%; 6/11/1999                    450,000       447,636
     4.93%; 6/18/1999                  2,000,000     1,987,401
     4.83%; 7/2/1999                   3,000,000     2,975,850
     4.75%; 7/20/1999                  1,000,000       989,708
   Comoloco, Inc.;
     5.42%; 5/14/1999                  1,200,000     1,198,013
     4.72%; 5/20/1999                  2,500,000     2,494,428
     4.62%; 7/23/1999                  1,250,000     1,237,006
     4.89%; 8/6/1999                   1,500,000     1,480,644
     4.88%; 8/27/1999                    500,000       492,138
     4.80%; 9/17/1999                  1,000,000       981,733
     4.91%; 9/24/1999                  1,500,000     1,470,540
     4.72%; 10/12/1999                 1,200,000     1,174,512
     4.82%; 10/20/1999                   800,000       781,791
     4.73%; 10/22/1999                   700,000       684,181
     4.74%; 10/22/1999                   700,000       684,147
     4.82%; 10/22/1999                   350,000       341,940
     4.80%; 11/9/1999                  1,100,000     1,072,133
     4.82%; 11/16/1999                 1,000,000       973,624
     4.83%; 11/19/1999                 1,000,000       973,167
     4.87%; 11/19/1999                   500,000       486,472
     4.91%; 11/22/1999                   400,000       388,925
     4.85%; 12/3/1999                    750,000       728,377
   General Motors Acceptance Corp.;
     4.82%; 5/10/1999                    375,000       374,649
     4.87%; 5/25/1999                  3,500,000     3,489,584
   Norwest Financial, Inc.;
     5.40%; 5/7/1999                   1,500,000     1,499,100
     4.85%; 6/10/1999                  5,000,000     4,974,403
                                                    44,515,697

Security Brokers & Dealers (5.46%)
   Goldman Sachs Group LP;
     4.82%; 5/28/1999                  5,000,000     4,983,264
     4.85%; 5/28/1999                  1,750,000     1,744,106
     4.90%; 5/28/1999                  1,500,000     1,494,896
     4.83%; 9/17/1999                  2,000,000     1,963,238
     4.84%; 9/17/1999                  2,500,000     2,453,972
     4.83%; 10/14/1999                 2,500,000     2,444,991
     4.82%; 10/28/1999                   800,000       780,934
     4.82%; 10/28/1999                   750,000       732,126
   Merrill Lynch & Co., Inc.;
     4.83%; 6/4/1999                   3,000,000     2,987,120
                                                    19,584,647

Telephone Communication (0.84%)
   Ameritech Capital Funding;
     4.84%; 5/14/1999                 $3,000,000   $ 2,995,563

                          Total Commercial Paper   318,050,775

Bonds (10.42%)

Business Credit Institutions (4.84%)
   American Express Credit Corp.
     Debentures; 8.50%; 6/15/1999        490,000       491,497
   CIT Group Holdings, Inc.
     Notes; 6.25%; 10/25/1999          2,389,000     2,401,464
     Medium-Term Notes;
     5.87%; 12/9/1999                    435,000       436,636
     Senior Notes;
     6.37%; 5/21/1999                  1,000,000     1,000,277
   John Deere Capital Corp.
     Notes; 6.30%; 6/1/1999              800,000       800,283
   Ford Motor Credit Co.
     Debentures; 8.87%; 6/15/1999        500,000       501,741
     9.50%; 4/15/2000                    275,000       285,685
     Notes; 7.25%; 5/15/1999           1,500,000     1,500,670
     7.47%; 7/29/1999                    500,000       502,794
     6.37%; 9/15/1999                  1,075,000     1,079,498
     8.37%; 1/15/2000                    739,000       754,595
     6.37%; 4/15/2000                    325,000       328,137
   General Motors Acceptance Corp.
     Debentures; 8.40%; 10/15/1999     1,990,000     2,017,484
     Notes; 7.12%; 6/1/1999              300,000       300,431
     8.62%; 6/15/1999                    708,000       710,633
     6.15%; 9/20/1999                  1,250,000     1,254,666
     6.05%; 10/4/1999                    450,000       451,423
     7.00%; 3/1/2000                   1,940,000     1,966,441
     9.37%; 4/1/2000                     560,000       580,054
                                                    17,364,409

Department Stores (0.09%)
   Wal-Mart Stores, Inc. Notes;
     6.12%; 10/1/1999                    325,000       326,201

Fire, Marine & Casualty Insurance (0.34%)
   International Lease Finance Corp.
     Notes; 6.12%; 11/1/1999           1,200,000     1,205,455

Miscellaneous Chemical Products (0.09%)
   Dupont EI de Nemours Co.
     Debentures; 9.15%; 4/15/2000        300,000       310,687

Miscellaneous Equipment Rental &
Leasing (0.91%)
   International Lease
    Finance Corp. Notes;
     5.75%; 12/15/1999                 2,760,000     2,769,939
     6.20%; 5/1/2000                     500,000       504,463
                                                     3,274,402

Miscellaneous Food & Kindred
Products (0.06%)
   Heinz (H.J.) Co.; 6.75%; 10/15/1999 $ 222,000   $   223,508

Personal Credit Institutions (3.88%)
   American General Finance Corp.
     Notes; 7.70%; 10/15/1999            475,000       480,344
     7.25%; 4/15/2000                    776,000       789,480
     Senior Notes; 6.87%; 7/1/1999       400,000       400,671
   Associates Corp. of North America
     Notes; 6.75%; 10/15/1999            250,000       251,687
     8.25%; 12/1/1999                  1,230,000     1,251,390
     6.00%; 3/15/2000                  1,710,000     1,720,360
     5.25%; 3/30/2000                    510,000       509,420
     Senior Notes;
     7.25%; 9/1/1999                   1,320,000     1,328,372
   Avco Financial Services, Inc.
     Senior Notes;
     7.25%; 7/15/1999                  2,560,000     2,567,288
     8.50%; 10/15/1999                   650,000       658,753
   Commercial Credit Co. Notes;
     6.00%; 4/15/2000                    300,000       301,639
   Household Finance Corp. Notes;
     7.75%; 6/1/1999                   1,200,000     1,201,784
     8.95%; 9/15/1999                    250,000       253,349
   Norwest Corp. Notes;
     7.62%; 10/15/1999                   500,000       505,380
   Norwest Financial, Inc. Notes;
     6.05%; 11/19/1999                 1,500,000     1,507,336
     7.25%; 3/15/2000                    170,000       172,604
                                                    13,899,857

Security Brokers & Dealers (0.21%)
   Merrill Lynch & Co. Notes;
     8.37%; 2/9/2000                     735,000       751,480

                                     Total Bonds    37,355,999

            Total Portfolio Investments (99.12%)   355,406,774

Cash, receivables and other assets,
   net of liabilities (0.88%)                        3,158,080

                      Total Net Assets (100.00%)  $358,564,854

FINANCIAL HIGHLIGHTS
 (unaudited)
Selected data for a share of Capital Stock outstanding throughout each year ended October 31 (except as noted):

PRINCIPAL CASH MANAGEMENT FUND, INC.(a)
Class A shares                                                 1999*        1998         1997         1996        1995
Net Asset Value, Beginning of Period....................     $1.000       $1.000       $1.000       $1.000      $1.000
Income from Investment Operations:
   Net Investment Income(b).............................       .023         .051         .050         .049        .052
                       Total from Investment Operations        .023         .051         .050         .049        .052

Less Dividends From Net Investment Income...............      (.023)       (.051)       (.050)       (.049)      (.052)

Net Asset Value, End of Period..........................     $1.000       $1.000       $1.000       $1.000      $1.000

Total Return(c).........................................      2.26%(d)     5.10%        4.96%        5.00%       5.36%
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands).............     $339,509     $294,918     $836,072     $694,962    $623,864
   Ratio of Expenses to Average Net Assets(b)...........         .65%(f)      .56%(e)      .63%         .66%        .72%
   Ratio of Net Investment Income to Average Net Assets.        4.47%(f)     5.12%        4.98%        4.88%       5.24%


PRINCIPAL CASH MANAGEMENT FUND, INC.(a)
Class B shares                                                 1999*        1998         1997          1996        1995(g)
Net Asset Value, Beginning of Period....................     $1.000       $1.000       $1.000       $1.000      $1.000
Income from Investment Operations:
   Net Investment Income(b).............................       .020         .042         .041         .041        .041
                       Total from Investment Operations        .020         .042         .041         .041        .041

Less Dividends from Net Investment Income...............      (.020)       (.042)       (.041)       (.041)      (.041)

Net Asset Value, End of Period..........................     $1.000       $1.000       $1.000       $1.000      $1.000

Total Return(c).........................................      1.96%(d)     4.25%        4.05%        4.13%       4.19%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands).............     $4,391       $3,602         $992         $520        $208
   Ratio of Expenses to Average Net Assets(b)...........      1.20%(f)     1.41%(e)     1.47%        1.50%       1.42%(f)
   Ratio of Net Investment Income to Average Net Assets.      3.92%(f)     4.23%        4.08%        4.08%       4.50%(f)


PRINCIPAL CASH MANAGEMENT FUND, INC.(a)
Class R shares                                                 1999*        1998         1997          1996(h)

Net Asset Value, Beginning of Period....................     $1.000       $1.000       $1.000       $1.000
Income from Investment Operations:
   Net Investment Income(b).............................       .021         .046         .044         .030
                       Total from Investment Operations        .021         .046         .044         .030

Less Dividends from Net Investment Income...............      (.021)       (.046)       (.044)       (.030)

Net Asset Value, End of Period..........................     $1.000       $1.000       $1.000       $1.000

Total Return(c).........................................      2.05%(d)     4.56%        4.16%        2.97%(d)
Ratio/Supplemental Data:
   Net Assets, End of Period (in thousands).............     $14,665      $10,414      $4,296       $1,639
   Ratio of Expenses to Average Net Assets(b)...........       1.06%(f)     1.05%(e)    1.26%         .99%(f)
   Ratio of Net Investment Income to Average Net Assets.       4.06%(f)     4.62%       4.40%        4.41%(f)

*  Six months ended April 30, 1999


See accompanying notes.


Notes to Financial Highlights

(a) Effective January 1, 1998, the following changes were made to the names of the Money Market Funds:

                 Former Fund Name                            New Fund Name
   Princor Cash Management Fund, Inc.       Principal Cash Management Fund, Inc.

(b) Without the Manager's voluntary waiver of a portion of certain of its expenses (see Note 3 to the financial statements) for the periods indicated, the Money Market Funds would have had per share net investment income and the ratios of expenses to average net assets as shown:


                                                          Year Ended                         Ratio of
                                                        October 31,         Per Share        Expenses
                                                          Except         Net Investment     to Average          Amount
                                                          as Noted           Income         Net Assets          Waived

     Principal Cash Management Fund, Inc.:*
         Class A                                            1998             $.051               .56%         $   --(e)
                                                            1997              .050               .63              --
                                                            1996              .049               .67              7,102
                                                            1995              .052               .78            296,255
                                                            1994              .031               .90            595,343

         Class B                                            1998              .041              1.49              1,343(e)
                                                            1997              .036              2.14              5,492
                                                            1996              .029              3.94              6,140
                                                            1995(f)           .041              1.63(d)             104

         Class R                                            1998              .046              1.05              --(e)
                                                            1997              .043              1.34              2,441

* The Manager ceased its waiver of expenses for Principal Cash Management Fund, Inc. on March 1, 1998.

(c) Total return is calculated without the front-end sales charge or contingent deferred sales charge.

(d)  Total return amounts have not been annualized.

(e)  Management fee waivers apply to November 1, 1997 through February 28, 1998.

(f)  Computed on an annualized basis.

(g) Period from December 9, 1994, date Class B shares first offered to the public, through October 31, 1995.

(h) Period from February 29, 1996, date Class R shares first offered to eligible purchasers, through October 31, 1996.



PRINCIPAL MUTUAL FUNDS

The Principal Mutual Funds provide a choice of investment objectives through Domestic Growth-Oriented Funds, Internationl Growth-Oriented Funds, Income-Oriented Funds and a Money Market Fund. More complete information about any of the Funds, including charges and expenses, is provided in the Funds' prospectus. A free copy is available from Princor Financial Services Corporation, The Principal Financial Group, Des Moines, Iowa 50392-0200 (telephone 1-800-247-4123). Please read it carefully before you invest or send money.

                              INVESTMENT OBJECTIVE
DOMESTIC GROWTH FUNDS

   Principal Balanced Fund       To seek the generation of a total
                                 return consisting of current income and capital appreciation while assuming reasonable risks in furtherance of this objective.

   Principal Blue Chip Fund      To seek  growth of  capital  and
                                 growth of income by investing primarily in common stocks of well capitalized, established companies.

   Principal Capital Value Fund  To seek  long-term  capital
                                 appreciation  and  a  secondary   objective  of
                                 growth of investment income.

   Principal Growth Fund         To seek  growth  of  capital  with
                                 realization of current income incidental to the objective of growth of capital.

   Principal MidCap Fund         To seek  capital  appreciation  by
                                 investing primarily in securities of emerging and other growth-oriented companies.

   Principal Real Estate Fund    To seek  the  generation  of
                                 total return by investing primarily in equity securities of companies principally engaged in the real estate industry.

   Principal SmallCap Fund       To  seek  long-term  growth  of
                                 capital  by   investing   primarily  in  equity
                                 securities  of  companies  with   comparatively
                                 smaller market capitalizations.

   Principal Utilities Fund      To  seek  current  income  and
                                 long-term growth of income and capital by investing primarily in equity and fixed income securities of companies in the public utilities industry.

INTERNATIONAL GROWTH FUNDS

   Principal  International      To seek long-term growth of capital by
   Emerging Markets Fund         investing primarily in equity securities
                                 of issuers in emerging market countries.

   Principal International Fund  To seek long-term growth of
                                 capital by investing in a portfolio of equity securities of companies domiciled in any of the nations of the world.

   Principal International       To seek long-term growth of capital by
   SmallCap Fund                 investing primarily in equity securities of
                                 non-United States companies  with
                                 comparatively smaller market capitalizations.

INCOME FUNDS

   Principal Bond Fund           To seek as high a level of income as
                                 is consistent with preservation of capital and prudent investment risk.

   Principal Government          To seek a high level of current income,
   Securities Income Fund        liquidity and safety of principal.


   Principal High Yield Fund     To seek high  current  income.
                                 Capital growth is a secondary objective when consistent with seeking high current income.

   Principal Limited Term        To seek a high  level of  current
   Bond Fund                     income  consistent with a relatively high level
                                 of principal stability by investing
                                 in a portfolio of securities with a dollar weighted average maturity of five years or less.

   Principal Tax-Exempt          To seek as high a level of  current
   Bond Fund                     income  exempt  from  federal  taxation  as  is
                                 consistent with preservation of capital.

MONEY MARKET FUND

   Principal Cash                To seek as high a level of current  income
   Management Fund               available  from  short-term  securities  as  is
                                 considered consistent with
                                 preservation of principal and maintenance of liquidity by investing in a portfolio of money market instruments.